As filed with the Securities and Exchange Commission on August 3, 2001


                                       Investment Company Act File No. 811-10415
                                                                       ---------

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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM N-2

                        (CHECK APPROPRIATE BOX OR BOXES)





         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940
             X  Amendment No. __2__



                              ---------------------


                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.
               (Exact name of Registrant as specified in Charter)


                              30 Rockefeller Plaza
                          New York, New York 10112-6300
                    (Address of principal executive offices)

       Registrant's Telephone Number, including Area Code: (212) 632-1584

                              ---------------------

                               c/o MICHAEL S. ROME
                                Managing Director
                                   Lazard LLC
                              30 Rockefeller Plaza
                          New York, New York 10112-6300
                     (Name and address of agent for service)

                                    COPY TO:
                            KENNETH S. GERSTEIN, ESQ.
                            Schulte Roth & Zabel LLP
                                919 Third Avenue
                            New York, New York 10022

--------------------------------------------------------------------------------

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in Registrant may only be made by individuals or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, interests in Registrant.

                  PART A - INFORMATION REQUIRED IN A PROSPECTUS

           PART B - INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL
                                  INFORMATION




     The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the Confidential Memorandum of Lazard Alternative Strategies Fund, L.L.C., which follows.

                                             Memorandum Number: ________________


                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.


                             CONFIDENTIAL MEMORANDUM
                                   AUGUST 2001

                            LAZARD ALTERNATIVES, LLC


                               INVESTMENT ADVISER



                              30 ROCKEFELLER PLAZA
                          NEW YORK, NEW YORK 10112-6300
                                 (212) 632-1584

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY UPON THEIR OWN EXAMINATION OF LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C. AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE LIMITED LIABILITY COMPANY INTERESTS ("INTERESTS") OF LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C. HAVE NOT BEEN REGISTERED WITH, OR APPROVED OR DISAPPROVED BY, THE SECURITIES AND EXCHANGE COMMISSION OR ANY OTHER FEDERAL OR STATE GOVERNMENTAL AGENCY OR REGULATORY AUTHORITY OR ANY NATIONAL SECURITIES EXCHANGE. NO SUCH AGENCY, AUTHORITY OR EXCHANGE HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL MEMORANDUM OR THE MERITS OF AN INVESTMENT IN THE INTERESTS OF LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C. OFFERED HEREBY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


PURSUANT TO AN EXEMPTION FROM THE U.S. COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH POOLS WHOSE PARTICIPANTS ARE LIMITED TO QUALIFIED ELIGIBLE PERSONS, AN OFFERING MEMORANDUM FOR THIS POOL IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A POOL OR UPON THE ADEQUACY OR ACCURACY OF AN OFFERING MEMORANDUM. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS CONFIDENTIAL MEMORANDUM OR THE TERMS OF THE OFFERING FOR THIS POOL.

THE INVESTMENT FUNDS IN WHICH THIS POOL MAY INVEST MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THIS POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO
COMPEL ENFORCEMENT OF THE RULES OR REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THIS POOL MAY BE EFFECTED.

                                TO ALL INVESTORS

          INTERESTS HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR THE SECURITIES LAWS OF ANY OF THE STATES OF THE UNITED STATES. THE OFFERING CONTEMPLATED BY THIS CONFIDENTIAL MEMORANDUM WILL BE MADE IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT FOR OFFERS AND SALES OF SECURITIES THAT DO NOT INVOLVE ANY PUBLIC OFFERING, AND ANALOGOUS EXEMPTIONS UNDER STATE SECURITIES LAWS.


          THIS CONFIDENTIAL MEMORANDUM SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF INTERESTS IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT AUTHORIZED OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER, SOLICITATION OR SALE. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS CONCERNING LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C. THAT ARE INCONSISTENT WITH THOSE CONTAINED IN THIS CONFIDENTIAL MEMORANDUM. PROSPECTIVE INVESTORS SHOULD NOT RELY ON ANY INFORMATION NOT CONTAINED IN THIS CONFIDENTIAL MEMORANDUM OR THE EXHIBITS HERETO.


          THIS CONFIDENTIAL MEMORANDUM IS INTENDED SOLELY FOR THE USE OF THE PERSON TO WHOM IT HAS BEEN DELIVERED FOR THE PURPOSE OF EVALUATING A POSSIBLE INVESTMENT BY THE RECIPIENT IN THE INTERESTS DESCRIBED HEREIN, AND IS NOT TO BE REPRODUCED OR DISTRIBUTED TO ANY OTHER PERSONS (OTHER THAN PROFESSIONAL ADVISERS OF THE PROSPECTIVE INVESTOR RECEIVING THIS DOCUMENT).


          PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CONFIDENTIAL MEMORANDUM AS LEGAL, TAX OR FINANCIAL ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS OR HER OWN PROFESSIONAL ADVISERS AS TO THE LEGAL, TAX, FINANCIAL OR OTHER MATTERS RELEVANT TO THE SUITABILITY OF AN INVESTMENT IN LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C. FOR SUCH INVESTOR.

          THESE SECURITIES ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE LIMITED LIABILITY COMPANY AGREEMENT OF LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C., THE 1933 ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR UP TO TWO (2) YEARS FROM THE DATE THAT A REPURCHASE REQUEST HAS BEEN MADE BY AN INVESTOR.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----


SUMMARY OF TERMS..............................................................1

SUMMARY OF COMPANY EXPENSES..................................................14

THE COMPANY..................................................................15

USE OF PROCEEDS..............................................................15

INVESTMENT PROGRAM...........................................................15

CERTAIN RISK FACTORS.........................................................22

STRUCTURE....................................................................37

BOARD OF MANAGERS AND OFFICERS...............................................37

LAZARD ALTERNATIVES AND LF&CO................................................39

VOTING.......................................................................42

CONFLICTS OF INTEREST........................................................43

BROKERAGE....................................................................47

FEES AND EXPENSES............................................................48

CAPITAL ACCOUNTS AND ALLOCATIONS.............................................49

SUBSCRIPTION FOR INTERESTS...................................................54

REDEMPTIONS, REPURCHASES OF  INTERESTS AND TRANSFERS.........................56

TAX ASPECTS..................................................................61

ERISA CONSIDERATIONS.........................................................77

ADDITIONAL INFORMATION AND SUMMARY OF LIMITED LIABILITY COMPANY AGREEMENT....79

                                SUMMARY OF TERMS


          The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the limited liability company agreement of Lazard Alternative Strategies Fund, L.L.C. (the "Company Agreement"), each of which should be read carefully and retained by any prospective investor.

THE COMPANY                 Lazard  Alternative  Strategies  Fund,  L.L.C.  (the
                            "Company")  is  a  newly  formed  Delaware   limited
                            liability  company,  registered under the Investment
                            Company Act of 1940, as amended (the "1940 Act"), as a closed-end, non-diversified, management investment company.


                            The Company is a specialized investment vehicle that may be referred to as a registered private investment company. It is similar to an unregistered private investment company in that (i) interests in the Company ("Interests") are sold in comparatively large minimum denominations in a private placement solely to high net worth individuals and institutional investors, and thus are restricted as to transfer; and (ii) the capital accounts of persons who purchase Interests ("Members") are subject to both asset-based charges and performance-based allocations in connection with the Company's activities. Unlike a private investment company, but like other registered investment companies, the Company has registered under the 1940 Act to be able to offer its Interests without limiting the number of investors that can participate in the Company's investment program.


INVESTMENT PROGRAM          The  Company's  investment  objective  is  long-term
                            capital  appreciation.  The Company seeks to achieve
                            its  objective  through  the  allocation  of capital
                            among  select   alternative   asset   managers  (the
                            "Portfolio  Managers")  or the  funds  they  operate
                            ("Portfolio Funds"). The Investment Adviser (defined
                            below)  is  not  bound  by  any  fixed  criteria  in
                            allocating   capital  to   Portfolio   Managers   or
                            Portfolio Funds. The Portfolio  Managers may utilize
                            diverse   investment   strategies,   which  are  not
                            generally  managed  against  traditional  investment
                            indices.   The   Investment   Adviser   will  select
                            Portfolio  Managers  based on a number  of  factors,
                            including,  but not limited to, portfolio management
                            experience,  strategy style, historical performance,
                            risk    management     processes,     administrative
                            capabilities and diversification among the Company's
                            other  investments.  The  Investment  Adviser of the
                            Company  believes  that   "alternative"   investment
                            approaches  that  are  diversified   among  multiple
                            strategies, asset classes, regions, industry sectors and securities provide potential to enhance return and reduce risk as compared to traditional investments in the U.S.
                            stock and bond markets.


                            The Investment Adviser selects Portfolio Managers that will pursue specialized investment strategies outside of traditional investment styles. These strategies are expected to include, but are not limited to, event driven, long/short, relative value and tactical trading. The Investment Adviser anticipates that the Company's assets will be allocated among approximately 15 to 35 Portfolio Managers.


                            Portfolio Managers will generally invest in marketable securities, although the Portfolio Funds in which the Company invests will not themselves be marketable. The securities in the Portfolio Funds are expected to include U.S. and foreign equity and debt securities, commodities, money market instruments, foreign currencies, options, futures contracts, forward contracts and other derivative instruments. The Company will hold ancillary liquid assets in short-term investments, including money market funds, U.S. government securities, commercial paper, certificates of deposit and bankers' acceptances.

                            The Investment Adviser may invest up to 15% (determined at the time such investment is made) of the Company's net assets in Portfolio Funds, including other "fund-of-funds," managed by the Investment Adviser or its affiliates ("Affiliated Funds"). (SEE "Conflicts of Interest.") Such investments will only be made, if at all, upon the Company obtaining any necessary exemptive relief from the Securities and Exchange Commission (the "SEC").


POTENTIAL BENEFITS OF
INVESTING IN THE COMPANY    An investment  in the Company will enable  investors
                            to invest with a group of Portfolio  Managers  whose
                            services   generally   are  not   available  to  the
                            investing  public,  whose  investment  funds  may be
                            closed  from  time to time to new  investors  or who
                            otherwise may place  stringent  restrictions  on the
                            number  and type of  persons  whose  money they will
                            manage.  An  investment  in the  Company  will  also
                            enable  investors to invest with a cross-section  of
                            Portfolio  Managers  without having to meet the high
                            minimum   investment   requirements  that  Portfolio
                            Managers typically would impose on investors.

                            The Investment Adviser believes that by investing among a carefully selected group of Portfolio Managers, employing a variety of investment strategies, the Company may be able to reduce the volatility inherent in a direct investment with a single Portfolio Manager.


FEES AND EXPENSES           Lazard Alternatives, LLC, the investment adviser and
                            investment  manager  to  the  Company   (hereinafter
                            referred to as the  "Investment  Adviser" or "Lazard
                            Alternatives")   provides  certain   management  and
                            administrative services to the Company, including, among other things, providing office space and other support services to the Company. In consideration for these services, the Company will pay Lazard
                            Alternatives a management fee, payable in advance on the first day of each quarter, equal to 0.25% (1% on an annualized basis) of the Company's net assets
                            (the "Management Fee"). With respect to capital contributions received by the Company other than at the beginning of a quarter, such contributions will be charged a prorated Management Fee as a percentage of the remainder of the quarter divided by the full quarter.

                            The Company bears its own expenses, including, but not limited to: taxes; organizational, registration, offering and investment-related expenses (E.G., fees and expenses charged by the Portfolio Managers and Portfolio Funds, placement fees, interest on indebtedness, custodial fees, bank service fees, other expenses related to the purchase, sale or transmittal of Company investments, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts) relating to investments); administrative expenses; legal expenses; internal and external accounting, audit and tax preparation expenses; corporate licensing; fees and travel-related expenses of members of the Company's Board of Managers who are not "interested persons," as defined by the 1940 Act, of the Company (the "Independent Managers"); costs of insurance; and other expenses associated with the operation of the Company. (SEE "Fees and Expenses.")

ALLOCATION OF PROFIT
AND LOSS The net profits and net losses of the Company (including, without limitation, net realized gain or loss and the net change in unrealized appreciation or depreciation of securities positions) will be credited to, or debited against, the capital accounts of Members at the end of each Allocation Period (defined below) in accordance with their respective investment percentages for such period. Net profits or net losses will be measured as the net change in the value of the net assets of the Company (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses during an Allocation Period), before giving effect to any repurchases by the Company of Interests or portions thereof, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.


                            An Allocation Period will begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each fiscal year, (2) the last day of each taxable year,
                            (3) the day preceding the date on which a contribution to the capital of the Company is made,
                            (4) the day on which the Company repurchases any Interest or portion of an Interest of any Member, or
                            (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date. (SEE "Capital Accounts and Allocations - Allocation of Net Profits and Net Losses.")


INCENTIVE ALLOCATION        Generally  at  the  end  of  each  fiscal  year,  an
                            incentive  allocation of 10% of the net profits,  if
                            any, that have been credited to the capital  account
                            of a Member  during the fiscal  year (an  "Incentive
                            Allocation")  will  be  debited  from  the  Member's
                            capital  account and credited to the Special  Member
                            Account (defined  below);  PROVIDED,  HOWEVER,  that
                            such  Incentive  Allocation  will only be payable if
                            the  percentage  increase  in the  Member's  capital
                            account  balance  during such fiscal  year,  or such
                            lesser   period   corresponding   to  such  Member's
                            investment,   (adjusted  for  any  contributions  or
                            withdrawals  during the fiscal year) attributable to
                            the net  profits  credited to the  Member's  capital
                            account during such period (before reduction for the
                            Incentive Allocation) exceeds the "Hurdle Rate." The
                            Hurdle  Rate is the average of the  month-end  LIBOR
                            rates (defined  below) reported during the Company's
                            fiscal year by the British Bankers  Association and,
                            with  respect  to  the   Company's   first  year  of
                            operation,  the average of the month-end LIBOR rates
                            for the period  beginning  as of the day
                            the Company  commenced  operations and ending on the
                            Company's  fiscal year end,  and with respect to any
                            Member  making  any  investment  other  than  at the
                            beginning  of the fiscal  year,  such lesser  period
                            corresponding  to the  Member's  investment.  "LIBOR
                            rates"  means  the   non-reserve   adjusted   London
                            Interbank  Offered  Rates for U.S.  Dollar  deposits
                            having  a  3-month   term.   LIBOR   rates  are  not
                            compounded from year to year.


                            Notwithstanding the foregoing, in determining the Incentive Allocation for a Current Year (defined below), net losses allocated to a Member for the immediately prior fiscal year (the "Prior Year") are taken into account. For any Member who had net losses allocated to his capital account in the Prior Year ("Loss Member"), no Incentive Allocation will be made for the then Current Year until the net profits equal the net losses (as adjusted for withdrawals) allocated to the Loss Member in the Prior Year. An Incentive Allocation will be made from the capital account of a Loss Member solely with respect to the amount of the net profits allocated in the Current Year that exceeds the amount of the net losses (as adjusted for withdrawals) allocated in the Prior Year. For purposes of determining the Incentive Allocation, a Current Year is a fiscal year.

                            In the event that the Company is terminated other than at the Company's fiscal year-end, or if the effective date of a Member's withdrawal is other than at the Company's fiscal year-end, then for purposes of determining the Incentive Allocation for the Current Year, net profits or losses, as the case may be, and the Hurdle Rate shall be determined for the period from the first day of such Current Year through the termination date or such Member's withdrawal date. (SEE "Capital Accounts and Allocations - Incentive Allocation.")

RISK FACTORS                An investment in the Company  involves a high degree
                            of risk,  including  the risk that the entire amount
                            invested may be lost.  The Company also has specific
                            risks  relating to the  strategies  and  investments
                            undertaken by the Portfolio Managers.  The Portfolio
                            Managers  selected by the  Investment  Adviser  will
                            invest in and actively  trade  securities  and other
                            financial  instruments using a variety of strategies
                            and   investment   techniques   that   may   involve
                            significant risks,  including the risks arising from
                            the   volatility   of  the   equity,   fixed-income,
                            commodity  and  currency   markets,   the  risks  of
                            borrowings  and short sales,  the risks arising from
                            leverage  associated  with
                            trading   in   the    equities,    currencies    and
                            over-the-counter ("OTC") derivatives markets, the illiquidity of derivative instruments and the risk of loss from counterparty defaults. No guarantee or representation is made that the investment program of the Company or any Portfolio Manager will be successful, that the various Portfolio Managers selected will produce positive returns or that the Company will achieve its investment objective.

                            As a non-diversified investment company, there are no percentage limitations imposed by the 1940 Act on the portion of the Company's assets that may be invested in the securities of any one issuer. As a result, the Company's investment portfolio may be subject to greater risk and volatility than if investments were required to be made in the securities of a broad range of issuers. The Company, however, will not invest in the securities of any one Portfolio Fund if, as a result, more than 20% of the Company's net assets would be invested in that Portfolio Fund.

                            Each Portfolio Manager generally will charge the Company an asset-based fee, and typically all of the Portfolio Managers will receive performance-based allocations. The asset-based fees of the Portfolio Managers are generally expected to range from 1% to 2% of net assets and the performance-based allocations of the Portfolio Managers are generally expected to range from 15% to 25% of net profits. These fees and allocations are in addition to those charged by the Company.

                            The performance-based allocation received by a Portfolio Manager may create an incentive for the Portfolio Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because a performance-based allocation will generally be calculated on a basis that includes unrealized appreciation of a Portfolio Fund's assets, the performance-based allocation may be greater than if it were based solely on realized gains.

                            In  addition,   the  Incentive  Allocation  that  an
                            affiliate of the Investment Adviser is entitled to receive gives rise to similar risks.

                            There  are  special  tax  risks  associated  with an
                            investment in the Company. (SEE "Certain Risk Factors - General Risks - Distributions to Members and Payment of Tax Liability.")

                            The Company is a newly formed entity and has no operating history upon which investors can evaluate its performance. However, the personnel of the
                            Investment Adviser responsible for managing the Company's investment portfolio have substantial experience in managing investment companies and other investment funds having investment programs similar to that of the Company. In addition, the Company intends to invest primarily with Portfolio Managers that have established track records.

                            Interests will not be traded on any securities exchange or other market and are subject to substantial restrictions on transfer. Although the Company may offer to repurchase Interests from time to time, a Member may not be able to liquidate its Interest for up to two years. (SEE "Certain Risk Factors," "Tax Aspects," and "Redemptions, Repurchases of Interests and Transfers.")


                            INVESTING  IN A  MULTI-MANAGER  FUND,  SUCH  AS  THE
                            COMPANY,    INVOLVES   ADDITIONAL   SPECIAL   RISKS,
                            INCLUDING THE FOLLOWING:


                            The Portfolio Funds will not be registered as investment companies under the 1940 Act and, therefore, the Company will not have the benefit of the investor protections provided by the 1940 Act with respect to the Portfolio Funds. Although the Investment Adviser will receive detailed information from each Portfolio Manager regarding its historical performance and investment strategy, in most cases the Investment Adviser has little or no means of independently verifying this information. A Portfolio Manager may use proprietary investment strategies that are not fully disclosed to the Investment Adviser, which may involve risks under some market conditions that are not anticipated by the Investment Adviser.

                            An investor who meets the conditions imposed by the Portfolio Managers, including investment minimums that may be higher than $500,000, could invest directly with the Portfolio Managers. In addition, by investing in the Portfolio Funds indirectly through the Company, investors bear asset-based fees and performance-based allocations at both the Company level and the Portfolio Fund level. Similarly, investors bear a proportionate share of the fees and expenses of the Company (including operating costs and administrative fees) and, indirectly, similar expenses of the Portfolio Funds.

                            Each Portfolio Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Company generally. Accordingly, a Portfolio Manager with positive investment performance may receive compensation from the Company, and thus indirectly from investors, even if the Company's overall returns are negative.

                            Investment decisions of the Portfolio Funds are made by the Portfolio Managers independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold by another Portfolio Fund. Consequently, the Company could indirectly incur certain transaction costs without accomplishing any net investment result.

                            Since  the  Company  may  make  investments  in,  or
                            withdrawals from, the Portfolio Funds only at certain times pursuant to limitations set forth in the governing documents of the Portfolio Funds, the Company from time to time may have to invest a greater portion of its assets temporarily in money market securities than it otherwise might invest; may have to borrow money to repurchase Interests; and may not be able to withdraw its investment in a Portfolio Fund promptly after it has made a decision to do so.

                            Portfolio Funds may have the right to pay redemptions of their interests in-kind. Thus, upon the Company's withdrawal of all or a portion of its interest in a Portfolio Fund, the Company may receive securities that are illiquid or difficult to value. In these circumstances, the Investment Adviser would seek to dispose of these securities in a manner that is in the best interests of the Company.


MANAGEMENT                  The Board of Managers of the Company  (the "Board of
                            Managers")  has  overall   responsibility   for  the
                            management and  supervision of the operations of the
                            Company.  The initial  Managers serving on the Board
                            of Managers have been elected by the  organizational
                            Member of the Company  (who is  affiliated  with the
                            Investment   Adviser).   By  signing   the   Company
                            Agreement, each Member will be deemed to have voted for the election of each of the initial Managers.
                            Any vacancy in the position of Manager may be filled by the remaining Managers, or, if required by the 1940 Act, by a vote of a plurality of those Members present at a meeting of the Members at which a quorum of Members is present in person or by proxy. (SEE "Board of Managers and Officers" and "Voting.")

LAZARD ALTERNATIVES
AND LF&CO.                  The investment adviser is Lazard Alternatives,  LLC,
                            a subsidiary of Lazard Freres & Co. LLC  ("LF&Co."),
                            a  New  York  limited  liability   company.   LF&Co.
                            provides  financial  services to both  institutional
                            and private clients,  including, but not limited to,
                            asset  management,   investment  banking,  corporate
                            finance,  alternative  investments  and real  estate
                            finance.   LF&Co.'s  asset  management  division  is
                            Lazard  Asset   Management   ("LAM"),   which  is  a
                            registered  investment  adviser with the SEC. With a
                            truly  global  presence,   LAM,  together  with  its
                            affiliates, offers its clients a multitude of asset management services and, as of June 30, 2001, invests approximately $70.4 billion in assets for institutions and individuals around the world. (SEE
                            "Lazard Alternatives and LF&Co.")

                            Lazard Alternative Strategies Holdings, LLC, an affiliate of the Investment Adviser (the "Special Member"), holds a non-voting special member interest (the "Special Member Account") in the Company for the purpose of receiving the Incentive Allocation. The Special Member may also invest in the Company, in which case it will hold a separate Interest. (SEE "Capital Accounts and Allocations - Incentive Allocation" and "Additional Information and Summary of Limited Liability Company Agreement - Member Interests.")

                            Lazard Alternatives is registered as an "investment adviser" under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). In addition, Lazard Alternatives is registered as a "commodity trading adviser" and a "commodity pool operator" with the Commodity Futures Trading Commission ("CFTC") and National Futures Association ("NFA"), and in connection therewith is exempt with respect to the Company from certain of the disclosure, reporting and record-keeping requirements under the Commodity Exchange Act of 1974, as amended ("CEA"), pursuant to Rule 4.7 thereunder. (SEE "Lazard Alternatives and LF&Co.")

                            The Company will enter into an investment advisory agreement (the "Investment Advisory Agreement") with Lazard Alternatives under which Lazard Alternatives will provide discretionary investment advice to the Company. The Investment Advisory Agreement will be effective for an initial term expiring two years from the date of its execution and may be continued in effect from year to year thereafter if the continuance is approved annually by the Board of Managers, including the vote of a majority of the Independent Managers. The Board of Managers may terminate the Investment Advisory Agreement on 60 days' prior written notice to the Investment Adviser. (SEE "Lazard Alternatives and LF&Co.")

                            Lazard Alternatives also will serve as the manager of the Company. The Company will enter into a management agreement (the "Management Agreement") with Lazard Alternatives under which Lazard Alternatives will provide management and administrative services to the Company in exchange for the Management Fee. The Management Agreement will be effective for an initial term expiring two years from the date of its execution and may be continued in effect from year to year thereafter if the continuance is approved annually by the Board of Managers, including the vote of a majority of the Independent Managers. The Board of Managers may terminate the Management Agreement on 60 days' prior written notice to Lazard Alternatives. (SEE, "Lazard Alternatives and LF&Co.")

CONFLICTS OF INTEREST       The investment activities of the Investment Adviser,
                            the   Portfolio   Managers   and  their   respective
                            affiliates for their own accounts and other accounts they manage may give rise to conflicts of interest which may disadvantage the Company. (SEE "Conflicts of Interest.")

                            The Investment Adviser serves as the investment adviser of Lazard Diversified Strategies Fund, PLC. (the "Offshore Fund"), a closed-end investment company incorporated in Ireland that has an investment program that is substantially the same as that of the Company, as well as other investment funds with investment strategies substantially similar to those of the Company.

SUBSCRIPTION FOR INTERESTS  The  minimum  initial  investment  in the Company is
                            $500,000 and the minimum additional investment in the Company is $100,000, subject to the discretion of the Board of Managers to accept initial and additional investments in lesser amounts. The Board of Managers may accept initial and additional subscriptions for Interests by eligible investors as of the first business day of each month. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date and require the investor to submit a completed subscription document before the acceptance date. The Board of Managers reserves the right to reject any subscription for Interests in the Company and may, in its sole discretion, suspend subscriptions for Interests at any time. Because the Company may generate "unrelated business taxable income" with respect to tax-exempt investors, charitable remainder trusts may not want to purchase Interests.

PLACEMENT AGENT             LF&Co. acts as the non-exclusive placement agent for
                            the Company, without special compensation from the Company, and will bear its own costs associated with its activities as placement agent. The Board of Managers may terminate LF&Co. as Placement Agent upon 30 days' prior written notice. LF&Co. (subject to the approval of the Board of Managers) may delegate any of its duties, functions or powers as placement agent to unaffiliated third-parties to act as sub-placement agents for the Company. The Company will not bear any costs associated with any such arrangements. (SEE "Subscription for Interests -
                            Placement Agents.")

SALES CHARGE                Investors  purchasing Interests may be charged sales
                            commissions of up to 3%, on a fully disclosed basis, of the amount transmitted in connection with their subscriptions for Interests. (SEE "Subscription for Interests - Sales Charge.")

INITIAL CLOSING DATE        The  initial  closing  date  for   subscriptions  of
                            Interests  is  anticipated  to be September 1, 2001.
                            The Company, in its sole discretion, may postpone the closing date for up to 90 days.

TRANSFER RESTRICTIONS       Interests  in the  Company  held by  Members  may be
                            transferred only (i) by operation of law pursuant to
                            the death, bankruptcy,  insolvency or dissolution of
                            a   Member   or   (ii)   under    certain    limited
                            circumstances,  with  the  consent  of the  Board of
                            Managers  (which  may be  withheld  in its  sole and
                            absolute  discretion  and is expected to be granted,
                            if at all,  only under  extenuating  circumstances).
                            The Board of Managers  generally will not consent to
                            a transfer  unless the following  conditions,  among
                            others,  are met:  (i) the  transferring  Member has
                            been a Member  for at  least  six  months;  (ii) the
                            proposed  transfer  is to be made  on the  effective
                            date  of an  offer  by  the  Company  to  repurchase
                            Interests;   and   (iii)  the   transfer   does  not
                            constitute  a change in  beneficial  ownership.  The
                            foregoing permitted  transferees will not be allowed
                            to become substituted Members without the consent of
                            the Board of Managers,  which may be withheld in its
                            sole and absolute discretion. A Member who transfers
                            an  Interest  may be  charged  reasonable  expenses,
                             including attorneys' and accountants' fees, incurred by the Company in connection with the transfer. (SEE "Redemptions, Repurchases of Interests and Transfers - Transfers of Interests.")

WITHDRAWALS AND REPURCHASES
OF INTERESTS BY THE COMPANY  No  Member  will  have  the  right to  require  the
                             Company to re-deem its Interest. The Company may from time to time offer to repurchase Interests pursuant to written tenders by Members. Repurchases will be made at such times and on such terms as may be determined by the Board of Managers, in its sole discretion. In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers will consider the recommendation of the Investment Adviser. The Investment Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at December 31, 2001. Thereafter, the Investment Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members twice each year, effective as of June 30th and December 31st of each year. The Board of Managers will also consider the following factors, among others, in making this determination: (i) whether any Members have requested to tender Interests or portions thereof to the Company; (ii) the liquidity of the Company's assets; (iii) the investment plans and working capital requirements of the Company; (iv) the relative economies of scale with respect to the size of the Company; (v) the history of the Company in repurchasing Interests or portions thereof; (vi) the economic condition of the securities markets; and (vii) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof. (SEE "Redemptions, Repurchases of Interests and Transfers - No Right of Redemption" and "- Repurchases of Interests.")

                             The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request, in accordance with the terms of the Company Agreement, to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years after the request.

SUMMARY OF TAXATION          Counsel to the Company  will render an opinion that
                             the Company  will be treated as a  partnership  and
                             not as an association  taxable as a corporation for
                             Federal income tax
                             purposes.  Counsel to the Company  also will render
                             its opinion that, under a "facts and circumstances"
                             test set forth in  regulations  adopted by the U.S.
                             Treasury  Department,   the  Company  will  not  be
                             treated as a "publicly traded partnership" taxable as a corporation. Accordingly, the Company should not be subject to Federal income tax, and each Member will be required to report on its own annual tax return such Member's distributive share of the Company's taxable income or loss.

                             If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation (as a result of a successful challenge to the opinions rendered by counsel to the Company or otherwise), the taxable income of the Company would be subject to corporate income tax and any distributions of profits from the Company would be treated as dividends. (SEE "Tax Aspects.")

ERISA PLANS AND OTHER
TAX-EXEMPT ENTITIES          Investors subject to the Employee Retirement Income
                             Security  Act of 1974,  as amended  ("ERISA"),  and
                             other  tax-exempt  entities  (each  a  "tax-exempt"
                             entity)  may  purchase  Interests.   The  Portfolio
                             Managers may utilize  leverage in  connection  with
                             their trading activities.  Therefore,  a tax-exempt
                             Member may incur income tax liability  with respect
                             to  its  share  of  the  net  profits   from  these
                             leveraged  transactions  to  the  extent  they  are
                             treated  as  giving  rise  to  "unrelated  business
                             taxable   income."  The  Company  will  provide  to
                             tax-exempt Members such accounting information they require to report their "unrelated business taxable income" for income tax purposes.

                             Investment in the Company by tax-exempt entities requires special consideration. Trustees or administrators of these entities are urged to carefully review the matters discussed in this Confidential Memorandum. (SEE "ERISA Considerations.")

TERM The Company's term is perpetual unless the Company is otherwise terminated under the terms of the Company Agreement.

REPORTS TO MEMBERS           The  Company  will  furnish  to  Members as soon as
                             practicable  after the end of each taxable year the
                             information  that is necessary for them to complete
                             Federal  and  state   income  tax  or   information
                             returns, along with any other tax information required by law. However, a Portfolio Manager's delay in providing this information to the Company could delay the

                             Company's   preparation  of  tax   information  for
                             investors, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Company's annual report. (SEE "Certain Risk Factors
                             - Special Risks of Multi-Manager Structure.") The Company will send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the fiscal period for which the report is being made. Members will also be sent quarterly reports regarding the Company's operations during each quarter.

FISCAL YEAR                  For accounting purposes, the 12-month period ending
                             December 31st of each year will be the fiscal year.
                             The first fiscal year of the Company will commence on the date of the initial closing and will end on December 31, 2001. For tax purposes, the 12-month period ending December 31 of each year will be the taxable year of the Company.

                           SUMMARY OF COMPANY EXPENSES


          The following table illustrates the expenses and fees that the Company expects to incur and that Members can expect to bear directly or indirectly.

MEMBER TRANSACTION EXPENSES
    Maximum sales load (percentage of purchase amount).. 3.00% (1)
    Maximum redemption fee.............................. None
ANNUAL EXPENSES (as a percentage of net
  assets attributable to Interests)
    Management Fee..................................... 1.00%
    Incentive Allocation (to the Special Member)....... 10.0% of net profits (2)
    Other expenses..................................... 1.25%
                                                        -----
     Total annual expenses (other than Incentive
       Allocations and interest expense)................ 2.25%

(1) In connection with initial and additional investments, investors may be charged by their brokers, on a fully disclosed basis, sales commissions of up to 3% of the amounts transmitted in connection with their subscriptions.

(2) Generally at the end of each fiscal year, an incentive allocation of 10% of the net profits, if any, that have been credited to the capital account of a Member during the fiscal year (an "Incentive Allocation") will be debited from the Member's capital account and credited to the capital account of the Special Member; provided, however, that an Incentive Allocation will only be payable if the percentage increase in the Member's capital account balance during such fiscal year or such lesser period corresponding to such Member's investment (adjusted for any contributions or withdrawals during the fiscal year) attributable to the net profits credited to the Member's capital account during such period (before the reduction for the Incentive Allocation) exceeds the "Hurdle Rate." The Hurdle Rate is the average of the month-end LIBOR rates reported during the Company's fiscal year by the British Bankers Association and, with respect to the Company's first year of operation, the average of the month-end LIBOR rates for the period beginning as of the day the Company commenced operations and ending on the Company's fiscal year end (or such lesser period corresponding to the Member's investment). An Incentive Allocation will be charged to a Member only to the extent that the amount of the net profits allocated in the current fiscal year with respect to the Member exceeds the amount of the net losses (as adjusted for withdrawals) with respect to the Member allocated in the prior fiscal year.


          The purpose of the table above is to assist prospective investors in understanding the various costs and expenses Members will bear directly or indirectly. "Other expenses," as shown above, is an estimate based on anticipated contributions to the Company and anticipated expenses for the first year of the Company's operations, and includes professional fees and other expenses that the Company will bear directly, including fees paid to the Company's administrator and custody fees and expenses. For a more complete description of the various fees and expenses of the Company, see "Fees and Expenses," "Additional Information and Summary of Limited Liability Company Agreement - Custodian" and "Subscription For Interests."

EXAMPLE                                               1 YEAR   3 YEARS   5 YEARS
-------                                               ------   -------   -------

You would pay the following expenses on a $150,000**
investment,  assuming a 5% annual return which
exceeds LIBOR (Excludes sales load):                  $4,118   $12,627   $21,516

The Example is based on the expenses set forth above and should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown. Moreover, the rate of return of the Company, may be greater or less than the hypothetical 5% return used in the Example.

--------
** On an investment of $1,000, the Example would be as follows:

EXAMPLE                                               1 YEAR   3 YEARS   5 YEARS
-------                                               ------   -------   -------

You would pay the following expenses on a $1,000
investment, assuming a 5% annual return which
exceeds LIBOR (Excludes sales load):                     $27       $84      $143

                                   THE COMPANY

          Lazard   Alternative   Strategies  Fund,  L.L.C.  (the  "Company")  is
registered under the Investment Company Act of 1940 (the "1940 Act") as a non-diversified, closed-end management investment company. The Company was organized as a limited liability company under the laws of Delaware on May 31, 2001, and has no operating history. The Company's principal office is located at 30 Rockefeller Plaza, New York, New York 10112-6300 and its telephone number is
(212) 632-1584. Lazard Alternatives, LLC, a subsidiary of Lazard Freres & Co. LLC ("LF&Co."), a New York limited liability company, serves as the Company's investment adviser and manager (hereinafter referred to as the "Investment Adviser" or "Lazard Alternatives") pursuant to an investment advisory agreement under which it directs the Company's investment program and pursuant to a management agreement under which it provides management and administrative services to the Company. Responsibility for the overall management and supervision of the operations of the Company is vested in the individuals who serve as the Board of Managers of the Company (the "Board of Managers"). (See "Board of Managers and Officers.") Investors who acquire interests in the Company ("Interests") in the offering being made hereby will become members of the Company ("Members").

                                 USE OF PROCEEDS

                  The Company expects that the proceeds from the sale of Interests, excluding the amount of any sales commissions paid by investors and net of the Company's organizational expenses, will be used to implement the Company's investment program and objective as soon as practicable, consistent with market conditions, after receipt of the proceeds by the Company.



                               INVESTMENT PROGRAM

INVESTMENT OBJECTIVE

                  The objective of the Company is to achieve long-term capital appreciation. The Company seeks to achieve its objective through the allocation of capital among select alternative asset managers (the "Portfolio Managers") or the funds they operate ("Portfolio Funds"). The Company will primarily invest in Portfolio Funds which are unregistered funds.

                  1.       INVESTMENT STRATEGY

                  By diversifying both the approach according to which its assets are invested and the types of instruments in which they are invested, the Company seeks to achieve performance results that are less volatile in both rising and falling markets than investments made according to a single approach or with a focus on a single type of instrument such as equities, debt or commodities. The Investment Adviser is not bound by any fixed criteria in allocating capital to Portfolio Managers. Portfolio Managers are given broad flexibility to take long or short positions in accordance with the market environment, employ leverage and use derivative instruments. The Company considers allocating assets to Portfolio Managers and Portfolio Funds operating in all global markets. The Investment Adviser expects to reallocate the Company's assets in response to changes in market values and Portfolio Manager performance. The Investment Adviser will aim to maintain a portfolio of investments that demonstrates a balance of strategies, markets, risks and types of money managers.

                  The strategy of the Company and the strategies of the Portfolio Managers, even if implemented according to design, may not produce the performance results anticipated by the Investment Adviser or the Portfolio Managers. Accordingly, there can be no assurance that the Company's investment objective will be attained.

IDENTIFICATION OF STRATEGIES, SELECTION OF PORTFOLIO MANAGERS AND ALLOCATION PROCEDURE

EVALUATION AND SELECTION OF PROSPECTIVE PORTFOLIO MANAGERS AND STRATEGIES

                  The Investment Adviser will follow certain general guidelines in choosing the Portfolio Managers. While the Investment Adviser will attempt to apply such guidelines consistently, the guidelines involve the application of qualitative and quantitative criteria, and therefore the selection of the Portfolio Managers is a fundamentally subjective process. The use of the selection guidelines may be modified at the discretion of the Portfolio Manager.

                  The selection guidelines will be as follows:

                  FILTERING PORTFOLIO MANAGER CANDIDATES. The objective of the filtering process is to identify a group of high quality Portfolio Managers for further review by the Investment Adviser. The Investment Adviser will use a variety of information sources to identify prospective investments, including, but not limited to, industry contacts, databases, prime brokers, proprietary resources and the Lazard global network. These sources are expected to narrow down the investable universe from over 6,000 funds to a universe of less than 1,400 funds.

                  INTERVIEWS, EVALUATIONS AND SELECTION OF PORTFOLIO MANAGERS. The Investment Adviser will seek to obtain more detailed information about the Portfolio Managers in order to assess whether they are suitable for investment by the Company and to reduce overall investment risk to the Company. The Investment Adviser generally will conduct a number of interviews and other due diligence prior to making an investment. Where possible, the Investment Adviser will verify the information collected with supplemental interviews and data collected from sources unrelated to the Portfolio Managers. During the due diligence process, the Investment Adviser will evaluate the following:

                    (i) ability of the Portfolio Manager to generate returns within specific risk parameters;

                    (ii) stability of Portfolio Manager's investment process and its ability to sustain returns;

                    (iii)expertise  of the  Portfolio  Manager's  firm  and  its employees;

                    (iv) differentiating factors that give the Portfolio Manager an investment edge;

                    (v) infrastructure of the firm from research to trading to operations;

                    (vi) risk  control  procedures,  both  from a  business  and investment standpoint; and

                    (vii) overall business organization.

                  By combining historical quantitative analysis with a sound knowledge of these key qualitative attributes, the Investment Adviser will attempt to forecast the proposed Portfolio Manager's potential for generating sustainable positive risk-adjusted returns under a wide variety of market conditions. This investment analysis exercise is an invaluable step in building a portfolio that meets the risk/return objectives set forth by the Investment Adviser.

                  PORTFOLIO CONSTRUCTION. The Investment Adviser will seek to construct a portfolio of Portfolio Managers that is broadly diversified across strategies, markets and types of securities. The Investment Adviser anticipates that the Company's assets will be allocated among 15 to 35 Portfolio Managers. The Company will not hold interests in a Portfolio Fund that would constitute 5% or more of the Portfolio Fund's voting securities. The Company may purchase non-voting securities of Portfolio Funds or contractually forego its right to vote on any matter that requires the approval of the investors of the Portfolio Fund, to permit it to invest more of its assets in Portfolio Funds deemed desirable by the Investment Adviser. Notwithstanding the foregoing, the Company will not invest in a Portfolio Fund or with a Portfolio Manager if, as a result, more than 20% of the value of the Company's net assets would be invested in the securities of any one Portfolio Fund or with any one Portfolio Manager in any one Portfolio Account (defined below) relationship. The Investment Adviser will seek to use a variety of Portfolio Managers that trade in diverse markets, utilize different trading strategies, construct varying types of portfolios and layer capital in a manner that is consistent with the risks embedded in their trading philosophy. The Investment Adviser will monitor the risk exposure of each of the Portfolio Managers and attempt to remain diversified across strategies, geographic sectors, financial markets and industries.

                  MONITORING OF PORTFOLIO MANAGERS AND REALLOCATION. The day-to-day management of the Company's allocations and investments will be delegated to the Investment Adviser which, in its discretion, will undertake transactions on behalf of the Company within the parameters set forth herein. The Investment Adviser will monitor Portfolio Managers through a combination of weekly and/or monthly net asset value updates, position reports and periodic phone calls and visits. The Investment Adviser will utilize its proprietary software packages to analyze risk and perform stress and scenario analyses. The Investment Adviser will evaluate any changes in a Portfolio Manager's investment strategy or organizational structure to seek to determine if such changes may lead to diminished returns for the Company. The Investment Adviser will also rely on its experience to make qualitative assessments about the current risk conditions that each Portfolio Manager and the Company may face.

                  The performance of each Portfolio Manager that is managing assets for the Company typically will be compared with the Investment Adviser's expectations of such Portfolio Manager. The reasons for reducing or withdrawing entirely the capital allocated to a Portfolio Manager may include, without limitation:

                  (i) the identification by the Investment Adviser of a preferable alternative for investing the capital;

                 (ii)    a  change  in  the  Portfolio   Manager's  strategy  or
                         personnel;

                (iii)    a significant  change in the amount of assets under the
                         Portfolio   Manager's   management  that  may  cause  a
                         dilution of the expected return;

                 (iv) the development of a conflict of interest or legal issue restricting the scope of a relationship with the Company or the Investment Adviser;

                  (v) a decline in the potential for gains on investment in the Portfolio Manager's market niche;

                 (vi)    a failure of the Portfolio Manager to meet expectations
                         of,   or   adhere  to   restrictions   on,   activities
                         established by the Investment Adviser;

                (vii) the reduction in exposure of the Portfolio Manager's strategy in the Company; or

               (viii) any other reason or determination reached by the Investment Adviser, in its discretion.

                  The Investment Adviser will allocate the Company's assets among Portfolio Managers employing various investment strategies by investing in Portfolio Funds. Portfolio Managers will generally invest in marketable securities, although the Portfolio Funds in which the Company invests will not themselves be marketable. The securities in Portfolio Funds are expected to include U.S. and foreign equity and debt securities, commodities, money market instruments, foreign currencies, options, futures contracts, forward contracts and other derivative instruments. Although it is anticipated that the investment strategies described below will represent the primary strategies of the Portfolio Managers selected by the Company, the Company will not be limited in the types of strategies that it may select or the types of investment activities in which they may engage (except insofar as the investment restrictions of the Company limit the investment activities used in the Portfolio Accounts (as defined below)). Accordingly, the Company may consider investment in Portfolio Funds that pursue a wide range of investment or other market strategies, including activities not described herein, to the extent that the Investment Adviser deems appropriate.

                  The Company has the power to borrow for cash management and investment purposes, as determined by the Investment Adviser. Leverage will be utilized primarily for cash management purposes, including in the anticipation of additional subscriptions and to fund redemptions. Leverage is subject to the restrictions detailed under "Investment Program - Investment Policies and Restrictions" below. Additionally, leverage may be used by Portfolio Funds in their respective investment programs. Use of leverage by Portfolio Funds and Portfolio Accounts may take the form of trading on margin, investing in derivative instruments that are inherently leveraged, and entering into other forms of direct or indirect borrowings.


                  The strategies employed by the Portfolio Managers may include, but are not limited to:

                  EVENT-DRIVEN. These strategies rely on the anticipated occurrence of particular corporate events, such as mergers and acquisitions or bankruptcy. The profitability of these investments depends on the timely conclusion of the anticipated event and the realization of expected valuations. Because investments are situation-specific, returns are relatively unaffected by the movements of markets, although supply of opportunities in particular styles may be impacted by market conditions. Strategy styles falling within this style include distressed securities, merger arbitrage and special situations such as spin-offs, restructurings and recapitalizations.

                  LONG/SHORT. Long/Short strategies combine long positions in a portfolio of securities with short positions in other securities in order to reduce, but not eliminate, exposure to price levels in the market. Long/Short strategies aim at seizing opportunities in both rising and falling markets. Long/Short strategies cover a wide range of risk and return combinations. The returns from these strategies, while driven primarily by security selection, are often more highly correlated with benchmark indices than other hedge fund strategies due to a bias toward net exposure practiced by most Portfolio
Managers. These strategies are predominantly used in equity markets and typically involve some level of leverage applied to the long portfolio. Futures and options on equity indices can be used to establish short exposure and manage risk. Strategy styles included in this category are long/short equities, short-selling only and stock picking.

                  RELATIVE VALUE. Relative Value Portfolio Managers seek to exploit disparities in pricing relationships between instruments with similar pricing characteristics. Quantitative security selection techniques are often used to identify and capture profits from mis-priced securities and to reduce risk by balancing long and short market exposures. The residual risk created by this process is a spread position whose management requires an understanding of the factors determining the spread. Relative Value strategies are not dependent on the general direction of market movements, and often involve arbitrage techniques. The returns tend to have low correlations relative to benchmark indices. Several strategies are included in this style: fixed-income arbitrage, convertible bond arbitrage, statistical arbitrage, volatility arbitrage and equity market neutral investing.

                  TACTICAL TRADING. Tactical trading strategies speculate on the direction of prices of equities, bonds, currencies and commodities in cash and derivatives. The returns from these types of strategies can be volatile given the liberal use of leverage, often enhanced with derivatives, and the "outright" or un-hedged nature of the positions. The correlation of returns with traditional benchmarks tends to be low. Tactical trading strategies can be either system-driven or discretionary. System-driven Portfolio Managers deploy trend-following and other computer-driven models based on technical analysis of price data, while discretionary Portfolio Managers rely more on fundamental analysis, though technicals are not ignored. In either case, the Portfolio Managers' skill is in timing the entry and exit of their positions. Global macro hedge funds and commodity trading advisors (CTAs) fall into this category.


                  The Investment Adviser may invest up to 15% (determined at the time such investment is made) of the Company's net asset value in Portfolio Funds, including "fund-of-funds", managed by the Investment Adviser or its affiliates ("Affiliated Funds"). An investment in Affiliated Funds will be made only if the Investment Adviser independently determines that such Affiliated Funds meet the investment strategy of the Company. Investors will be charged management fees and incentive fees by such Affiliated Funds. The Management Fee and Incentive Allocation described herein may not be waived for such investments. Such investments will only be made, if at all, upon the Company obtaining necessary exemptive relief from the Securities and Exchange Commission (the "SEC").

                  The Company will hold  ancillary  liquid  assets in short term
investments,   including  U.S.  government   securities,   money  market  funds,
commercial paper, certificates of deposit and bankers' acceptances.


                  The Company currently intends to invest its assets primarily in the Portfolio Funds. However, the Company also may invest its assets directly by entering into investment advisory agreements granting Portfolio Managers discretionary investment authority to manage a portion of the Company's assets on a managed account basis (a "Portfolio Account"). In addition, to facilitate the efficient investment of the Company's assets, a separate investment vehicle may be created for a Portfolio Manager in which the Portfolio Manager serves as general partner and the Company is the sole limited partner. The Company's participation in any such arrangement, if at all, will be subject to the requirement that the Portfolio Manager be registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the Company's contractual arrangements with the Portfolio Manager will be subject to the requirements of the 1940 Act applicable to investment advisory contracts.

INVESTMENT POLICIES AND RESTRICTIONS

                  The Company has adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company's outstanding voting securities (as defined by the 1940 Act). The Company's fundamental investment restrictions are as follows:

                  (1) The Company will not invest 25% or more of the value of its total assets in the securities (other than U.S. Government securities) of issuers engaged in any single industry. The foregoing restriction shall not apply to the Company's investment in money market instruments or money market funds. This restriction also does not apply to the Company's investments in Portfolio Funds.

                  (2) The Company will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders, to finance portfolio transactions and engage in other transactions involving the issuance by the Company of "senior securities" representing indebtedness, and
                           (b) the Company may borrow money from banks for temporary or emergency purposes or in connection with repurchases of, or tenders for, Interests.

                  (3) The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the disposition of its portfolio securities.

                  (4) The Company will not make loans of money or securities to other persons, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company's investment policies.

                  (5) The Company will not purchase or sell commodities or commodity contracts, except that it may purchase and sell futures contracts (including financial futures contracts, index futures contracts or securities index futures contracts) and related options and other contracts (including foreign currency forward, futures and options contracts) and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts. This restriction shall not apply to the Company to the extent that it purchases or sells commodities or commodity contracts through Portfolio Accounts.

                  (6) The Company will not purchase or sell real estate or interests therein, except that it may invest in securities of issuers engaged in the real estate industry and may invest in securities secured by real estate or interests therein. This restriction shall not apply to the Company to the extent that it purchases or sells real estate or interests therein through Portfolio Accounts.

                  The investment objective of the Company is also fundamental and may not be changed without a vote of a majority of the Company's outstanding voting securities. Except as otherwise indicated, the Company's investment policies and restrictions are not fundamental and may be changed without a vote of the Members.

                  Under the 1940 Act, the vote of a majority of the outstanding voting securities of an investment company, such as the Company, means the vote, at an annual or a special meeting of the security holders of the Company duly called, (A) of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy or (B) of more than 50% of the outstanding voting securities of the company, whichever is less.



                  With respect to these investment restrictions, and other policies described in this Confidential Memorandum, the Company will not look through the Portfolio Funds to their underlying securities. However, the Company will look through to the underlying investments of Portfolio Accounts and of any separate investment vehicles in which the Company is the sole limited partner in determining compliance with its investment restrictions and investment policies. If a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.

                  The Investment Adviser will not cause the Company to make loans to, or to receive loans from, the Investment Adviser or its affiliates, except to the extent permitted by the 1940 Act or as otherwise permitted by applicable law. The Company may effect brokerage transactions, if any, through the affiliates of the Investment Adviser, subject to compliance with the 1940 Act. (SEE "Conflicts of Interest" and "Brokerage.")

                  THE COMPANY'S INVESTMENT PROGRAM IS SPECULATIVE AND ENTAILS SUBSTANTIAL RISKS. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S OR THE PORTFOLIO FUNDS' INVESTMENT OBJECTIVES WILL BE ACHIEVED OR THAT THEIR INVESTMENT PROGRAMS WILL BE SUCCESSFUL. IN PARTICULAR, EACH PORTFOLIO MANAGER'S USE OF LEVERAGE, SHORT SALES AND DERIVATIVE TRANSACTIONS, AND LIMITED DIVERSIFICATION CAN, IN CERTAIN CIRCUMSTANCES, RESULT IN SIGNIFICANT LOSSES TO THE COMPANY. INVESTORS SHOULD CONSIDER THE COMPANY AS A SUPPLEMENT TO AN OVERALL INVESTMENT PROGRAM AND SHOULD INVEST ONLY IF THEY ARE WILLING TO UNDERTAKE THE RISKS INVOLVED. INVESTORS COULD LOSE SOME OR ALL OF THEIR INVESTMENT.

                              CERTAIN RISK FACTORS

                  AN INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK THAT THE ENTIRE AMOUNT INVESTED MAY BE LOST. The Company allocates assets to Portfolio Managers and invests in Portfolio Funds that invest in and actively trade securities and other financial instruments using a variety of strategies and investment techniques with significant risk characteristics, including the risks arising from the volatility of the equity, fixed-income, commodity and currency markets, the risks of borrowings and short sales, the risks arising from leverage associated with trading in the equities, currencies and OTC derivatives markets, the illiquidity of derivative instruments and the risk of loss from counterparty defaults. No guarantee or representation is made that the investment program will be successful. The Company and the Portfolio Funds may utilize leverage which can, in certain circumstances, substantially increase the adverse impact to which the Company's investment portfolio may be subject. Prospective investors should consider the following additional factors in determining whether an investment in the Company is a suitable investment.

INVESTMENT-RELATED RISKS

                  GENERAL ECONOMIC AND MARKET CONDITIONS. The success of the Company's activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of securities prices and the liquidity of the Company's investments. Unexpected volatility or illiquidity could impair the Company's profitability or result in losses.

                  HIGHLY VOLATILE MARKETS. The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which a Portfolio Fund's assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Such intervention often is intended directly to influence prices and may, together with other factors, cause all of such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. A Portfolio Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.


                  RISKS OF SECURITIES ACTIVITIES. All securities investing and trading activities risk the loss of capital. While the Investment Adviser will attempt to moderate these risks, there can be no assurance that the Company's investment activities will be successful or that Members will not suffer losses. The following discussion sets forth some of the more significant risks associated with the Portfolio Managers' style of investing:


                  EQUITY SECURITIES. The value of equity securities may fluctuate in response to specific situations for each company, industry market conditions, and general economic environments. Portfolio Funds and Portfolio Accounts may acquire long and short positions in listed and unlisted common equities, preferred equities and convertible securities of U.S. and foreign issuers. (SEE "Non-U.S. Investments" below.) Portfolio Funds may invest in equity securities regardless of market capitalization, including micro and small cap companies. The securities for smaller companies may involve more risk and their prices may be subject to more volatility.

                  CONVERTIBLE SECURITIES. Convertible securities are bonds, debentures, notes, preferred stocks or other securities that may be converted into or exchanged for a specified amount of common stock of the same or different issuer within a particular period of time at a specified price or formula. A convertible security entitles the holder to receive interest that is generally paid or accrued on debt or a dividend that is paid or accrued on preferred stock until the convertible security matures or is redeemed, converted or exchanged. Convertible securities have unique investment characteristics in that they generally (i) have higher yields than common stocks, but lower yields than comparable non-convertible securities, (ii) are less subject to fluctuation in value than the underlying common stock due to their fixed-income characteristics and (iii) provide the potential for capital appreciation if the market price of the underlying common stock increases.

                  The value of a convertible security is a function of its "investment value" (determined by its yield in comparison with the yields of other securities of comparable maturity and quality that do not have a conversion privilege) and its "conversion value" (the security's worth, at market value, if converted into the underlying common stock). The investment value of a convertible security is influenced by changes in interest rates, with investment value declining as interest rates increase and increasing as interest rates decline. The credit standing of the issuer and other factors may also have an effect on the convertible security's investment value. The conversion value of a convertible security is determined by the market price of the underlying common stock. If the conversion value is low relative to the investment value, the price of the convertible security is governed principally by its investment value. To the extent the market price of the underlying common stock approaches or exceeds the conversion price, the price of the convertible security will be increasingly influenced by its conversion value. A convertible security generally will sell at a premium over its conversion value by the extent to which investors place value on the right to acquire the underlying common stock while holding a fixed-income security. Generally, the amount of the premium decreases as the convertible security approaches maturity.

                  A convertible security may be subject to redemption at the option of the issuer at a price established in the convertible security's governing instrument. If a convertible security held by a Portfolio Fund or Portfolio Account is called for redemption, the Portfolio Fund or the Company will be required to permit the issuer to redeem the security, convert it into the underlying common stock or sell it to a third party. Any of these actions could have an adverse effect on the Company's ability to achieve its investment objective.

                  FIXED-INCOME SECURITIES. The value of fixed-income securities in which Portfolio Funds and Portfolio Accounts invest will change in response
to  fluctuations   in
interest rates. In addition, the value of certain fixed-income securities can fluctuate in response to perceptions of credit worthiness, political stability or soundness of economic policies. Valuations of other fixed-income instruments, such as mortgage-backed securities, may fluctuate in response to changes in the economic environment that may affect future cash flows. Except to the extent that values are independently affected by currency exchange rate fluctuations, when interest rates decline, the value of fixed-income securities generally can be expected to rise. Conversely, when interest rates rise, the value of fixed-income securities generally can be expected to decline. Portfolio Funds and Portfolio Accounts may invest in U.S. and non-U.S. issuers of fixed-income securities. The Portfolio Funds and Portfolio Accounts may invest in both investment grade and non-investment grade debt securities, including "high-yield" or "junk bonds" and "distressed securities."

                  INVESTMENTS IN HIGH-YIELD SECURITIES. Portfolio Funds and Portfolio Accounts may invest in high-yield securities. High-yield securities that are below investment grade or unrated face ongoing uncertainties and exposure to adverse business, financial or economic conditions that could lead to the issuer's inability to meet timely interest and principal payments. The market values of certain of these lower-rated and unrated debt securities tend to reflect individual corporate developments to a greater extent than do higher-rated securities, which react primarily to fluctuations in the general level of interest rates, and tend to be more sensitive to economic conditions than are higher-rated securities. Companies that issue such securities are often highly leveraged and may not have available to them more traditional methods of financing. It is possible that a major economic recession could disrupt severely the market for such securities and may have an adverse impact on the value of such securities. In addition, it is possible that any such economic downturn could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities.

                  INVESTMENTS IN DISTRESSED SECURITIES. The fact that certain of the companies in whose securities a Portfolio Fund or a Portfolio Account may invest are in transition, out of favor, financially leveraged or troubled, or potentially troubled, and may be or have recently been involved in major strategic actions, restructurings, bankruptcy, reorganization or liquidation, means that their securities are likely to be particularly risky investments, although they also may offer the potential for correspondingly high returns. Such companies' securities may be considered speculative, and the ability of such companies to pay their debts on schedule could be affected by adverse interest rate movements, changes in the general economic climate, economic factors affecting a particular industry, or specific developments within such companies. In addition, there is no minimum credit standard that is a prerequisite to a Portfolio Fund's or a Portfolio Account's investment in any instrument and a significant portion of the obligations and preferred stock in which a Portfolio Fund or a Portfolio Account may invest may be less than investment grade.

                  INVESTMENTS IN MORTGAGE-BACKED SECURITIES. The investment characteristics of mortgage backed securities differ from traditional debt securities. Among the major differences are that interest and principal payments are made more frequently, usually monthly, and that principal may be prepaid at any time because the underlying loans or other assets generally may be prepaid at any time. The adverse effects of prepayments may indirectly impact the Company in two ways. First, particular investments may experience outright losses, as in the case of an interest-only security in an environment of faster actual or anticipated prepayments. Second, particular investments may underperform relative to hedges that the Portfolio Managers may have constructed for these investments, resulting in a loss to the Portfolio Fund or the Portfolio Account. In particular, prepayments (at par) may limit the potential upside of many mortgage-backed securities to their principal or par amounts, whereas their corresponding hedges often have the potential for larger loss.

                  The Portfolio Funds and Portfolio Accounts may also invest in structured notes, variable rate mortgage backed securities, including adjustable-rate mortgage securities ("ARMs"), which are backed by mortgages with variable rates, and certain classes of CMO derivatives, the rate of interest payable under which varies with a designated rate or index. The value of these investments is closely tied to the absolute levels of such rates or indices, or the market's perception of anticipated changes in those rates or indices. This introduces additional risk factors related to the movements in specific indices or interest rates which may be difficult or impossible to hedge, and which also interact in a complex fashion with prepayment risks.


                  NON-U.S. INVESTMENTS. It is expected that the Portfolio Funds and Portfolio Accounts will invest in securities of non-U.S. companies and countries. Investing in the securities of such companies and countries involves certain considerations not usually associated with investing in securities of U.S. companies or the U.S. Government, including political and economic considerations, such as greater risks of expropriation and nationalization, confiscatory taxation, the potential difficulty of repatriating funds, general social, political and economic instability and adverse diplomatic developments; the possibility of imposition of withholding or other taxes on dividends, interest, capital gain or other income; the small size of the securities markets in such countries and the low volume of trading, resulting in potential lack of liquidity and in price volatility; fluctuations in the rate of exchange between currencies and costs associated with currency conversion; and certain government policies that may restrict a Portfolio Manager's investment opportunities. In addition, accounting and financial reporting standards that prevail in foreign countries generally are not equivalent to United States standards and, consequently, less information is available to investors in companies located in such countries than is available to investors in companies located in the United States. Moreover, an issuer of securities may be domiciled in a country other than the country in whose currency the instrument is denominated. The values and relative yields of investments in the securities markets of different countries, and their associate risks, are expected to change independently of each other. There is also less regulation, generally, of the securities markets in foreign countries than there is in the United States.


                  CURRENCIES. The Portfolio Funds and Portfolio Accounts may invest a portion of their assets in non-U.S. currencies, or in instruments denominated in non-U.S. currencies, the prices of which are determined with reference to currencies other than the

U.S. dollar. A Portfolio Fund or Portfolio Account may or may not seek to hedge all or any portion of its foreign currency exposure. To the extent unhedged, the value of the position will fluctuate with U.S. dollar exchange rates as well as the price changes of its investments in the various local markets and currencies. Thus, an increase in the value of the U.S. dollar compared to the other currencies in which a Portfolio Fund or Portfolio Account makes its investments will reduce the effect of increases and magnify the effect of decreases in the prices of such securities in their local markets. Conversely, a decrease in the value of the U.S. dollar will have the opposite effect on a Portfolio Fund's non-U.S. dollar securities.

                  MONEY MARKET INSTRUMENTS. Each Portfolio Manager may invest, for defensive purposes or otherwise, some or all of a Portfolio Fund's assets in high quality fixed-income securities, money market instruments, and money market mutual funds, or hold cash or cash equivalents in such amounts as the Portfolio Manager deems appropriate under the circumstances. Pending allocation of the offering proceeds and thereafter, from time to time, the Company also may invest in these instruments. Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less, and may include U.S. Government securities, commercial paper, certificates of deposit and bankers' acceptances issued by domestic branches of United States banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.


                  INITIAL PUBLIC OFFERINGS. The Portfolio Managers may purchase securities of companies in initial public offerings or shortly thereafter. Special risks associated with these securities may include a limited number of shares available for trading, unseasoned trading, lack of investor knowledge of the issuer, and limited operating history. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospectus of achieving them.


                  ILLIQUID PORTFOLIO INVESTMENTS. Portfolio Funds and Portfolio Accounts may invest in securities that are subject to legal or other restrictions on transfer or for which no liquid market exists. The market prices, if any, for such securities tend to be volatile and a Portfolio Fund or Portfolio Account may not be able to sell them when it desires to do so or to realize what it perceives to be their fair value in the event of a sale. The sale of restricted and illiquid securities often requires more time and results in higher brokerage charges or dealer discounts and other selling expenses than does the sale of securities eligible for trading on national securities exchanges or in the over-the-counter markets. Restricted securities may sell at a price lower than similar securities that are not subject to restrictions on resale.

SPECIAL INVESTMENT INSTRUMENTS AND TECHNIQUES

                  The Portfolio Managers may utilize a variety of special investment instruments and techniques (described below) to hedge the portfolios of the Portfolio Funds and Portfolio Accounts against various risks (such as changes in interest rates or other factors that affect security values) or for non-hedging purposes to pursue a Portfolio Fund's or Portfolio Account's investment objective. These strategies may be executed through derivative transactions. The instruments the Portfolio Managers may use and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of the special investment instruments and techniques that the Portfolio Managers may use are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

                  DERIVATIVES. Derivatives are based on the performance from an underlying asset, index interest rate or other investment. Derivatives may be volatile and involve various risks, depending upon the derivative and its function in a portfolio. Portfolio Funds and Portfolio Accounts may purchase derivatives to either increase or decrease the level of risk, or change the types of risks to which the portfolio is exposed. Portfolio Managers may invest in a number of different derivatives, some of which are explained in more detail below.

                  The Company and the Portfolio Funds may take advantage of opportunities with respect to certain other derivative instruments that are not presently contemplated for use by the Company or Portfolio Funds or that are currently not available, but that may be developed, to the extent such opportunities are both consistent with the investment objective of the Company or the relevant Portfolio Funds and legally permissible for the Company or the relevant Portfolio Funds. Special risks may apply to instruments that are invested in by the Company or the Portfolio Funds in the future that cannot be determined at this time or until such instruments are developed or invested in by Company or the Portfolio Funds. Certain swaps, options and other derivative instruments may be subject to various types of risks, including market risk, liquidity risk, the risk of non-performance by the counterparty, including risks relating to the financial soundness and creditworthiness of the counterparty, legal risk and operations risk.

                  CALL OPTIONS. There are risks associated with the sale and purchase of call options. The seller (writer) of a call option which is covered (E.G., the writer holds the underlying security) assumes the risk of a decline in the market price of the underlying security below the purchase price of the underlying security less the premium received, and gives up the opportunity for gain on the underlying security above the exercise price of the option. The seller of an uncovered call option assumes the risk of a theoretically unlimited increase in the market price of the underlying security above the exercise price of the option. The securities necessary to satisfy the exercise of the call option may be unavailable for purchase except at much higher prices. Purchasing securities to satisfy the exercise of the call option can itself cause the price of the securities to rise further, sometimes by a significant amount, thereby exacerbating the loss. The buyer of a call option assumes the risk of losing its entire premium invested in the call option.

                  PUT OPTIONS. There are risks associated with the sale and purchase of put options. The seller (writer) of a put option which is covered (E.G., the writer has a short position in the underlying security) assumes the risk of an increase in the market price of the underlying security above the sales price (in establishing the short position) of the underlying security plus the premium received, and gives up the opportunity for gain on the underlying security below the exercise price of the option. The seller of an uncovered put option assumes the risk of a decline in the market price of the underlying security below the exercise price of the option. The buyer of a put option assumes the risk of losing his entire premium invested in the put option.

                  STOCK INDEX OPTIONS. The Portfolio Funds and Portfolio Accounts may also purchase and sell call and put options on stock indices listed on securities exchanges or traded in the over-the-counter market for the purpose of realizing their investment objectives or for the purpose of hedging their portfolios. A stock index fluctuates with changes in the market values of the stocks included in the index. The effectiveness of purchasing or writing stock index options for hedging purposes will depend upon the extent to which price movements in a Portfolio Fund's portfolio correlate with price movements of the stock indices selected. Because the value of an index option depends upon movements in the level of the index rather than the price of a particular stock, whether a Portfolio Fund or Portfolio Account will realize gains or losses from the purchase or writing of options on indices depends upon movements in the level of stock prices in the stock market generally or, in the case of certain indices, in an industry or market segment, rather than movements in the price of particular stocks. Accordingly, successful use of options on stock indices will be subject to a Portfolio Manager's ability to correctly predict the relationship between movements in the direction of the stock market generally or of particular industries or market segments and the direction of movements in the value of the portfolio of stocks.

                  FORWARD CONTRACTS. The Portfolio Funds and Portfolio Accounts may enter into forward contracts which are not traded on exchanges and are generally not regulated. There are no limitations on daily price moves of forward contracts. Banks and other dealers with which these contracts are entered into may require margin deposits with respect to such trading, although margin requirements may be minimal or non-existent. A Portfolio Fund's or Portfolio Account's counterparties are not required to continue to make markets in such contracts. There have been periods during which certain counterparties have refused to continue to quote prices for forward contracts or have quoted prices with an unusually wide spread (the price at which the counterparty is prepared to buy and that at which it is prepared to sell). Arrangements to trade forward contracts may be made with only one or a few counterparties, and liquidity problems therefore might be greater than if such arrangements were made with numerous counterparties. The imposition of controls by governmental authorities might limit such forward trading to less than that which would otherwise be optimal, to the possible detriment of the Portfolio Fund or Portfolio Account.


                  FUTURES CONTRACTS. Futures positions may be illiquid because, for example, most U.S. commodity exchanges limit fluctuations in certain futures contract prices during a single day by regulations referred to as "daily price fluctuation limits" or

"daily limits." Once the price of a contract for a particular future has increased or decreased by an amount equal to the daily limit, positions in the future can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Futures contract prices on various commodities or financial instruments occasionally have moved the daily limit for several consecutive days with little or no trading. Similar occurrences could prevent a Portfolio Fund or Portfolio Account from promptly liquidating unfavorable positions and subject such Portfolio Fund or Portfolio Account to substantial losses. In addition, Portfolio Funds and Portfolio Accounts may not be able to execute futures contract trades at favorable prices if trading volume in such contracts is low. It is also possible that an exchange or the Commodity Futures Trading Commission ("CFTC") may suspend trading in a particular contract, order immediate liquidation and settlement of a particular contract or order that trading in a particular contract be conducted for liquidation only. In addition, the CFTC and various exchanges impose speculative position limits on the number of positions that may be held in particular futures contracts. There is no assurance that a liquid secondary market will exist for commodity futures contracts or options purchased or sold, and a Portfolio Fund or Portfolio Account may be required to maintain a position until exercise or expiration, which could result in losses. The low margin or premiums normally required in such trading may provide a large amount of leverage, and a relatively small change in the price of a security or contract can produce a disproportionately larger profit or loss. Trading in commodity futures contracts and options are highly specialized activities that may entail greater than ordinary investment or trading risks.

                  STOCK INDEX FUTURES CONTRACTS. The price of a stock index futures contract may not correlate perfectly with the movement in the underlying stock index because of certain market distortions. First, all participants in the futures market are subject to margin deposit and maintenance requirements. Rather than meeting additional margin deposit requirements, investors may close futures contracts through offsetting transactions that would distort the normal relationship between the index and futures markets. Secondly, from the point of view of speculators, the deposit requirements in the futures market are less onerous than margin requirements in the securities market. Therefore, increased participation by speculators in the futures market also may cause temporary price distortions.


                  SWAP AGREEMENTS. The Portfolio Managers may enter into swap agreements. Swap agreements can be individually negotiated and structured to include exposure to a variety of different types of investments or market factors. Depending on their structure, swap agreements may increase or decrease a Portfolio Fund's exposure to equity securities, long-term or short-term interest rates, foreign currency values, corporate borrowing rates or other factors. Swap agreements can take many different forms and are known by a variety of names.

                  Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Portfolio Fund's portfolio. The most significant factor in the performance of swap agreements is the change in the individual equity values, specific interest rate, currency or other factors that determine the amounts of payments due to and from the counterparties. If a swap agreement calls for payments by a Portfolio Fund, the Portfolio Fund must be prepared to make such payments when due.

                  HEDGING TRANSACTIONS. The Portfolio Managers may utilize a variety of financial instruments, such as derivatives, options, interest rate swaps, caps and floors, futures and forward contracts to seek to hedge against declines in the values of their portfolio positions as a result of changes in currency exchange rates, certain changes in the equity markets and market interest rates and other events. Hedging against a decline in the value of portfolio positions does not eliminate fluctuations in the values of portfolio positions or prevent losses if the values of such positions decline, but establishes other positions designed to gain from those same developments, thus offsetting the decline in the portfolio positions' value. Such hedging transactions may also limit the opportunity for gain if the value of the hedged portfolio positions should increase. It may not be possible for the Portfolio Managers to hedge against a change or event at a price sufficient to protect the Portfolio Funds' or Portfolio Account's assets from the decline in value of the portfolio positions anticipated as a result of such change. In addition, it may not be possible to hedge against certain changes or events at all.

                  The Portfolio Managers are not obligated to establish hedges for portfolio positions and may decline to do so. To the extent that hedging transactions are effected, their success is dependent on a Portfolio Manager's ability to correctly predict movements in the direction of currency or interest rates, the equity markets or sectors thereof or other events being hedged against in relation to the corresponding movements in the Portfolio Fund's or Portfolio Account's positions. Therefore, while a Portfolio Manager may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, or the risks of a decline in the equity markets generally or one or more sectors of the equity markets in particular, or the risks posed by the occurrence of certain other events, unanticipated changes in currency or interest rates or increases or smaller than expected decreases in the equity markets or sectors being hedged or the non-occurrence of other events being hedged against may result in a poorer overall performance for the Company than if the Portfolio Manager had not engaged in any such hedging transaction. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio position being hedged may vary. Moreover, for a variety of reasons, the Portfolio Managers may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Such imperfect correlation may prevent the Portfolio Managers from achieving the intended hedge or expose the Company to additional risk of loss.

                  COUNTERPARTY  CREDIT  RISK.  Many of the  markets in which the
Portfolio Funds effect their transactions are "over-the-counter" or "interdealer" markets. The participants in such markets are typically not subject to credit evaluation and regulatory oversight as are members of "exchange based" markets. To the extent a Portfolio Fund invests in swaps, derivative or synthetic instruments, or other over-the-counter transactions, on these markets, such Portfolio Fund may take a credit risk with regard to parties with whom it trades and may also bear the risk of settlement default. These risks may differ materially from those entailed in exchange-traded transactions which generally are backed by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from such protections. This exposes a Portfolio Fund or Portfolio Account to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem, thus causing the Portfolio Fund or Portfolio Account to suffer a loss. Such "counterparty risk" is accentuated for contracts with longer maturities where events may intervene to prevent settlement, or where the Portfolio Fund or Portfolio Account has concentrated its transactions with a single or small group of counterparties. Portfolio Funds or Portfolio Accounts are not restricted from dealing with any particular counterparty or from concentrating any or all of their transactions with one counterparty. However, the Investment Adviser, with the intent to diversify, does intend to monitor counterparty credit exposure of the Portfolio Funds. The ability of the Portfolio Funds or Portfolio Accounts to transact business with any one or number of counterparties, the lack of any independent evaluation of such counterparties' financial capabilities and the absence of a regulated market to facilitate settlement may increase the potential for losses by the Company.

                  LEVERAGE; INTEREST RATES; MARGIN. The Company and Portfolio Funds may directly or indirectly borrow funds from brokerage firms and banks. Borrowing for investment purposes is known as "leverage." The Company and Portfolio Funds may also "leverage" by using options, swaps, forwards and other derivative instruments. While leverage presents opportunities for increasing the Company's total return, it has the effect of potentially increasing losses as well. Accordingly, any event that adversely affects the value of an investment, either directly or indirectly, by the Company or by a Portfolio Fund could be magnified to the extent that leverage is employed by the Company or by a Portfolio Fund. The cumulative effect of the use of leverage by the Company or by a Portfolio Fund, directly or indirectly, in a market that moves adversely to the investments of the entity employing the leverage could result in a loss to the Company that would be greater than if leverage were not employed by the Company or such Portfolio Fund. In addition, to the extent that the Company, Portfolio Managers or the Portfolio Funds borrow funds, the rates at which they can borrow may affect the operating results of the Company. Furthermore, the use of leverage in a Portfolio Account may subject the Company to losses greater than the amount of capital invested by the Company through such Portfolio Account.

                  In general, the anticipated use of short-term margin borrowings by the Portfolio Funds or through the Portfolio Accounts results in certain additional risks to the Company. For example, should the securities that are pledged to brokers to secure the Portfolio Funds' or Portfolio Accounts' margin accounts decline in value, or should brokers from which the Portfolio Funds or Portfolio Accounts have borrowed increase their maintenance margin requirements (I.E., reduce the percentage of a position that can be financed), then the Portfolio Funds or Portfolio Accounts could be subject to a "margin call", pursuant to which the Portfolio Funds or Portfolio Accounts must either deposit additional funds with the broker or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a precipitous drop in the value of the assets of a Portfolio Fund or a Portfolio Account, the Portfolio Fund or Portfolio Account might not be able to liquidate assets quickly enough to pay off the margin debt and might suffer mandatory liquidation of positions in a declining market at relatively low prices, thereby incurring substantial losses.

                  The Company is subject to the 1940 Act requirement that an investment company satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the "Asset Coverage Requirement"). This means that the value of the Company's total indebtedness (including the indebtedness of Portfolio Accounts) may not exceed one-third the value of its total assets (including such indebtedness). These limits do not apply to the Portfolio Funds and, therefore, the Company's portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds and the volatility of the value of Interests may be great.


                  NON-DIVERSIFIED STATUS. The Company is a "non-diversified" investment company. Thus, there are no percentage limitations imposed by the 1940 Act on the percentage of the Company's assets that may be invested in the securities of any one issuer. However, no more than 20% of the Company's net assets will be invested in the securities of any one Portfolio Fund and any one Portfolio Manager in any one Portfolio Account relationship. The Investment Adviser believes that this approach helps to reduce overall investment risk.


                  SHORT SELLING. The Portfolio Managers and Portfolio Funds may engage in short selling. Short selling involves selling securities which are not owned and borrowing the same securities for delivery to the purchaser, with an obligation to replace the borrowed securities at a later date. Short selling allows the investor to profit from declines in market prices to the extent such declines exceed the transaction costs and the costs of borrowing the securities. A short sale creates the risk of an unlimited loss, as the price of the underlying security could theoretically increase without limit, thus increasing the cost of buying those securities to cover the short position. There can be no assurance that the securities necessary to cover a short position will be available for purchase. Purchasing securities to close out the short position can itself cause the price of the securities to rise further, thereby exacerbating the loss.

GENERAL RISKS


                  LACK OF OPERATING HISTORY. The Company and the Investment Adviser are, and certain Portfolio Funds may be, newly-formed entities that have no operating history upon which investors can evaluate their anticipated performance. The past investment performance of Portfolio Managers with which the Company expects to invest its assets may not be construed as an indication of the future results of an investment in the Company. The Company's investment program should be evaluated on the basis that there can be no assurance that the Investment Adviser's assessments of Portfolio Managers, and in turn their assessments of the short-term or long-term prospects of investments, will prove accurate or that the Company will achieve its investment objective.

                  INCENTIVE ALLOCATION. Each Portfolio Manager generally will be entitled to receive performance-based allocations, expected to range from 15% to 25% of the net profits. The performance-based allocation that will be received by a Portfolio Manager may create an incentive for the Portfolio Manager to make investments that are riskier or more speculative than those that might have been made in the absence of the performance-based allocation. In addition, because the performance-based allocation is calculated on a basis that includes realized and unrealized appreciation, the allocation may be greater than if it were based solely on realized gains.


                  In addition, an affiliate of the Investment Adviser will receive a performance-based special allocation from the net profits, if any, of the Company if the Company exceeds the Hurdle Rate, defined below (the "Incentive Allocation"). This special allocation of 10% of the Company's net profits to the Special Member Account (defined below) may create an incentive for the Investment Adviser to cause the Company to make investments that are riskier or more speculative than would be the case in the absence of the Incentive Allocation. In addition, because the Incentive Allocation is calculated on a basis that includes unrealized appreciation of the Company's assets, the Incentive Allocation may be greater than if it were based solely on realized gains. (SEE "Capital Accounts and Allocations - Incentive Allocation.")


                  DISTRIBUTIONS TO MEMBERS AND PAYMENT OF TAX LIABILITY. The Company does not intend to make periodic distributions of its net income or gains, if any, to Members. Whether or not distributions are made, Members will be required each year to pay applicable Federal and state income taxes on their respective shares of the Company's taxable income, and will have to pay applicable taxes from other sources. The amount and times of any distributions will be determined in the sole discretion of the Board of Managers. (SEE "Tax Aspects.")

                  DELAYED SCHEDULE K-1S. It is unlikely that the Company will be able to provide final Schedules K-1 to Members for any given fiscal year until significantly after April 15 of the following year. The Board of Managers will endeavor to provide Members with estimates of the taxable income or loss allocated to their investment in the Company on or before such date, but final Schedule K-1s will not be available until later than April 15. Members will be required to obtain extensions of the filing date for their income tax returns at both the Federal, state and local level.

SPECIAL RISKS OF MULTI-MANAGER STRUCTURE


                  The Portfolio Funds will not be registered as investment companies under the 1940 Act and, therefore, the Company will not have the protections of the 1940 Act with respect to its investments in the Portfolio Funds. Although the Investment Adviser will receive detailed information from each Portfolio Manager regarding its historical performance and investment strategy, in most cases the Investment Adviser has little or no means of independently verifying this information. A Portfolio Manager may use proprietary investment strategies that are not fully disclosed to the Investment Adviser, which may involve risks under some market conditions that are not anticipated by the Investment Adviser.

                  An investor who meets the conditions imposed by the Portfolio Managers could invest directly with the Portfolio Managers. These conditions may include investment minimums that are higher than $500,000. By investing in investment vehicles indirectly through the Company, an investor bears asset-based fees and performance-based allocations at the Company level and the Portfolio Fund level. In addition, the investor bears a proportionate share of the other fees and expenses of the Company (including operating costs and administrative fees) and, indirectly, similar fees and expenses of the Portfolio Funds.

                  Each Portfolio Manager will receive any performance-based allocations to which it is entitled irrespective of the performance of the other Portfolio Managers and the Company generally. Accordingly, a Portfolio Manager with positive performance may receive compensation from the Company, and thus indirectly from investors, even if the Company's overall investment return is negative. Investment decisions of the Portfolio Funds are made by the Portfolio Managers entirely independently of each other. As a result, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold by another Portfolio Fund. Consequently, the Company could directly or indirectly incur certain transaction costs without accomplishing any net investment result.


                  Since the Company may make additional investments in Portfolio Funds only at certain times pursuant to limitations set forth in the governing documents of the Portfolio Funds, the Company from time to time may have to invest some of its assets temporarily in money market instruments.


                  To the extent the Company holds non-voting securities of, or contractually forgoes the right to vote in respect of, a Portfolio Fund, it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund, including a matter that could adversely affect the Company's investment in it.


                  Portfolio Funds generally are permitted to redeem their interests in-kind. Thus, upon the Company's withdrawal of all or a portion of its interest in a Portfolio Fund, the Company may receive securities that are illiquid or difficult to value. In such circumstances, the Investment Adviser would seek to dispose of these securities in a manner that is in the best interests of the Company, which may include distributions in kind to Members.


                  A noncorporate investor's share of the Company's investment expenses (including the asset-based fees and performance-based allocations at the Company and Portfolio Fund levels) may be subject to certain limitations on deductibility for regular Federal income tax purposes and may be completely disallowed for purposes of determining the noncorporate investor's alternative minimum tax liability.

                  The Company may agree to indemnify certain of the Portfolio Funds and, subject to certain limitations imposed by the 1940 Act, the Portfolio Managers from liability, damage, cost or expense arising out of, among other things, certain acts or omissions.

                  PORTFOLIO ACCOUNT ALLOCATIONS. The Investment Adviser may place assets with a number of Portfolio Managers through opening discretionary Portfolio Accounts rather than investing in Portfolio Funds. Portfolio Accounts expose the Company to theoretically unlimited liability, and it is possible, given the leverage at which certain of the Portfolio Managers will trade, that the Company could lose more in a Portfolio Account directed by a particular Portfolio Manager than the Company had allocated to such Portfolio Manager to invest, but the Investment Adviser does not foresee allowing this situation to occur.


                  ESTIMATES. In most cases, the Company will have little ability to assess the accuracy of the valuations received from a Portfolio Manager regarding a Portfolio Fund. Furthermore, these valuations will typically be estimates only, subject to revision through the end of each Portfolio Fund's annual audit. Revisions to the Company's gain and loss calculations will be an ongoing process, and no appreciation or depreciation figure can be considered final until the Company's annual audit is completed.

                  Certain securities in which Portfolio Funds invest may not have a readily ascertainable market price. Such securities will nevertheless generally be valued by Portfolio Managers, which valuation will be conclusive with respect to the Company, even though Portfolio Managers will generally face a conflict of interest in valuing such securities because the value thereof will affect their compensation.


                  LIMITED LIQUIDITY; IN-KIND DISTRIBUTIONS. An investment in the Company provides limited liquidity since the Interests may not be sold, assigned, transferred, conveyed or disposed of without the consent of the Board of Managers and investors may redeem their Interests only pursuant to tenders offers, as may be allowed periodically by the Board of Managers. Tenders of Interests, or portions thereof, may not be rescinded after the date by which such tenders must be made, and the value of Interests being tendered generally will not be determined until a date approximately one month later. The Company expects to distribute cash to the holders of the Interests upon redemption. However, there can be no assurance that the Company will have sufficient cash to satisfy redemption requests, or that it will be able to liquidate investments at the time such redemptions are requested at favorable prices. Although the Company does not currently intend to make distributions in-kind, under the foregoing circumstances, or as otherwise determined necessary or appropriate by the Board of Managers, holders of Interests may receive in-kind distributions from the Company's portfolio upon the repurchase of Interests by the Company. Such investments so distributed will not be readily marketable or saleable and may have to be held by such holders for an indefinite period of time. As a result, an investment in the Interests is suitable only for sophisticated investors. Any such in-kind distributions will not materially prejudice the interests of remaining interest holders. (SEE "Redemptions, Repurchases of Interests and Transfers.")

                  The foregoing list of risk factors does not purport to be a complete enumeration or explanation of the risks involved in an investment in the Company. Prospective investors should read this entire Memorandum and the limited liability company agreement of the Company (the "Company Agreement") and consult with their own advisers before deciding whether to invest in the Company. In addition, as the Company's investment program develops and changes over time, an investment in the Company may be subject to additional and different risk factors.


                                    STRUCTURE

                  The Company is a specialized investment vehicle that combines many of the features of a private investment fund with those of a closed-end investment company. Private investment funds are unregistered, commingled asset pools that are often managed utilizing alternative investment strategies and offered in large minimum denominations (often $1 million or more) through private placements to a limited number of high net worth individual and institutional investors. The investment advisers of these funds are typically compensated through asset-based fees and performance-based allocations. Closed-end investment companies are 1940 Act registered pools typically organized as corporations or business trusts that usually are managed more conservatively than most private investment funds, subject to relatively modest minimum investment requirements (often less than $2,000) and publicly offered to a broad range of investors. The advisers to these companies are typically compensated through asset-based (but not performance-based) fees.



                  The Company is similar to private investment funds in that the investment portfolios of the Portfolio Funds and Portfolio Accounts may be more actively managed than most other investment companies and Interests will be sold in comparatively large minimum denominations ($500,000) in private placements solely to high net worth individual and institutional investors, whose capital accounts will be subject to both asset-based fees and performance-based allocations. However, the Company, like other closed-end investment companies, has registered under the 1940 Act to be able to offer Interests without limiting the number of investors that can participate in its investment program. This permits a larger number of investors that have a higher tolerance for investment risk to participate in an alternative investment program without making the more substantial minimum capital commitment that is required by many private investment funds.

                         BOARD OF MANAGERS AND OFFICERS

                  The Board of Managers has overall responsibility for the management and supervision of the operations of the Company and has approved the Company's investment program. The Board of Managers exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the board of directors of a registered investment company organized as a corporation, and it has complete and exclusive authority to oversee and to establish policies regarding the management, conduct and operation of the Company's business. Managers will not contribute to the capital of the Company in their capacity as Managers, but may subscribe for Interests, subject to the eligibility requirements described in this Confidential Memorandum.

                  The identities of the Board of Managers and executive officers of the Company, and brief biographical information regarding each of them, is set forth below.



NAME AND AGE                                               PRINCIPAL
OCCUPATION(S) DURING PAST 5 YEARS
Michael S. Rome*, Born 1958                   Managing  Director,   Lazard
Alternatives,   LLC  (2001);   Managing
Manager                                       Director,   Lazard,  LLC  (1991);
 President  and  Director,   Lazard
                                              Diversified  Strategies  Fund,
PLC. (2001);  Lazard Emerging  Managers
                                              Fund, PLC. (2001);  Lazard Global
Opportunities,  Ltd. (1995), Lazard
                                              European  Opportunities,  Ltd.
(1998), and Lazard European  Technology
                                              Opportunities, Ltd. (2000).


Leon M. Pollack, Born 1941                    Managing Director, Donaldson,
Lufkin & Jenrette (1988-2001).
Manager

Lawrence Kudlow, Born 1947                    CEO,  Kudlow & Co.,  LLC (2001);
Senior  Managing  Director and Chief
Manager                                       Economist,  ING  Barings
(2000-2001);  Managing  Director  and  Chief
                                              Economist,  Schroder & Co.
(1999-2000);  Senior  Vice  President  and
                                              Chief Economist, American Skandia
(1996-1999).

Daniel A. Federmann, Born 1970                Treasurer  of  each  of  Lazard
Alternatives,   LLC  (2001);   Lazard
Treasurer                                     Diversified  Strategies  Fund, PLC
(2001);  Lazard  Emerging  Managers
                                              Fund, PLC (2001);  Lazard Global
Opportunities,  Ltd. (1999);  Lazard
                                              European  Opportunities,  Ltd.
(1999); and Lazard European  Technology
                                              Opportunities,  Ltd.  (2000);
Vice  President and  Treasurer,  Lazard
                                              Asset  Management   (1999);
Audit  Manager,   PricewaterhouseCoopers
                                             (1992-1998).

Kevin Droutman, Born 1969                     Manager,  Lazard Asset  Management
 (2001);  Manager,  Accounting  and
Assistant Treasurer                           Administration, McKinsey & Co. MGM
Investment Programs (1994-2001).

Nathan A. Paul, Born 1973                     Vice President,  Legal Affairs,
Lazard Asset Management (2000);  Vice
Secretary                                     President,  Lazard  Emerging
Managers Fund, PLC.  (2001);  Associate,
                                              Schulte Roth & Zabel LLP
(1997-2000).


* Manager who is an "interested person," as defined by the 1940 Act, of the Company by virtue of his affiliation with the Investment Adviser.

                  Each of the Managers was elected to the Board of Managers by the organizational Member of the Company (who is affiliated with the Investment Adviser). By signing the Company Agreement, each Member will be deemed to have voted for the election of each of the Managers.

                  The Managers serve on the Board of Managers for terms of indefinite duration. A Manager's position in that capacity will terminate if the Manager is removed, resigns or is subject to various disabling events such as death, incapacity or bankruptcy. A Manager may resign, subject to giving 90 days' prior written notice to the other Managers if such resignation is likely to affect adversely the tax status of the Company, and may be removed either by a vote of two-thirds (2/3) of the Managers serving on the Board of Managers not subject to the removal vote or by a vote of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members. In the event of any vacancy in the position of a Manager, the remaining Managers serving on the Board of Managers may appoint an individual to serve as a Manager on the Board of Managers, so long as immediately after the appointment at least two-thirds (2/3) of the Managers then serving on the Board of Managers would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of a Manager, and must do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Board of Managers then serving.

                  The Managers who are not "interested persons," as defined by the 1940 Act, of the Company (the "Independent Managers"), currently are each paid an annual retainer of $6,000 and per meeting fees of $500 by the Company. All Managers are reimbursed by the Company for their reasonable out-of-pocket expenses. The Managers do not receive any pension or retirement benefits from the Company.

                         LAZARD ALTERNATIVES AND LF&CO.

                  The Investment Adviser serves as the Company's investment adviser, subject to the ultimate supervision of and subject to any policies established by the Board of Managers, pursuant to the terms of an investment advisory agreement entered into between the Company and the Investment Adviser dated as of July 26, 2001 (the "Investment Advisory Agreement"). The Investment Adviser will initially allocate the Company's assets and, thereafter, will evaluate regularly each Portfolio Manager to determine whether its investment program is consistent with the Company's investment objective and whether its investment performance is satisfactory. The Investment Adviser may reallocate the Company's assets among the Portfolio Managers, terminate existing Portfolio Managers and select additional Portfolio Managers, subject in each case to the ultimate supervision of and subject to any policies established by the Board of Managers.

                  The Investment Adviser was formed as a New York limited liability company in March 2001 and is a subsidiary of Lazard Freres & Co. LLC ("LF&Co."), a New York limited liability company. LF&Co. provides financial services to both institutional and private clients including, but not limited to, asset management, investment banking, corporate finance, alternative investments and real estate finance. LF&Co.'s asset management division is Lazard Asset Management ("LAM"), which is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). The Investment Adviser is registered as an investment adviser under the Advisers Act. In addition, the Investment Adviser is registered as a

"commodity trading adviser" and a "commodity pool operator" with the CFTC and National Futures Association ("NFA"), and in connection therewith is exempt with respect to the Company from certain of the disclosure, reporting and record-keeping requirements under the Commodity Exchange Act of 1974, as amended ("CEA"), pursuant to Rule 4.7 thereunder.

                  The offices of the Investment Adviser are located at 30 Rockefeller Plaza, New York, New York 10112-6300, and its telephone number is
(212) 632-1584.

                  The Investment Adviser serves as the investment adviser of Lazard Diversified Strategies Fund, PLC. (the "Offshore Fund"), a closed-end investment company incorporated in Ireland with an investment program that is substantially the same as that of the Company, as well as other investment funds with investment strategies substantially similar to that of the Company.

                  The persons at the Investment Adviser who will be principally responsible for the management of the investments of the Company are Christian Frei, Christopher ("Kit") Boyatt and Chris Heasman.

                   CHRISTIAN FREI. Mr. Frei is a Director of the Investment Adviser and LF&Co. Before joining LF&Co. and the Investment Adviser, he was the head and Chief Investment Officer of JP Morgan Investment Management's Hedge Fund Group. Prior to this appointment in October 1998, Mr. Frei was an emerging markets equity Portfolio Manager with JP Morgan's Asian investment management offices and affiliates in Singapore, India and Korea. He holds a B.Sc. (ENG) in Biochemical Engineering from University College of London, and is a CFA Charterholder.

                   CHRISTOPHER ("KIT") BOYATT. Mr. Boyatt is a Director of the Investment Adviser and LF&Co. Before joining LF&Co. and the Investment Adviser, he was head of Research for JP Morgan Investment Management's Hedge Fund Group and led the portfolio management effort for the Group's Multi-Manager Strategies Funds. Before building the research team, Mr. Boyatt worked with the Hedge Fund Group on risk management issues in his capacity as the markets specialist and liaison to Alternative Investments for the Risk Management and Control Group, which he joined in April 1998. For seven years prior to moving to JP Morgan's Investment Management Hedge Fund Group, Mr. Boyatt was a senior proprietary trader and salesperson for JP Morgan Securities' Emerging Markets Debt Group. He has an M.B.A. from the University of Pennsylvania's Wharton School, and a B.A. from Princeton University.

                   CHRIS HEASMAN. Mr. Heasman is a Director of the Investment Adviser and LF&Co. Before joining LF&Co. and the Investment Adviser, he led the development and portfolio management of JP Morgan Investment Management's Hedge Fund Group's Structured Hedge Fund products. He was also responsible for manager due diligence and portfolio research. Mr. Heasman has over 20 year of global business, derivative, hedge fund, market, risk and portfolio management experience having worked internationally for CIBC, Banque Indosuez, CitiNational (Citibank) and Capel Court Corporation. His career includes building proprietary trading, derivative trading and market making businesses and senior roles in risk and treasury management. In private practice he has advised institutional clients, exchanges and nascent hedge fund managers.


                   LF&Co. is the managing member of (and therefore controls) the Investment Adviser and oversees the Investment Adviser's provision of investment advisory services to the Company. LF&Co. is a member of the New York Stock Exchange and other principal securities exchanges. As a registered broker-dealer, LF&Co. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports with the SEC. Such reports filed by LF&Co. with the SEC will be made available to any prospective investor upon request. Lazard Asset Management, a division of LF&Co., is registered as an investment adviser with the SEC pursuant to the Advisers Act. LF&Co. is also registered as an investment adviser with the SEC.

                  Pursuant to the Investment Advisory Agreement, the Investment Adviser is responsible, subject to the supervision of the Board of Managers, for formulating a continuing investment program for the Company. It makes all decisions regarding the Company's purchases and withdrawals of interests in Portfolio Funds. The Investment Advisory Agreement was approved by the Board of Managers, including each of the Independent Managers, at a meeting held in person on July 26, 2001 and was also approved on such date by Lazard Alternative Strategies Holdings, LLC (the "Special Member"), the then sole Member of the Company. The Investment Advisory Agreement is terminable without penalty, on 60 days' prior written notice; by the Board of Managers; by vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; or by the Investment Adviser. The initial term of the Investment Advisory Agreement expires two years from the date of its execution. However, the agreement may be continued in effect from year to year thereafter if such continuance is approved annually by either the Board of Managers or the vote of a majority (as defined by the 1940 Act) of the outstanding voting securities of the Company; provided that in either event the continuance is also approved by a majority of the Independent Managers by vote cast in person at a meeting called for the purpose of voting on such approval. The Investment Advisory Agreement also provides that it will terminate automatically in the event of its "assignment," as defined by the 1940 Act and the rules thereunder.

                  The Investment Advisory Agreement provides that in consideration of the services provided by the Investment Adviser, an affiliate of the Investment Adviser shall be entitled to be the Special Member of the Company. The Special Member is entitled to receive the Incentive Allocation. (SEE "Capital Accounts and Allocations - Incentive Allocation.") The Incentive Allocation between the Company and the Special Member was also initially approved by the Board of Managers, and by vote of the Special Member as the then sole Member of the Company, on July 26, 2001.

                  Lazard Alternatives, LLC serves as the manager of the Company. The Company has entered into a management agreement (the "Management Agreement") with Lazard Alternatives which is effective for an initial term expiring two years from the date of its execution and may be continued in effect from year to year thereafter if the continuance is approved annually by the Board of Managers, including the vote of a majority of the Independent Managers. The Board of Managers may terminate the Management Agreement on 60 days' prior written notice to Lazard Alternatives. (SEE "Lazard Alternatives and LF&Co.")

                  Pursuant to the Management Agreement, Lazard Alternatives is responsible for providing, or arranging for the provision of, various services and equipment to or on behalf of the Company, including office space and related office supplies; administrative, secretarial and clerical support; means for responding to investor inquiries regarding the Company and otherwise communicating to investors; disclosure documents relating to the Company, including assisting in the drafting and updating of such documents; regulatory filings with the SEC and other Federal and state regulatory agencies; means for monitoring the Company's compliance with regulatory requirements and with the Company's investment objective, policies and restrictions; such information as is necessary or as requested by the Company's independent auditors for the preparation of the Company's financial reports and for the preparation and filing of the Company's tax returns; review and payment of the Company's expenses and such other services as identified in the Management Agreement.

                  Each of the Investment Advisory Agreement and Management Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, Lazard Alternatives and any member, director, officer or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representative, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services to the Company. Each of the Investment Advisory Agreement and the Management Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company of Lazard Alternatives or any member, director, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arise in connection with the performance of services to the Company, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of his obligations to the Company.

                                     VOTING

                  Each Member will have the right to cast a number of votes based on the value of the Member's respective capital account at any meeting of Members called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast. Members will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would normally be entitled to vote, including election of Managers to the Board of Managers, approval of the agreement with the Investment Adviser of the Company, and approval of the Company's auditors, and on certain other matters. Except for the exercise of their voting privileges, Members in their capacity as such will not be entitled to participate in the management or control of the Company's business, and may not act for or bind the Company.

                              CONFLICTS OF INTEREST

LF&CO. AND THE INVESTMENT ADVISER

                  LF&Co. and its affiliates are major participants in the equity, fixed-income, global currency, commodity, derivative and other markets. As such, they are actively engaged in transactions on behalf of other investment funds and accounts which are expected to involve the same Portfolio Managers and Portfolio Funds in which the Company will invest. LF&Co. and its affiliates may provide investment management services to other investment funds and accounts that have investment objectives similar or dissimilar to those of the Company and/or which may or may not follow investment programs similar to that of the Company, and in which the Company will have no interest. While LF&Co. intends to employ a consistent investment program, certain portfolio strategies, particularly other multi-manager portfolio strategies, of LF&Co. and/or its affiliates used for other investment funds or accounts could conflict with the strategies employed by the Investment Adviser in managing the Company and affect access to Portfolio Managers and/or their Portfolio Funds, particularly where a Portfolio Manager has limited the amount of assets or number of accounts it will manage.

                  The Investment Adviser and its affiliates may give advice or take action with respect to any of their other clients which may differ from the advice given or the timing or nature of any action taken with respect to investments of the Company. It is the policy of the Investment Adviser and its affiliates, to the extent possible, to allocate investment opportunities to the Company over a period of time on a fair and equitable basis relative to other funds and accounts under its management. The Investment Adviser has no obligation to invest on behalf of the Company with any Portfolio Manager that the Investment Adviser invests with on behalf of the account of other clients if, in its opinion, such investment appears to be unsuitable, impractical or undesirable for the Company. The Investment Adviser and its affiliates may use certain Portfolio Managers described herein for certain of its other funds and accounts and the Investment Adviser will have discretion in determining the Company's level of participation with the Portfolio Managers.

                  The Investment Adviser and its affiliates may have investments or other business relationships with the Portfolio Managers or the Portfolio Funds, including acting as broker, lender, counterparty, investor or financial adviser to a Portfolio Manager or a Portfolio Fund, which could be more valuable than the Investment Adviser's relationship to the Company. Accordingly, the Investment Adviser will face a conflict in evaluating such Portfolio Managers. Moreover, as a result of certain relationships, LF&Co. and its affiliates may take actions with respect to a Portfolio Fund, such as making a margin call, that adversely affect such Portfolio Fund and, therefore, the Company.

                  The proprietary activities or portfolio strategies of LF&Co. and its affiliates (including the Investment Adviser), and the activities or strategies used for accounts managed by LF&Co. and its affiliates (including the Investment Adviser) for themselves or other customer accounts, could conflict with the transactions and strategies employed by a Portfolio Manager and affect the prices and availability of the securities and instruments in which the Portfolio Manager invests. Issuers of securities held by a Portfolio Manager and/or a Portfolio Fund may have publicly or privately traded securities in which LF&Co. and its affiliates are investors or make a market. The trading activities of LF&Co. and its affiliates generally are carried out without reference to positions held directly or indirectly by the Company, the Portfolio Managers or the Portfolio Funds and may have an effect on the value of the positions so held, or may result in LF&Co. and its affiliates having interests or positions adverse to that of the Company, the Portfolio Managers or the Portfolio Funds.


                  The Investment Adviser, its affiliates and their respective members, officers and employees will devote as much of their time to the activities of the Company as they deem necessary and appropriate. By the terms of the Investment Advisory Agreement, the Investment Adviser and its affiliates are not restricted from forming additional investment funds, from entering into other investment advisory relationships, or from engaging in other business activities, even though such activities may be in competition with the Company and/or may involve substantial time and resources of the Investment Adviser. These activities could be viewed as creating a conflict of interest in that the time and effort of the members, officers and employees of the Investment Adviser and its affiliates will not be devoted exclusively to the business of the Company but will be allocated between the business of the Company and the management of the monies of other advisees of the Investment Adviser.


PORTFOLIO MANAGERS

                  Conflicts of interest may arise from the fact that the Portfolio Managers and their affiliates generally will be carrying on substantial investment activities for other clients, including other investment funds, in which the Company will have no interest. The Portfolio Managers may have financial incentives to favor certain of such accounts over the Portfolio Funds. Any of their proprietary accounts and other customer accounts may compete with the Company for specific trades, or may hold positions opposite to positions maintained on behalf of the Company. The Portfolio Managers may give advice and recommend securities to, or buy or sell securities for, a Portfolio Fund or Portfolio Account in which the Company's assets are invested, which advice or securities may differ from advice given to, or securities recommended or bought or sold for, other accounts and customers even though their investment objectives may be the same as, or similar to, those of the Company.

                  Each Portfolio Manager will evaluate a variety of factors that may be relevant in determining whether a particular investment opportunity or strategy is appropriate and feasible for the Company or the relevant Portfolio Fund and accounts under management at a particular time, including, but not limited to, the following: (i) the nature of the investment opportunity taken in the context of the other investments at the time; (ii) the liquidity of the investment relative to the needs of the particular entity or account; (iii) the availability of the opportunity (i.e., size of obtainable position); (iv) the transaction costs involved; and (v) the investment or regulatory limitations applicable to the particular entity or account. Because these considerations may differ for the

Company, the Portfolio Fund and relevant accounts under management in the context of any particular investment opportunity, the investment activities of the Company or Portfolio Fund, on the one hand, and other managed accounts, on the other hand, may differ considerably from time to time. In addition, the fees and expenses of the Portfolio Fund will differ from those of the other managed accounts and the Company. Accordingly, prospective Members should note that the future performance of a Portfolio Fund or Portfolio Account and the Portfolio Manager's other accounts will vary.

                  When a Portfolio Manager determines that it would be appropriate for a Portfolio Fund or a Portfolio Account and one or more of its other accounts to participate in an investment opportunity at the same time, it will attempt to aggregate, place and allocate orders on a basis that the Portfolio Manager believes to be fair and equitable, consistent with its responsibilities under applicable law. Decisions in this regard are necessarily subjective and there is no requirement that the Portfolio Fund or Portfolio Account participate, or participate to the same extent as the other accounts, in all trades. However, no participating entity or account will receive preferential treatment over any other and steps will be taken to ensure that no participating entity or account will be systematically disadvantaged by the aggregation, placement and allocation of orders.


                  Situations may occur, however, where the Company could be disadvantaged because of the investment activities conducted by a Portfolio Manager for its other accounts. Such situations may be based on, among other things, the following: (i) legal restrictions on the combined size of positions that may be taken for a Portfolio Fund or Portfolio Account and the other accounts, thereby limiting the size of the Portfolio Fund's or Portfolio Account's position; (ii) the difficulty of liquidating an investment for a Portfolio Fund or Portfolio Account and the other accounts where the market cannot absorb the sale of the combined positions; and (iii) the determination that a particular investment is warranted only if hedged with an option or other instrument and there is a limited availability of such options or other instruments. (SEE "Conflicts of Interest - Other Matters.")

                  Each Portfolio Manager and its principals, officers, employees and affiliates, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Company or a Portfolio Fund. As a result of differing trading and investment strategies or constraints, positions may be taken by principals, officers, employees and affiliates of the Portfolio Manager that are the same, different or made at a different time than positions taken for the Company.

                  Portfolio Managers may purchase investments that are issued, or the subject of an underwriting or other distribution, by LF&Co. and its affiliates. A Portfolio Manager may invest, directly or indirectly, in the securities of companies affiliated with LF&Co. and its affiliates or in which LF&Co. and its affiliates has an equity or participation interest. The purchase, holding and sale of such investments by a Portfolio Manager may enhance the profitability of LF&Co.'s or its affiliates' own investments in such companies.

                  OTHER MATTERS. Except in accordance with applicable law, no Portfolio Manager is permitted to buy securities or other property from, or sell securities or other property to, its respective Portfolio Fund. However, a Portfolio Fund may effect certain principal transactions in securities with one or more of a Portfolio Manager's managed accounts, except for accounts in which the Portfolio Manager of such fund or any affiliate thereof serves as a general partner or in which it has a financial interest, other than an interest that results solely from the Portfolio Manager's appointment as an Investment Adviser to the account. Such transactions would be made in circumstances where the Portfolio Manager has determined it would be appropriate for the Portfolio Fund to purchase and a Portfolio Manager's managed account to sell, or the Portfolio Fund to sell and a Portfolio Manager's managed account to purchase, the same security or instrument on the same day. Future investment activities of the Portfolio Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing may give rise to additional conflicts of interest.

                  The Investment Adviser and its affiliates and their directors, officers and employees, may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made by the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by directors, officers and employees of LF&Co. (including personnel of the Investment Adviser) that are the same, different or made at a different time than positions taken for the Company. In order to mitigate the possibility that the Company will be adversely affected by this personal trading, the Company and the Investment Adviser have adopted a Joint Code of Ethics in compliance with Rule 17j-1 under the 1940 Act that restricts securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company's portfolio transactions.

                  The Investment Adviser, LF&Co. and their affiliates will not purchase securities or other property from, or sell securities or other property to, the Company, except that the Company may engage in transactions with accounts which are affiliated with the Company only because they are advised by LF&Co. or one of its affiliates or because they have common officers, directors or managers. Such transactions would be made in circumstances where the Investment Adviser has determined that it would be appropriate for the Company to purchase and the Investment Adviser or another LF&Co. client to sell, or the Company to sell and another LF&Co. client to purchase, the same security or instrument on the same day. All such purchases and sales would be made pursuant to procedures that the Company has adopted under Rule 17a-7 under the 1940 Act. Among other things, those procedures are intended to ensure that (1) each such transaction will be effected for cash consideration at the current market price of the particular securities, (2) no such transaction will involve restricted securities or securities for which market quotations are not readily available and (3) no brokerage commissions, fees (except for customary transfer fees) or other remuneration will be paid in connection with any such transaction. LF&Co. and its affiliated broker-dealers may act as broker for the Company or the Portfolio Funds in effecting securities transactions. (SEE "Brokerage.")

                  Future investment activities of LF&Co. (or its affiliates) and their principals, partners, directors, officers or employees may give rise to additional conflicts of interest.



                                    BROKERAGE

                  Portfolio transactions made by Portfolio Managers on behalf of the Portfolio Funds or through Portfolio Accounts will be allocated to brokers (which may include brokerage firms affiliated with the Investment Adviser or the Portfolio Managers consistent with best execution) by the relevant Portfolio Manager. In selecting brokers and dealers to execute portfolio transactions, Portfolio Managers have authority to and may consider several different factors, including, among others, a broker's or dealer's ability to provide best execution, its willingness to commit capital, its financial stability, its systems, facilities and record keeping, and its experience in handling similar transactions (based on size, market conditions, type of security, among other factors). The Portfolio Managers may also take into account a broker's and dealer's relative performance on industry surveys and studies of execution quality, the broker's and dealer's rates of commission, mark-ups and mark-downs, its applicable margin levels and financing rates and other applicable fees and charges, its overall responsiveness, and the broker's or dealer's provision of research, brokerage and other products and services pursuant to soft dollar arrangements.

                  Consistent with the principle of seeking best price and execution, a Portfolio Manager may place orders with brokers that provide the Portfolio Fund and Portfolio Accounts and affiliates with supplemental research, market and statistical information, including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of the Portfolio Managers are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Manager or its affiliates in providing services to clients other than the Portfolio Fund or Portfolio Account. In addition, not all of the supplemental information is used by the Portfolio Manager in connection with the Company. Conversely, the information provided to the Portfolio Manager by brokers and dealers through which other clients of the Portfolio Manager and its affiliates effect securities transactions may be useful to the Portfolio Manager in providing services to the Portfolio Fund or Portfolio Accounts.

                  In view of the fact that the investment program of certain of the Portfolio Managers may include trading as well as investments, short-term market considerations will frequently be involved, and it is anticipated that the turnover rates of the Portfolio Funds may be substantially greater than the turnover rates of other types of investment vehicles.

                                FEES AND EXPENSES

                  Lazard Alternatives provides certain administration and investor services to the Company, including, among other things, providing office space and other support services to the Company, screening potential investors, preparing marketing and investor communications, maintaining and preserving certain records of the Company, preparing and filing various materials with state and Federal regulators, providing legal and regulatory advice in connection with administrative functions and reviewing and arranging for payment of the Company's expenses. In consideration for these services, the Company will pay Lazard Alternatives a quarterly fee of 0.25% (1% on an annualized basis) of the Company's net assets (the "Management Fee"). Net assets means the total value of all assets of the Company, less an amount equal to all accrued debts, liabilities and obligations of the Company. The Management Fee will be computed based on the net assets of the Company as of the start of business on the first business day of each quarter, after adjustment for any subscriptions effective on that date, and will be due and payable in advance within five business days after the beginning of that quarter. The Management Fee will be an expense paid to Lazard Alternatives out of the Company's assets, and will be reflected in each Member's capital account (except the Special Member Account (defined below)) as a reduction to net profits or an increase to net losses credited to or debited against each Member's Capital Account. With respect to capital contributions received by the Company other than at the beginning of a quarter, such contributions will be charged a prorated Management Fee as a percentage of the remainder of the quarter divided by the full quarter.

                  PFPC Inc. (the "Administrator") provides administration, accounting and investor services to the Company, which are in addition to the services provided by Lazard Alternatives to the Company, as described above. In consideration for these services, the Company will pay the Administrator a fee (the "Administration Fee") that is not anticipated to exceed 0.25% (annualized) of the Company's net assets (as defined above), plus reimbursement of certain out-of-pocket expenses.

                  In  addition,  the  capital  accounts  of Members  (except the
Special Member Account) may be subject to an Incentive Allocation depending upon the investment performance of the Company. (SEE "Capital Accounts and Allocations - Incentive Allocation.")


                  The Company will bear its own expenses including, but not limited to, taxes, organizational, offering and investment-related expenses (E.G., fees and expenses charged by the Portfolio Managers and Portfolio Funds, placement fees, interest on indebtedness, custodial fees, bank service fees, other expenses related to the purchase, sale or transmittal of Company investments, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts) relating to investments), custodial expenses, administrative expenses, legal expenses, internal and external accounting, audit and tax preparation expenses, corporate licensing, Board of Manager's fees and expenses, including travel, insurance and other expenses associated with the operation of the Company. In addition, the Company will bear the Management Fee paid to the Investment Adviser. (SEE "Lazard Alternatives & LF&Co.")

                   The Investment Adviser will be reimbursed by the Company for any of the above expenses that it pays on behalf of the Company.

                  The  Company's   organizational   expenses  are  estimated  at
$250,000,  and the  Company  will  also  bear  certain  expenses,  not to exceed
$100,000, associated with the initial offering of Interests. Before a recent change to the guidelines followed by the American Institute of Certified Public Accountants applicable to the Company, the Company would have been able to amortize the organizational expenses over a 60 month period. Because of that change, however, the organizational expenses now must be expensed as incurred. In order to achieve a more equitable distribution of the impact of those expenses among the Company's Members, an amount equal to the organizational expenses incurred by the Company will be allocated among and credited to or debited against the capital accounts of all Members based on the percentage that a Member's contributed capital to the Company bears to the total capital contributed to the Company by all Members as of the relevant allocation date. An initial allocation of organizational costs will be made as of the first date on which capital contributions of Members are made. These allocations will thereafter be adjusted as of each date, through and including August 1, 2006, on which additional capital is contributed to the Company by Members. Offering costs cannot be deducted by the Company or the Members.


                  The Portfolio Funds will bear all expenses incurred in connection with their operations. These expenses are similar to those incurred by the Company. The Portfolio Managers generally will charge asset-based fees to and receive performance-based allocations from the Portfolio Funds, which effectively will reduce the investment returns of the Portfolio Funds and the amount of any distributions from the Portfolio Funds to the Company. These expenses, fees and allocations will be in addition to those incurred by the Company itself.

                        CAPITAL ACCOUNTS AND ALLOCATIONS

CAPITAL ACCOUNTS


                  The Company will maintain a separate capital account for each Member (including the Special Member in respect of any capital contribution to the Company by the Special Member, as a Member), which will have an opening balance equal to the Member's initial contribution to the capital of the Company. Each Member's capital account will be increased by the sum of the amount of cash and the value of any securities constituting additional contributions by the Member to the capital of the Company, plus any amounts credited to the Member's capital account as described above with respect to organization expenses or as described below. Similarly, each Member's capital account will be reduced by the sum of the amount of any repurchase by the Company of the Interest, or portion thereof, of the Member, plus the amount of any distributions to the Member which are not reinvested, plus any amounts debited against the Member's capital account, as described above, with respect to organization expenses or as described below.



                  Capital accounts of Members are adjusted as of the close of business on the last day of each Allocation Period, as defined below. Allocation Periods begin on the day after the last day of the preceding Allocation Period and end at the close of business on (1) the last day of each fiscal year, (2) the last day of each taxable year, (3) the day preceding the date on which a contribution to the capital of the Company is made, (4) the day on which the Company repurchases any Interest or portion of an Interest of any Member, or (5) the day on which any amount is credited to or debited from the capital account of any Member other than an amount to be credited to or debited from the capital accounts of all Members in accordance with their respective investment percentages. An investment percentage will be determined for each Member as of the start of each Allocation Period by dividing the balance of the Member's capital account as of the commencement of the period by the sum of the balances of all capital accounts of all Members as of that date.


                  The Special Member holds a Special Member interest (the "Special Member Account") in the Company for the purpose of receiving a special performance-based allocation with respect to each Member, based upon the Company's net profits. The Special Member may also invest in the Company in which case it will hold a separate Interest.


ALLOCATION OF NET PROFITS AND NET LOSSES

                  Net profits or net losses of the Company for each Allocation Period will be allocated among and credited to or debited against the capital accounts of all Members as of the last day of each Allocation Period in accordance with Members' respective investment percentages for such period. Net profits or net losses will be measured as the net change in the value of the net assets of the Company (including any net change in unrealized appreciation or depreciation of investments and realized income and gains or losses and expenses (including organizational expenses) during an Allocation Period), before giving effect to any repurchases by the Company of Interests or portions thereof, and excluding the amount of any items to be allocated among the capital accounts of the Members other than in accordance with the Members' respective investment percentages.


                  Allocations for Federal income tax purposes generally will be made among the Members so as to reflect equitably amounts credited or debited to each Member's capital account for the current and prior taxable years. (SEE "Tax Aspects - Allocation of Profits and Losses.")

INCENTIVE ALLOCATION

                  So long as the Investment Adviser serves as the investment adviser of the Company, an affiliate of the Investment Adviser will be entitled to receive an incentive allocation (the "Incentive Allocation"), charged to the capital account of each Member as of the last day of each fiscal year, of 10% of the net profits credited to a Member's capital account during the fiscal year (or such period corresponding to the Member's investment); PROVIDED, HOWEVER, that such Incentive Allocation will only be payable if the percentage increase in the Member's capital account balance during such fiscal year, or such lesser period corresponding to such Member's investment, (adjusted for any contributions or withdrawals during the fiscal year) attributable to the net profits credited to the Member's capital account during such period (before reduction for the Incentive Allocation) exceeds the "Hurdle Rate." The Hurdle Rate is the average of the month-end LIBOR rates (defined below) reported during the Company's fiscal year by the British Bankers Association and, with respect to the Company's first year of operation, the average of the month-end LIBOR rates for the period beginning as of the day the Company commenced operations and ending on the Company's fiscal year end, and with respect to any Member making any investment other than at the beginning of the fiscal year, such lesser period corresponding to the Member's investment. "LIBOR rates" means the non-reserve adjusted London Interbank Offered Rates for U.S. Dollar deposits having a 3-month term. LIBOR rates are not compounded from year to year.


                  In determining the Incentive Allocation for a Current Year (defined below), net losses in the immediately prior fiscal year (the "Prior Year") are taken into account. For any Member who had net losses allocated to his capital account in the Prior Year ("Loss Member"), no Incentive Allocation shall be made for the then Current Year until the net profits equal the net losses (as adjusted for withdrawals) allocated to the Loss Member in the Prior Year. An Incentive Allocation will be made from the capital account of a Loss Member solely with respect to the amount of the net profits allocated in the Current Year that exceed the amount of the net losses (as adjusted for withdrawals) allocated in the Prior Year. For purposes of determining the Incentive Allocation, a Current Year is a fiscal year.


                  In the event that the Company is terminated other than at the Company's fiscal year-end or if the Investment Adviser is terminated other than at the Company's fiscal year-end or if the effective date of a Member's withdrawal is other than at the Company's fiscal year-end, then for purposes of determining the Incentive Allocation for the Current Year, net profits or losses, as the case may be, and the Hurdle Rate shall be determined for the period from the first day of such Current Year through the termination date or such Member's withdrawal date.


                  By the last business day of any month following the date on which an Incentive Allocation is made, the Special Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Member Account and debited from each Member's capital account with respect to the Allocation Period. Within 30 days after the completion of the audit of the Company's books, the Company will pay to the Special Member any additional amount determined to be owed to the Special Member based upon the audit, and the Special Member will pay to the Company any excess amount determined to be owed to the Company.

ALLOCATION OF SPECIAL ITEMS - CERTAIN WITHHOLDING TAXES AND OTHER EXPENDITURES

                  Withholding taxes or other tax obligations incurred by the Company which are attributable to any Member will be debited against the capital account of that Member as of the close of the period during which the Company paid those obligations, and any amounts then or thereafter distributable to the Member will be reduced by the amount of those taxes. If the amount of those taxes is greater than the distributable amounts, then the Member and any successor to the Member's Interest is required to pay upon demand to the Company, as a contribution to the capital of the Company, the amount of the excess. The Company is not obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member, although in the event that the Company determines that a Member is eligible for a refund of any withholding tax, it may, at the request and expense of that Member, assist the Member in applying for a refund.

                  Generally, any expenditures payable by the Company, to the extent paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more, but fewer than all of the Members, will be charged to only those Members on whose behalf the payments are made or whose particular circumstances gave rise to the payments. These charges shall be debited to the capital accounts of the applicable Members as of the close of the period during which the items were paid or accrued by the Company.

RESERVES

                  Appropriate reserves may be created, accrued and charged against net assets and proportionately against the capital accounts of the Members for contingent liabilities as of the date the contingent liabilities become known to the Company. Reserves will be in such amounts (subject to increase or reduction) which the Company may deem necessary or appropriate. The amount of any reserve (or any increase or decrease therein) will be proportionately charged or credited, as appropriate, to the capital accounts of those investors who are Members at the time when the reserve is created, increased or decreased, as the case may be; PROVIDED, HOWEVER, that if the reserve (or any increase or decrease therein) exceeds the lesser of $500,000 or 1% of the aggregate value of the capital accounts of all those Members, the amount of the reserve, increase, or decrease shall instead be charged or credited to those investors who were Members at the time, as determined by the Company, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their capital accounts at that time.

NET ASSET VALUATION

                  The Confidential Memorandum and the Company Agreement provide for the Board of Managers to calculate the net asset value of the Company as at the close of business on the last Business Day of each month (the "Valuation Date"). The Board of Managers have delegated the calculation of the net asset value of the Company to the Administrator.

                  The Company will value interests in Portfolio Funds at fair value, which ordinarily will be the value determined by their Portfolio Managers in accordance with the policies established by the relevant Portfolio Fund.


                  The Company will value the portfolio securities of Portfolio Accounts as described below.

                  Domestic exchange traded and NASDAQ listed equity securities held by the Company (other than options) will be valued at their last composite sale prices as reported on the exchanges where those securities are traded. If no sales of those securities are reported on a particular day, the securities will be valued based upon their composite bid prices for securities held long, or their composite ask prices for securities held short, as reported by those exchanges. Securities traded on a foreign securities exchange will be valued at their last sale prices on the exchange where the securities are primarily traded, or in the absence of a reported sale on a particular day, at their bid prices (in the case of securities held long) or asked prices (in the case of securities held short) as reported by that exchange. Listed options will be valued at their last bid prices (or last asked prices in the case of listed options held short) as reported by the exchange with the highest volume on the last day a trade was reported. Other securities for which market quotations are readily available will be valued at their bid prices (or asked prices in the case of securities held short) as obtained from one or more dealers making markets for those securities. If market quotations are not readily available, securities and other assets will be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

                  Debt securities held by the Company (other than convertible debt securities) will be valued in accordance with the procedures described above, which with respect to these securities may include the use of valuations furnished by a pricing service that employs a matrix to determine valuations for normal institutional size trading units. The Board of Managers will periodically monitor the reasonableness of valuations provided by the pricing service. Such debt securities with remaining maturities of 60 days or less will, absent unusual circumstances, be valued at amortized cost, so long as this method of valuation is determined by the Board of Managers to represent fair value.


                  If in the view of the Investment Adviser, the bid price of a listed option held by the Company (or asked price in the case of any such security held short) does not fairly reflect the market value of the security, the Investment Adviser may request a valuation committee comprised of two Managers to instead adopt procedures to value the security at fair value. In any such situation, the valuation committee will consider the recommendation of the Investment Adviser, and, if it determines in good faith that an override of the value assigned to the security under the procedures described above is warranted, will adopt procedures for purposes of determining the fair value of the security.


                  All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a pricing service compiled as of 4:00 p.m. London time. Trading in foreign securities generally is completed, and the values of foreign securities are determined, prior to the close of securities markets in the U.S. Foreign exchange rates are also determined prior to such close. On occasion, the values of foreign securities and exchange rates may be affected by events occurring between the time as of which determination of values or exchange rates are made and the time as of which the net asset value of the Company is determined. When an event materially affects the values of securities held by the Company or its liabilities, such securities and liabilities may be valued at fair value as determined in good faith by, or under the supervision of, the Board of Managers.

                  Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company's net assets if the Board's judgments regarding appropriate valuations should prove incorrect.

                           SUBSCRIPTION FOR INTERESTS

SUBSCRIPTION TERMS

                  The minimum initial investment in the Company by an investor is $500,000 and the minimum additional investment in the Company is $100,000, subject to the discretion of the Board of Managers to accept initial and additional investments in lesser amounts. The minimum initial and additional contributions may be reduced by the Board of Managers.


                  The Board of Managers expects to accept initial and additional subscriptions for Interests as of the first business day of each month. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. (SEE "Subscription for Interests - Sales Charge.") The investor must also submit a completed subscription document before the acceptance date. The Board of Managers reserves the right to reject any subscription for Interests and may, in its sole discretion, suspend subscriptions for Interests at any time.

                  Because the Company may generate "unrelated business taxable income" ("UBTI") with respect to tax-exempt investors, charitable remainder trusts may not want to purchase Interests because a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI.

                  Except as otherwise permitted by the Board of Managers, initial and any additional contributions to the capital of the Company by any Member will be payable in cash, and all contributions must be transmitted by the time and in the manner that is specified in the subscription documents of the Company. Initial and any additional contributions to the capital of the Company will be payable in one installment and will be due at least two business days prior to the proposed acceptance date of the contribution, although the Board of Managers may accept, in its sole discretion, a subscription prior to its receipt of cleared funds.

                  Each new Member will be obligated to agree to be bound by all of the terms of the Company Agreement. Each potential investor will also be obligated to represent and warrant in a subscription agreement, among other things, that the investor is purchasing an Interest for its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Interest.

PLACEMENT AGENTS

                  LF&Co. acts as the non-exclusive placement agent for the Company, without special compensation from the Company, and will bear its own costs associated with its activities as placement agent. The Board of Managers may terminate LF&Co. as Placement Agent upon 30 days' prior written notice. LF&Co. (subject to the approval of the Board of Managers) may delegate any of its duties, functions or powers as placement agent to unaffiliated third-parties to act as sub-placement agents for the Company. The Company will not bear any costs associated with any such arrangements. Such agents will receive either a one-time fee or an ongoing fee based upon the value of the Interests of the investors introduced to the Company by the agent or based upon the initial contribution amount made by such investors into the Company. Investors solicited by such agents will be advised of, and asked to consent to, the compensation arrangement. Nominees executing Subscription Documents on behalf of investors will be asked to represent that they have advised their clients of, and have obtained their consent to, the compensation arrangement. Furthermore, investors subscribing for Interests through a financial institution may be charged a separate fee by such institution.

SALES CHARGE

                  Investors purchasing Interests may be charged sales commissions of up to 3%, on a fully disclosed basis, of the amount transmitted in connection with their subscriptions for Interests. Amounts paid as sales charges, if any, are included for purposes of determining whether applicable minimum investment requirements have been satisfied.


ELIGIBLE INVESTORS

                  Each prospective investor will be required to certify that the Interest subscribed for is being acquired directly or indirectly for the account of an "accredited investor" as defined in Regulation D under the 1933 Act and that the investor (as well as each of the investor's beneficial owners under certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million or such greater amounts as may be required by applicable law or by the Board of Managers, in its sole discretion. In addition, trusts and other entities will generally be required to have total assets of $5 million. Moreover, each investor must certify that such investor is a "qualified eligible person" under the rules of the Commodity Exchange Act of 1974, as amended. Existing Members who subscribe for additional Interests will be required to meet the foregoing eligibility criteria at the time of the additional subscription. The relevant investor qualifications will be set forth in a subscription agreement that must be completed by each prospective investor.

                           REDEMPTIONS, REPURCHASES OF
                             INTERESTS AND TRANSFERS

NO RIGHT OF REDEMPTION

                  No Member or other person holding an Interest or a portion of an Interest acquired from a Member will have the right to require the Company to redeem that Interest or portion thereof. There is no public market for Interests, and none is expected to develop. Consequently, investors may not be able to liquidate their investment other than as a result of repurchases of Interests by the Company, as described below. (The Special Member has certain rights to withdraw amounts from its Special Member Account.)

REPURCHASES OF INTERESTS


                  The Board of Managers may, from time to time and in its sole discretion, determine to cause the Company to repurchase Interests or portions thereof from Members other than the Special Member pursuant to written tenders by Members on such terms and conditions as it may determine. In determining whether the Company should repurchase Interests or portions thereof from Members pursuant to written tenders, the Board of Managers will consider the recommendation of the Investment Adviser. The Investment Adviser expects that it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members at the end of 2001. Thereafter, the Investment Adviser expects that generally it will recommend to the Board of Managers that the Company offer to repurchase Interests from Members twice in each year, effective as of June 30th and December 31st of each year. The Board of Managers will also consider the following factors, among others, in making its determination:


                    o whether any Members have requested to tender Interests or portions thereof to the Company;

                    o    the liquidity of the Company's assets;

                    o the investment plans and working capital requirements of the Company;

                    o the relative economies of scale with respect to the size of the Company;

                    o the history of the Company in repurchasing Interests or portions thereof;

                    o    the economic condition of the securities markets; and

                    o    the  anticipated  tax   consequences  of  any  proposed
                         repurchases of Interests or portions thereof.

                  The Company will repurchase Interests or portions thereof from Members pursuant to written tenders on terms and conditions that the Board of Managers determines to be fair to the Company and to all Members or persons holding Interests acquired from Members, or to one or more classes of Members, as applicable. When the Board of Managers determines that the Company shall repurchase Interests or portions thereof, notice will be provided to Members describing the terms thereof, containing information Members should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Members who are deciding whether to tender their Interests or portions thereof during the period that a repurchase offer is open may ascertain the net asset value of their Interests from the Administrator during the period.

                  The Company Agreement provides that the Company shall be dissolved if the Interest of any Member that has submitted a written request to tender its entire Interest for repurchase by the Company has not been repurchased within a period of two years after the request.


                  Repurchases of Interests from Members by the Company may be made, in the sole discretion of the Company, and may be paid in cash or by the distribution of securities in-kind, or partly in cash and partly in-kind. However, the Company does not expect to distribute securities in-kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or on Members not tendering Interests for repurchase. Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Interests or portions thereof from Members. Any in-kind distribution of securities will consist of marketable securities traded on an established securities exchange (valued in accordance with the Company Agreement), which will be distributed to all tendering Members on an equal basis. The Company does not impose any charges in connection with repurchases of Interests or portion of Interests.


                  Due to liquidity restraints associated with the Company's investments in Portfolio Funds and the fact that the Company may have to effect withdrawals from those funds to pay for Interests being repurchased, it is presently expected that, under the procedures applicable to the repurchase of Interests, Interests will be valued for purposes of determining their repurchase price approximately one month after the date by which Members must submit a repurchase request and that the Company will pay at least 90% of the value of the Interests or portions thereof repurchased approximately one month after the valuation date. It is presently anticipated that the procedures applicable to repurchases of Interests will be as follows:

                  The value of Interests or portions  thereof being  repurchased will be  determined  on a  specified  date (the  "Valuation  Date") that will be approximately one month after the date by which Members must tender their Interests for repurchase (the "Expiration Date"). Promptly after the Expiration Date, each Member whose Interest or portion thereof has been accepted for repurchase will be given a non-interest bearing, non-transferable promissory note by the Company entitling the Member to be paid an amount equal to the value, determined as of the Valuation Date, of the Interest or portion thereof being repurchased (subject to adjustment upon completion of the next annual audit of the Company's financial statements). This amount will be the value of the Member's capital account (or the portion thereof being repurchased) determined as of the Valuation Date and will be based upon the net asset value of the Company's assets as of that date, after giving effect to all allocations to be made as of that date to the Member's capital account. The promissory note will entitle the Member to receive an initial payment in an amount equal to at least 90% of the estimated net asset value of the Interest tendered, determined as of the Valuation Date (the "Initial Payment"). Payment of this amount will be made within 30 days after the Valuation Date or, if the Company has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Interests, ten business days after the Company has received at least 90% of the aggregate amount withdrawn by the Company from such Portfolio Funds. The promissory note will also entitle a Member to receive a contingent payment (the "Contingent Payment") equal to the excess, if any, of (a) the net asset value of the Interest tendered as of the Valuation Date, as it may be adjusted based upon the next annual audit of the Company's financial statements), over (b) the Initial Payment. The Contingent Payment would be payable promptly after the completion of the Company's next annual audit. It is anticipated that the annual audit of the Company's financial statements will be completed within 60 days after the end of each fiscal year of the Company.

                  Repurchases of Interests by the Company are subject to certain regulatory requirements imposed by SEC rules. The Company believes that the repurchase procedures described above comply with these requirements. However, if modification of the Company's repurchase procedures is deemed necessary to comply with regulatory requirements, the Board of Managers will adopt revised procedures designed to provide Members substantially the same liquidity for Interests as would be available under the procedures described above.

                  Upon its acceptance of tendered Interests for repurchase, the Company will maintain daily on its books a segregated account consisting of: (i) cash, (ii) liquid securities or (iii) interests in Portfolio Funds that the Company has requested be withdrawn (or any combination of the foregoing), in an amount equal to the aggregate estimated unpaid dollar amount of the promissory notes issued to Members tendering Interests.


                  Payment for repurchased Interests may require the Company to liquidate portfolio holdings earlier than the Investment Adviser would otherwise liquidate these holdings, potentially resulting in losses, and may increase the Company's portfolio turnover. The Investment Adviser intends to take measures (subject to such policies as may be established by the Board of Managers) to attempt to avoid or minimize potential losses and turnover resulting from the repurchase of Interests.


                  A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a capital account balance equal to the greater of: (i) $500,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the capital account of the Member on the date of expiration of the tender offer or would be so debited if the date of expiration were a day on which an Incentive Allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's capital account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

                  The Company may repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that:

                  o the Interest or a portion thereof has been transferred or the Interest or a portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution, or incompetency of a Member;

                  o ownership of the Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;


                  o continued ownership of the Interest may be harmful or injurious to the business or reputation of the Company, the Board of Managers or the Investment Adviser, or may subject the Company or any Members to an undue risk of adverse tax or other fiscal consequences;


                  o any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                  o it would be in the best interests of the Company for the Company to repurchase the Interest or a portion thereof.


                  In the event that the Special Member holds any Interests in its capital account in its capacity as a Member, such Interest or a portion thereof may be tendered for repurchase in connection with any repurchase offer made by the Company.


                  The Special Member is entitled to withdraw its Interests from its Special Member Account at the times described under "Capital Accounts and Allocations - Incentive Allocation."


TRANSFERS OF INTERESTS

                  Except as otherwise described below, no person shall become a substituted Member without the written consent of the Board of Managers, which consent may be withheld for any reason in its sole  discretion.  Interests may be  transferred:
(i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or (ii) with the written consent of the Board of Managers, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances. Without limiting the foregoing, the Board of Managers generally will not consent to a transfer unless the transfer is: (a) one in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferring Member (E.G., certain transfers to affiliates, gifts and contributions to family entities); (b) to members of the transferring Member's immediate family (siblings, spouse, parents and children);
(c) a distribution from a qualified retirement plan or an individual retirement account; (d) a "block transfer" within the meaning of Treasury Regulations ss. 1.7704-1(e)(2); or (e) one that does not cause interests in the Company to be deemed readily tradeable on a secondary market or the substantial equivalent thereof, as determined under the Treasury Regulations ss. 1.7704-1(j), unless it consults with counsel to the Company and counsel confirms that the transfer will not cause the Company to be treated as a publicly traded partnership taxable as a corporation. In addition, the Board of Managers will not consent to a transfer unless the proposed transfer is to be made on the effective date of an offer by the Company to repurchase Interests. The foregoing permitted transferees will not be allowed to become substituted Members without the consent of the Board of Managers, which may be withheld in its sole discretion. Notice to the Company of any proposed transfer must include evidence satisfactory to the Board of Managers that the proposed transfer is exempt from registration under the 1933 Act, that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor's beneficial owners in certain circumstances) has a net worth immediately prior to the time of subscription of at least $1.5 million ($5 million for trusts and other entities) or any greater amount as that may be required by applicable law or by the Board of Managers, in its sole discretion, and must be accompanied by a properly completed subscription agreement. The Board of Managers may not consent to a transfer of an Interest by a Member unless the transfer is to a single transferee or after the transfer of a portion of the Interest, the balance of the capital of each of the transferee and the transferor is not less than $500,000. A Member who transfers an Interest may be charged reasonable expenses, including attorneys' and accountants' fees, incurred by the Company in connection with the transfer.

                  Any transferee that acquires an Interest or portion thereof in the Company by operation of law as the result of the death, divorce, bankruptcy, dissolution, or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired to transfer the Interest in accordance with the terms of the Company Agreement and to tender the Interest for repurchase by the Company, but shall not be entitled to the other rights of a Member unless and until the transferee becomes a substituted Member as provided in the Company Agreement. If a Member transfers an Interest or portion thereof with the approval of the Board of Managers, the Company shall promptly take all necessary actions so that each transferee or successor to whom the Interest or portion thereof is transferred is admitted to the Company as a Member.

                  By subscribing for an Interest, each Member agrees to indemnify and hold harmless the Company, the Board of Managers, Lazard Alternatives, each other Member and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from any transfer made by that Member in violation of these provisions or any misrepresentation made by that Member in connection with any such transfer.

                  The Special Member may not transfer its interest in the Special Member Account.


                                   TAX ASPECTS

                  The following is a summary of certain aspects of the income taxation of the Company and its Members which should be considered by a prospective Member. The Company has not sought a ruling from the Internal Revenue Service (the "Service") or any other Federal, state or local agency with respect to any of the tax issues affecting the Company, nor has it obtained an opinion of counsel with respect to any Federal tax issues other than the characterization of the Company as a partnership for Federal income tax purposes.


                  This summary of certain aspects of the Federal income tax treatment of the Company is based upon the Code, judicial decisions, Treasury Regulations (the "Regulations") and rulings in existence on the date hereof, all of which are subject to change. This summary does not discuss the impact of various proposals to amend the Code which could change certain of the tax consequences of an investment in the Company. This summary also does not discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the Federal income tax laws, such as insurance companies.


                  EACH PROSPECTIVE MEMBER SHOULD CONSULT WITH ITS OWN TAX ADVISER IN ORDER FULLY TO UNDERSTAND THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE COMPANY.

                  In addition to the particular matters set forth in this section, tax-exempt organizations should review carefully those sections of the Memorandum regarding liquidity and other financial matters to ascertain whether the investment objectives of the Company are consistent with their overall investment plans. Each prospective tax-exempt Member is urged to consult its own counsel regarding the acquisition of Interests.

TAX TREATMENT OF COMPANY OPERATIONS

                  CLASSIFICATION OF THE COMPANY. The Company will receive an opinion of Schulte Roth & Zabel LLP, counsel to the Company, that under the provisions of the Code and the Regulations, as in effect on the date of the opinion, as well as under the relevant authority interpreting the Code and the Regulations, and based upon certain representations of the Board of Managers, the Company will be treated as a partnership for Federal income tax purposes and not as an association taxable as a corporation.

                  Under Section 7704 of the Code, "publicly traded partnerships" are generally treated as corporations for Federal income tax purposes. A publicly traded partnership is any partnership the interests in which are traded on an established securities market or which are readily tradable on a secondary market (or the substantial equivalent thereof). Interests in the Company will not be traded on an established securities market. Regulations concerning the classification of partnerships as publicly traded partnerships (the "Section 7704 Regulations") provide certain safe harbors under which interests in a partnership will not be considered readily tradable on a secondary market (or the substantial equivalent thereof). The Company may not be eligible for any of those safe harbors. In particular, it will not qualify under the private placement safe harbor set forth in the Section 7704 Regulations if the Company has more than 100 Members.

                  The Section  7704  Regulations  specifically  provide that the fact that a partnership does not qualify for the safe harbors is disregarded for purposes of determining whether interests in a partnership are readily tradable on a secondary market (or the substantial equivalent thereof). Rather, in this event the partnership's status is examined under a general facts and circumstances test set forth in the Section 7704 Regulations. Schulte Roth & Zabel LLP also will render its opinion that, under this "facts and circumstances" test, and based upon the anticipated operations of the Company as well as the legislative history to Section 7704, the text of the Section 7704 Regulations and certain representations of the Board of Managers, the interests in the Company will not be readily tradable on a secondary market (or the substantial equivalent thereof) and, therefore, that the Company will not be treated as a publicly traded partnership taxable as a corporation.

                  Neither of the opinions of counsel described above, however, is binding on the Service or the courts. If it were determined that the Company should be treated as an association or a publicly traded partnership taxable as a corporation for Federal income tax purposes (as a result of a successful challenge to such opinions by the Service, changes in the Code, the Regulations or judicial interpretations thereof, a material adverse change in facts, or otherwise), the taxable income of the Company would be subject to corporate income tax when recognized by the Company; distributions of such income, other than in certain redemptions of Interests, would be treated as dividend income when received by the Members to the extent of the current or accumulated earnings and profits of the Company; and Members would not be entitled to report profits or losses realized by the Company.

                  UNLESS OTHERWISE INDICATED, REFERENCES IN THE FOLLOWING DISCUSSION OF THE TAX CONSEQUENCES OF COMPANY INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF THE COMPANY, AND THOSE INDIRECTLY ATTRIBUTABLE TO THE COMPANY AS

A RESULT OF IT BEING AN INVESTOR IN A PRIVATE INVESTMENT COMPANY OF A PORTFOLIO MANAGER (A "PORTFOLIO FUND").

                  As a partnership, the Company is not itself subject to Federal income tax. The Company files an annual partnership information return with the Service which reports the results of operations. Each Member is required to report separately on its income tax return its distributive share of the Company's net long-term capital gain or loss, net short-term capital gain or loss and all other items of ordinary income or loss. Each Member is taxed on its distributive share of the Company's taxable income and gain regardless of whether it has received or will receive a distribution from the Company.

                  ALLOCATION OF PROFITS AND LOSSES. Under the Operating Agreement, the Company's net capital appreciation or net capital depreciation for each accounting period is allocated among the Members and to their capital accounts without regard to the amount of income or loss actually recognized by the Company for Federal income tax purposes. The Operating Agreement provides that items of income, deduction, gain, loss or credit actually recognized by the Company for each fiscal year generally are to be allocated for income tax purposes among the Members pursuant to Regulations issued under Sections 704(b) and 704(c) of the Code, based upon amounts of the Company's net capital appreciation or net capital depreciation allocated to each Member's capital account for the current and prior fiscal years.

                  Under the Operating Agreement, the Board of Managers has the discretion to allocate specially an amount of the Company's capital gain
(including short-term capital gain) for Federal income tax purposes to a withdrawing Member to the extent that the Member's capital account exceeds its Federal income tax basis in its partnership interest. There can be no assurance that, if the Board of Managers makes such a special allocation, the Service will accept such allocation. If such allocation is successfully challenged by the Service, the Company's gains allocable to the remaining Members would be increased.

                  TAX ELECTIONS; RETURNS; TAX AUDITS. The Code provides for optional adjustments to the basis of partnership property upon distributions of partnership property to a partner and transfers of partnership interests (including by reason of death) provided that a partnership election has been made pursuant to Section 754. Under the Operating Agreement, at the request of a Member, the Board of Managers, in its sole discretion, may cause the Company to make such an election. Any such election, once made, cannot be revoked without the Service's consent. The actual effect of any such election may depend upon whether any Portfolio Fund also makes such an election. As a result of the complexity and added expense of the tax accounting required to implement such an election, the Board of Managers presently does not intend to make such election.

                  The Board of Managers decides how to report the partnership items on the Company's tax returns, and all Members are required under the Code to treat the items consistently on their own returns, unless they file a statement with the Service disclosing the inconsistency. Given the uncertainty and complexity of the tax laws, it is possible that the Service may not agree with the manner in which the Company's items have been reported. In the event the income tax returns of the Company are audited by the Service, the tax treatment of the Company's income and deductions generally is determined at the limited liability company level in a single proceeding rather than by individual audits of the Members. The Board of Managers, designated as the "Tax Matters Partner", has considerable authority to make decisions affecting the tax treatment and procedural rights of all Members. In addition, the Tax Matters Partner has the authority to bind certain Members to settlement agreements and the right on behalf of all Members to extend the statute of limitations relating to the Members' tax liabilities with respect to Company items.

TAX CONSEQUENCES TO A WITHDRAWING MEMBER

                  A Member receiving a cash liquidating distribution from the Company, in connection with a complete withdrawal from the Company, generally will recognize capital gain or loss to the extent of the difference between the proceeds received by such Member and such Member's adjusted tax basis in its partnership interest. Such capital gain or loss will be short-term, long-term, or some combination of both, depending upon the timing of the Member's contributions to the Company. However, a withdrawing Member will recognize ordinary income to the extent such Member's allocable share of the Company's "unrealized receivables" exceeds the Member's basis in such unrealized receivables (as determined pursuant to the Regulations). For these purposes, accrued but untaxed market discount, if any, on securities held by the Company will be treated as an unrealized receivable, with respect to which a withdrawing Member would recognize ordinary income. A Member receiving a cash nonliquidating distribution will recognize income in a similar manner only to the extent that the amount of the distribution exceeds such Member's adjusted tax basis in its partnership interest.

                  As discussed above, the Operating Agreement provides that the Board of Managers may specially allocate items of Company capital gain (including short-term capital gain) to a withdrawing Member to the extent its capital account would otherwise exceed its adjusted tax basis in its partnership interest. Such a special allocation may result in the withdrawing Member recognizing capital gain, which may include short-term gain, in the Member's last taxable year in the Company, thereby reducing the amount of long-term capital gain recognized during the tax year in which it receives its liquidating distribution upon withdrawal.

                  DISTRIBUTIONS OF PROPERTY. A partner's receipt of a distribution of property from a partnership is generally not taxable. However, under Section 731 of the Code, a distribution consisting of marketable securities generally is treated as a distribution of cash (rather than property) unless the distributing partnership is an "investment partnership" within the meaning of Section 731(c)(3)(C)(i) and the recipient is an "eligible partner" within the meaning of Section 731(c)(3)(C)(iii). The Company will determine at the appropriate time whether it qualifies as an "investment partnership." Assuming it so qualifies, if a Member is an "eligible partner", which term should include a Member whose contributions to the Company consisted solely of cash, the recharacterization rule described above would not apply.

TAX TREATMENT OF COMPANY INVESTMENTS

                  IN GENERAL. The Company expects to act as a trader or investor, and not as a dealer, with respect to its securities transactions. A trader and an investor are persons who buy and sell securities for their own accounts. A dealer, on the other hand, is a person who purchases securities for resale to customers rather than for investment or speculation.

                  Generally, the gains and losses realized by a trader or an investor on the sale of securities are capital gains and losses. Thus, subject to the treatment of certain currency exchange gains as ordinary income (SEE "Currency Fluctuations - 'Section 988' Gains or Losses" below) and certain other transactions described below, the Company expects that its gains and losses from its securities transactions typically will be capital gains and capital losses. These capital gains and losses may be long-term or short-term depending, in general, upon the length of time the Company maintains a particular investment position and, in some cases, upon the nature of the transaction. Property held for more than one year generally will be eligible for long-term capital gain or loss treatment. The application of certain rules relating to short sales, to so-called "straddle" and "wash sale" transactions and to Section 1256 Contracts (defined below) may serve to alter the manner in which the Company's holding period for a security is determined or may otherwise affect the characterization as short-term or long-term, and also the timing of the realization, of certain gains or losses. Moreover, the straddle rules and short sale rules may require the capitalization of certain related expenses of the Company.(1)


                  The maximum ordinary income tax rate for individuals is 39.6% and, in general, the maximum individual income tax rate for long-term capital gains is 20%(2) (unless the taxpayer elects to be taxed at ordinary rates - SEE "Limitation on Deductibility of Interest and Short Sale Expenses" below), although in all cases the actual rates may be higher due to the phase out of certain tax deductions, exemptions and credits. The excess of capital losses over capital gains may be offset against the ordinary income of an individual taxpayer, subject to an annual deduction limitation of $3,000. For corporate taxpayers, the maximum income tax rate is 35%. Capital losses of a corporate taxpayer may be offset only against capital gains, but unused capital losses may be carried back three years (subject to certain limitations) and carried forward five years.


                  The Company may realize ordinary income from dividends and accruals of interest on securities. The Company may hold debt obligations with "original issue discount." In such case, the Company would be required to include amounts in taxable income on a current basis even though receipt of such amounts may occur in a subsequent year. The Company may also acquire debt obligations with "market discount." Upon disposition of such an obligation, the Company generally would be

--------

(1) Generally, in the absence of Regulations requiring it, the Company will not treat positions held through different investment advisory agreements or Portfolio Funds as offsetting positions for purposes of the straddle rules.

(2) The maximum individual long-term capital gains tax rate is 18% for certain property purchased after December 31, 2000 and held for more than five years.

required to treat gain realized as interest income to the extent of the market discount which accrued during the period the debt obligation was held by the Company. The Company may realize ordinary income or loss with respect to its investments in partnerships engaged in a trade or business. Income or loss from transactions involving certain derivative instruments, such as swap transactions, will also generally constitute ordinary income or loss. In addition, amounts, if any, payable by the Company in connection with equity swaps, interest rate swaps, caps, floors and collars likely would be considered "miscellaneous itemized deductions" which, for a noncorporate Member, may be subject to restrictions on their deductibility. (SEE "Deductibility of Company Investment Expenditures by Noncorporate Members" below.) Moreover, gain recognized from certain "conversion transactions" will be treated as ordinary income.(3)


                  CURRENCY FLUCTUATIONS - "SECTION 988" GAINS OR LOSSES. Since a significant portion of its investments will be made in securities denominated in a foreign currency, gain or loss realized by the Company frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the dollar. Generally, gains or losses with respect to the Company's investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock. However, under Section 988 of the Code, gains and losses of the Company on the acquisition and disposition of foreign currency (E.G., the purchase of foreign currency and subsequent use of the currency to acquire stock) will be treated as ordinary income or loss. Moreover, under Section 988, gains or losses on disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition will be treated as ordinary income or loss. Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Company actually collects such receivables or pays such liabilities may be treated as ordinary income or ordinary loss.

                  As indicated above, the Company may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as "Section 1256 Contracts" (SEE "Section 1256 Contracts" below), will not be subject to ordinary income or loss treatment under Section 988. However, if the Company acquires currency futures contracts or option contracts that are not Section 1256 Contracts, or any currency forward contracts, any gain or loss realized by the Company with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Company and is not a part of a straddle transaction and

--------

(3) Generally, a conversion transaction is one of several enumerated transactions where substantially all of the taxpayer's return is attributable to the time value of the net investment in the transaction. The enumerated transactions are (i) the holding of any property (whether or not actively traded) and entering into a contract to sell such property (or substantially identical property) at a price determined in accordance with such contract, but only if such property was acquired and such contract was entered into on a substantially contemporaneous basis, (ii) certain straddles, (iii) generally any other transaction that is marketed or sold on the basis that it would have the economic characteristics of a loan but the interest-like return would be taxed as capital gain or (iv) any other transaction specified in Regulations.

(ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

                  SECTION 1256 CONTRACTS. In the case of Section 1256 Contracts, the Code generally applies a "mark to market" system of taxing unrealized gains and losses on such contracts and otherwise provides for special rules of taxation. A Section 1256 Contract includes certain regulated futures contracts, certain foreign currency forward contracts and certain options contracts. Under these rules, Section 1256 Contracts held by the Company at the end of each taxable year of the Company are treated for Federal income tax purposes as if they were sold by the Company for their fair market value on the last business day of such taxable year. The net gain or loss, if any, resulting from such deemed sales (known as "marking to market"), together with any gain or loss resulting from actual sales of Section 1256 Contracts, must be taken into account by the Company in computing its taxable income for such year. If a
Section 1256 Contract held by the Company at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on such sale will be adjusted to reflect the gain or loss previously taken into account under the "mark to market" rules.


                  Capital gains and losses from such Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% thereof and as long-term capital gains or losses to the extent of 60% thereof. Such gains and losses will be taxed under the general rules described above. Gains and losses from certain foreign currency transactions will be treated as ordinary income and losses. (SEE "Currency Fluctuations - 'Section 988' Gains or Losses.") If an individual taxpayer incurs a net capital loss for a year, the portion thereof, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. Losses so carried back may be deducted only against net capital gain to the extent that such gain includes gains on Section 1256 Contracts.


                  MIXED STRADDLE ELECTION. The Code allows a taxpayer to elect to offset gains and losses from positions which are part of a "mixed straddle." A "mixed straddle" is any straddle in which one or more but not all positions are Section 1256 Contracts. Pursuant to Temporary Regulations, the Company (and any Portfolio Fund) may be eligible to elect to establish one or more mixed straddle accounts for certain of its mixed straddle trading positions. The mixed straddle account rules require a daily "marking to market" of all open positions in the account and a daily netting of gains and losses from positions in the account. At the end of a taxable year, the annual net gains or losses from the mixed straddle account are recognized for tax purposes. The application of the Temporary Regulations' mixed straddle account rules is not entirely clear. Therefore, there is no assurance that a mixed straddle account election by the Company will be accepted by the Service.

                  SHORT SALES. Gain or loss from a short sale of property is generally considered as capital gain or loss to the extent the property used to close the short sale constitutes a capital asset in the Company's hands. Except with respect to certain situations where the property used to close a short sale has a long-term holding period on the date the short sale is entered into, gains on short sales generally are short-term capital gains. A loss on a short sale will be treated as a long-term capital loss if, on the date of the short sale, "substantially identical property" has been held by the Company for more than one year. In addition, these rules may also terminate the running of the holding period of "substantially identical property" held by the Company.

                  Gain or loss on a short sale will generally not be realized until such time that the short sale is closed. However, if the Company holds a short sale position with respect to stock, certain debt obligations or partnership interests that has appreciated in value and then acquires property that is the same as or substantially identical to the property sold short, the Company generally will recognize gain on the date it acquires such property as if the short sale were closed on such date with such property. Similarly, if the Company holds an appreciated financial position with respect to stock, certain debt obligations, or partnership interests and then enters into a short sale with respect to the same or substantially identical property, the Company generally will recognize gain as if the appreciated financial position were sold at its fair market value on the date it enters into the short sale. The subsequent holding period for any appreciated financial position that is subject to these constructive sale rules will be determined as if such position were acquired on the date of the constructive sale.

                  EFFECT OF STRADDLE RULES ON MEMBERS' SECURITIES POSITIONS. The Service may treat certain positions in securities held (directly or indirectly) by a Member and its indirect interest in similar securities held by the Company as "straddles" for Federal income tax purposes. The application of the "straddle" rules in such a case could affect a Member's holding period for the securities involved and may defer the recognition of losses with respect to such securities.(4)

                  LIMITATION ON DEDUCTIBILITY OF INTEREST AND SHORT SALE EXPENSES. For noncorporate taxpayers, Section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest or short sale expenses for "indebtedness properly allocable to property held for investment"). Investment interest is not deductible in the current year to the extent that it exceeds the taxpayer's "net investment income," consisting of net gain and ordinary income derived from investments in the current year less certain directly connected expenses (other than interest or short sale expenses). For this purpose, any long-term capital gain is excluded from net investment income unless the taxpayer elects to pay tax on such amount at ordinary income tax rates.

                  For purposes of this provision, the Company's activities will be treated as giving rise to investment income for a Member, and the investment interest limitation would apply to a noncorporate Member's share of the interest and short sale expenses attributable to the Company's operation. In such case, a noncorporate Member would be denied a deduction for all or part of that portion of its distributive share of the Company's ordinary losses attributable to interest and short sale expenses unless it had sufficient


--------

(4) The Company will not generally be in a position to furnish to Members information regarding the securities positions of its Portfolio Funds which would permit a Member to determine whether its transactions in securities, which are also held by such Portfolio Funds, should be treated as offsetting positions for purposes of the straddle rules.

investment income from all sources including the Company. A Member that could not deduct losses currently as a result of the application of Section 163(d) would be entitled to carry forward such losses to future years, subject to the same limitation. The investment interest limitation would also apply to interest paid by a noncorporate Member on money borrowed to finance its investment in the Company. Potential investors are advised to consult with their own tax advisers with respect to the application of the investment interest limitation in their particular tax situations.

     DEDUCTIBILITY OF COMPANY INVESTMENT EXPENDITURES BY NONCORPORATE MEMBERS. Investment expenses (E.G., investment advisory fees) of an individual, trust or estate are deductible only to the extent they exceed 2% of adjusted gross income.(5) In addition, the Code further restricts the ability of an individual with an adjusted gross income in excess of a specified amount (for 2001, $132,950 or $66,475 for a married person filing a separate return) to deduct such investment expenses. Under such provision, investment expenses in excess of 2% of adjusted gross income may only be deducted to the extent such excess expenses (along with certain other itemized deductions) exceed the lesser of (i) 3% of the excess of the individual's adjusted gross income over the specified amount or (ii) 80% of the amount of certain itemized deductions otherwise allowable for the taxable year. Moreover, such investment expenses are miscellaneous itemized deductions which are not deductible by a noncorporate taxpayer in calculating its alternative minimum tax liability.

                  Pursuant to Temporary Regulations issued by the Treasury Department, these limitations on deductibility should not apply to a noncorporate Member's share of the trade or business expenses of the Company. These limitations will apply, however, to a noncorporate Member's share of the investment expenses of the Company (including the Management Fee, and any fee payable to the managers of a Portfolio Fund), to the extent such expenses are allocable to a Portfolio Fund that is not in a trade or business within the meaning of the Code or to the investment activity of the Company. The Company intends to treat its expenses attributable to a Portfolio Fund that is engaged in trade or business within the meaning of the Code or to the trading activity of the Company as not being subject to such limitations, although there can be no assurance that the Service will agree.

                  The consequences of these limitations will vary depending upon the particular tax situation of each taxpayer. Accordingly, noncorporate Members should consult their tax advisers with respect to the application of these limitations.

--------

(5) However, Section 67(e) of the Code provides that, in the case of a trust or an estate, such limitation does not apply to deductions or costs which are paid or incurred in connection with the administration of the estate or trust and would not have been incurred if the property were not held in such trust or estate. The Federal Court of Appeals for the Sixth Circuit, reversing a Tax Court decision, has held that the investment advisory fees incurred by a trust were exempt (under Section 67(e)) from the 2% of adjusted gross income floor on deductibility. The Service, however, has stated that it will not follow this decision outside of the Sixth Circuit and the U.S. Court of Federal Claims has recently ruled in favor of the Service on this issue. Members that are trusts or estates should consult their tax Advisers as to the applicability of this case to the investment expenses that are allocated to them.

                  APPLICATION OF RULES FOR INCOME AND LOSSES FROM PASSIVE ACTIVITIES. The Code restricts the deductibility of losses from a "passive activity" against certain income which is not derived from a passive activity. This restriction applies to individuals, personal service corporations and certain closely held corporations. Pursuant to Temporary Regulations issued by the Treasury Department, income or loss from the Company's securities investment and trading activity generally will not constitute income or loss from a passive activity. Therefore, passive losses from other sources generally could not be deducted against a Member's share of such income and gain from the Company. Income or loss attributable to the Company's investments in partnerships engaged in certain trades or businesses may constitute passive activity income or loss.

                  "PHANTOM INCOME" FROM COMPANY INVESTMENTS. Pursuant to various "anti-deferral" provisions of the Code (the "Subpart F," "passive foreign investment company" and "foreign personal holding company" provisions), investments (if any) by the Company in certain foreign corporations may cause a Member to (i) recognize taxable income prior to the Company's receipt of distributable proceeds, (ii) pay an interest charge on receipts that are deemed as having been deferred or (iii) recognize ordinary income that, but for the "anti-deferral" provisions, would have been treated as long-term or short-term capital gain.

FOREIGN TAXES


                  It is possible that certain dividends and interest directly or indirectly received by the Company from sources within foreign countries will be subject to withholding taxes imposed by such countries. In addition, the Company or a Portfolio Fund may also be subject to capital gains taxes in some of the foreign countries where they purchase and sell securities. Tax treaties between certain countries and the United States may reduce or eliminate such taxes with respect to the Company's U.S. Members. It is impossible to predict in advance the rate of foreign tax the Company will pay since the amount of the Company's assets to be invested in various countries is not known.


                  The Members will be informed by the Company as to their proportionate share of the foreign taxes paid by the Company and a Portfolio Fund which they will be required to include in their income. The Members generally will be entitled to claim either a credit (subject to the limitations discussed below and provided that, in the case of dividends, the foreign stock is held for the requisite holding period) or, if they itemize their deductions, a deduction (subject to the limitations generally applicable to deductions) for their share of such foreign taxes in computing their Federal income taxes. A Member that is tax exempt will not ordinarily benefit from such credit or deduction.

                  Generally, a credit for foreign taxes is subject to the limitation that it may not exceed the Member's Federal tax (before the credit) attributable to its total foreign source taxable income. A Member's share of the Company's dividends and interest from non-U.S. securities generally will qualify as foreign source income. Generally, the source of gain and loss realized upon the sale of personal property, such as securities, will be based on the residence of the seller. In the case of a partnership, the determining factor is the residence of the partner. Thus, absent a tax treaty to the contrary, the gains and losses from the sale of securities allocable to a Member that is a U.S. resident generally will be treated as derived from U.S. sources (even though the securities are sold in foreign countries). Certain currency fluctuation gains, including fluctuation gains from foreign currency denominated debt securities, receivables and payables, will also be treated as ordinary income derived from U.S. sources.

                  The limitation on the foreign tax credit is applied separately to foreign source passive income, such as dividends and interest. In addition, the foreign tax credit is allowed to offset only 90% of the alternative minimum tax imposed on corporations and individuals. Furthermore, for foreign tax credit limitation purposes, the amount of a Member's foreign source income is reduced by various deductions that are allocated and/or apportioned to such foreign source income. One such deduction is interest expense, a portion of which will generally reduce the foreign source income of any Member who owns (directly or indirectly) foreign assets. For these purposes, foreign assets owned by the Company will be treated as owned by the investors in the Company and indebtedness incurred by the Company will be treated as incurred by investors in the Company.

                  Because of these limitations, Members may be unable to claim a credit for the full amount of their proportionate share of the foreign taxes paid by the Company. The foregoing is only a general description of the foreign tax credit under current law. Moreover, since the availability of a credit or deduction depends on the particular circumstances of each Member, Members are advised to consult their own tax advisers.

UNRELATED BUSINESS TAXABLE INCOME

                  Generally, an exempt organization is exempt from Federal income tax on its passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership in which it is a partner.(6) This type of income is exempt even if it is realized from securities trading activity which constitutes a trade or business.


                  This general exemption from tax does not apply to the UBTI of an exempt organization. Generally, except as noted above with respect to certain categories of exempt trading activity, UBTI includes income or gain derived (either directly or through partnerships) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization's exempt purpose or function. UBTI also includes "unrelated debt-financed income," which generally consists of (i) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is "acquisition indebtedness" at any time during the taxable year, and (ii) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which


------

(6) With certain exceptions, tax-exempt organizations which are private foundations are subject to a 2% Federal excise tax on their "net investment income." The rate of the excise tax for any taxable year may be reduced to 1% if the private foundation meets certain distribution requirements for the taxable year. A private foundation will be required to make payments of estimated tax with respect to this excise tax.

there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of such disposition. With respect to its investments in partnerships engaged in a trade or business, the Company's income (or loss) from these investments may constitute UBTI.

                  The Company may incur "acquisition indebtedness" with respect to certain of its transactions, such as the purchase of securities on margin. Based upon a published ruling issued by the Service which generally holds that income and gain with respect to short sales of publicly traded stock does not constitute income from debt financed property for purposes of computing UBTI, the Company will treat its short sales of securities as not involving "acquisition indebtedness" and therefore not resulting in UBTI.(7) To the extent the Company recognizes income (I.E., dividends and interest) from securities with respect to which there is "acquisition indebtedness" during a taxable year, the percentage of such income which will be treated as UBTI generally will be based on the percentage which the "average acquisition indebtedness" incurred with respect to such securities is of the "average amount of the adjusted basis" of such securities during the taxable year.

                  To the extent the Company recognizes gain from securities with respect to which there is "acquisition indebtedness" at any time during the twelve-month period ending with the date of their disposition, the percentage of such gain which will be treated as UBTI will be based on the percentage which the highest amount of such "acquisition indebtedness" is of the "average amount of the adjusted basis" of such securities during the taxable year. In determining the unrelated debt-financed income of the Company, an allocable portion of deductions directly connected with the Company's debt-financed property is taken into account. Thus, for instance, a percentage of losses from debt-financed securities (based on the debt/basis percentage calculation described above) would offset gains treated as UBTI.

                  Since the calculation of the Company's "unrelated debt-financed income" is complex and will depend in large part on the amount of leverage, if any, used by the Company from time to time,(8) it is impossible to predict what percentage of the Company's income and gains will be treated as UBTI for a Member which is an exempt organization. An exempt organization's share of the income or gains of the Company which is treated as UBTI may not be offset by losses of the exempt organization either from the Company or otherwise, unless such losses are treated as attributable to an unrelated trade or business (E.G., losses from securities for which there is acquisition indebtedness).

                  To the extent that the Company generates UBTI, the applicable Federal tax rate for such a Member generally would be either the corporate or trust tax rate


-------

(7)  Moreover,   income  realized  from  option  writing  and  futures  contract transactions generally would not constitute UBTI.

(8) The calculation of a particular exempt organization's UBTI would also be affected if it incurs indebtedness to finance its investment in the Company. An exempt organization is required to make estimated tax payments with respect to its UBTI.

depending upon the nature of the particular exempt organization. An exempt organization may be required to support, to the satisfaction of the Service, the method used to calculate its UBTI. The Company will be required to report to a Member which is an exempt organization information as to the portion, if any, of its income and gains from the Company for each year which will be treated as UBTI. The calculation of such amount with respect to transactions entered into by the Company is highly complex, and there is no assurance that the Company's calculation of UBTI will be accepted by the Service.

                  In general, if UBTI is allocated to an exempt organization such as a qualified retirement plan or a private foundation, the portion of the Company's income and gains which is not treated as UBTI will continue to be exempt from tax, as will the organization's income and gains from other investments which are not treated as UBTI. Therefore, the possibility of realizing UBTI from its investment in the Company generally should not affect the tax-exempt status of such an exempt organization.(9) However, a charitable remainder trust will not be exempt from Federal income tax under Section 664(c) of the Code for any year in which it has UBTI. A title-holding company will not be exempt from tax if it has certain types of UBTI. Moreover, the charitable contribution deduction for a trust under Section 642(c) of the Code may be limited for any year in which the trust has UBTI. A prospective investor should consult its tax adviser with respect to the tax consequences of receiving UBTI from the Company. (SEE "ERISA Considerations.")

CERTAIN ISSUES PERTAINING TO SPECIFIC EXEMPT ORGANIZATIONS

                  PRIVATE FOUNDATIONS. Private foundations and their managers are subject to excise taxes if they invest "any amount in such a manner as to jeopardize the carrying out of any of the foundation's exempt purposes." This rule requires a foundation manager, in making an investment, to exercise "ordinary business care and prudence" under the facts and circumstances prevailing at the time of making the investment, in providing for the short-term and long-term needs of the foundation to carry out its exempt purposes. The factors which a foundation manager may take into account in assessing an investment include the expected rate of return (both income and capital appreciation), the risks of rising and falling price levels, and the need for diversification within the foundation's portfolio.

                  In order to avoid the imposition of an excise tax, a private foundation may be required to distribute on an annual basis its "distributable amount," which includes, among other things, the private foundation's "minimum investment return," defined as 5% of the excess of the fair market value of its nonfunctionally related assets (assets not used or held for use in carrying out the foundation's exempt purposes), over certain

------

(9) Certain exempt organizations which realize UBTI in a taxable year will not constitute "qualified organizations" for purposes of Section
     514(c)(9)(B)(vi)(I) of the Code, pursuant to which, in limited circumstances, income from certain real estate partnerships in which such organizations invest might be treated as exempt from UBTI. A prospective tax-exempt Member should consult its tax adviser in this regard.

indebtedness incurred by the foundation in connection with such assets. It appears that a foundation's investment in the Company would most probably be classified as a nonfunctionally related asset. A determination that an interest in the Company is a nonfunctionally related asset could conceivably cause cash flow problems for a prospective Member which is a private foundation. Such an organization could be required to make distributions in an amount determined by reference to unrealized appreciation in the value of its interest in the Company. Of course, this factor would create less of a problem to the extent that the value of the investment in the Company is not significant in relation to the value of other assets held by a foundation.

                  In some instances, an investment in the Company by a private foundation may be prohibited by the "excess business holdings" provisions of the Code. For example, if a private foundation (either directly or together with a "disqualified person") acquires more than 20% of the capital interest or profits interest of the Company, the private foundation may be considered to have "excess business holdings." If this occurs, such foundation may be required to divest itself of its interest in the Company in order to avoid the imposition of an excise tax. However, the excise tax will not apply if at least 95% of the gross income from the Company is "passive" within the applicable provisions of the Code and Regulations. Although there can be no assurance, the Board of Managers believes that the Company will meet such 95% gross income test.

                  A substantial percentage of investments of certain "private operating foundations" may be restricted to assets directly devoted to their tax-exempt purposes. Otherwise, generally, rules similar to those discussed above govern their operations.

                   QUALIFIED RETIREMENT PLANS. Employee benefit plans subject to the provisions of ERISA, Individual Retirement Accounts and Keogh Plans should consult their counsel as to the implications of such an investment under ERISA. (SEE "ERISA Considerations.")


                  ENDOWMENT FUNDS. Investment Advisers of endowment funds should consider whether the acquisition of an Interest is legally permissible. This is not a matter of Federal law, but is determined under state statutes. It should be noted, however, that under the Uniform Management of Institutional Funds Act, which has been adopted, in various forms, by a large number of states, participation in investment partnerships or similar organizations in which funds are commingled and investment determinations are made by persons other than the governing board of the endowment fund is allowed.


STATE AND LOCAL TAXATION

                  In addition to the Federal income tax consequences described above, prospective investors should consider potential state and local tax consequences of an investment in the Company. State and local tax laws differ in the treatment of limited liability companies such as the Company. A few jurisdictions may impose entity level taxes on a limited liability company if it is found to have sufficient contact with that jurisdiction. Such taxes are frequently based on the income and capital of the entity that is allocated to the jurisdiction. Although there can be no assurance, except as noted below, the Company intends to conduct its activities so that it will not be subject to entity level taxation by any state or local jurisdiction.

                  State and local laws often differ from Federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A Member's distributive share of the taxable income or loss of the Company generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which it is a resident. A partnership in which the Company acquires an interest may conduct business in a jurisdiction which will subject to tax a Member's share of the partnership's income from that business. Prospective investors should consult their tax advisers with respect to the availability of a credit for such tax in the jurisdiction in which that Member is a resident.

                  The Company, which is treated as a partnership for New York State and New York City income tax purposes, should not be subject to the New York City unincorporated business tax, which is not imposed on a partnership which purchases and sells securities for its "own account." (This exemption may not be applicable to the extent a partnership in which the Company invests conducts a business in New York City.) By reason of a similar "own account" exemption, it is also expected that a nonresident individual Member should not be subject to New York State personal income tax with respect to his share of income or gain realized directly by the Company. A nonresident individual Member will not be subject to New York City earnings tax on nonresidents with respect to his investment in the Company.

                  Individual Members who are residents of New York State and New York City should be aware that the New York State and New York City personal income tax laws limit the deductibility of itemized deductions for individual taxpayers at certain income levels. These limitations may apply to a Member's share of some or all of the Company's expenses. Prospective Members are urged to consult their tax advisers with respect to the impact of these provisions and the Federal limitations on the deductibility of certain itemized deductions and investment expenses on their New York State and New York City tax liability.

                  For purposes of the New York State corporate franchise tax and the New York City general corporation tax, a corporation generally is treated as doing business in New York State and New York City, respectively, and is subject to such corporate taxes as a result of the ownership of a partnership interest in a partnership which does business in New York State and New York City, respectively.(10) Each of the New York State and New York City corporate taxes are imposed, in part, on the corporation's taxable income or capital allocable to the relevant jurisdiction by application of the appropriate allocation percentages. Moreover, a non-New York corporation which does business in New York State may be subject to a New York State license fee. A corporation which is subject to

-------

(10) New York State (but not New York City) generally exempts from corporate franchise tax a non-New York corporation which (i) does not actually or constructively own a 1% or greater limited partnership interest in a partnership doing business in New York and (ii) has a tax basis in such limited partnership interest not greater than $1 million.

New York State corporate franchise tax solely as a result of being a non-managing member in a New York partnership may, under certain circumstances, elect to compute its New York State corporate franchise tax by taking into account only its distributive share of such partnership's income and loss. There is currently no similar provision in effect for purposes of the New York City general corporation tax.

                  Regulations under both the New York State corporate franchise tax and New York City general corporation tax, however, provide an exemption to this general rule in the case of a "portfolio investment partnership," which is defined, generally, as a partnership which meets the gross income requirements of Section 851(b)(2) of the Code. New York State (but not New York City) has adopted regulations that also include income and gains from commodity transactions described in Section 864(b)(2)(B)(iii) as qualifying gross income for this purpose. The qualification of the Company as a "portfolio investment partnership" with respect to its investments through advisory accounts and Portfolio Funds must be determined on an annual basis and, with respect to a taxable year, the Company and/or one or more Portfolio Funds may not qualify as portfolio investment partnerships. Therefore, a corporate non-managing member may be treated as doing business in New York State and New York City as a result of its interest in the Company or its indirect interest in a nonqualifying Portfolio Fund.

                  A trust or other unincorporated organization which by reason of its purposes or activities is exempt from Federal income tax is also exempt from New York State and New York City personal income tax. A nonstock corporation which is exempt from Federal income tax is generally presumed to be exempt from New York State corporate franchise tax and New York City general corporation tax. New York State imposes a tax with respect to such exempt entities on UBTI (including unrelated debt-financed income) at a rate which is currently equal to the New York State corporate franchise tax rate (plus the corporate surtax). There is no New York City tax on the UBTI of an otherwise exempt entity.

                  Each prospective corporate Member should consult its tax adviser with regard to the New York State and New York City tax consequences of an investment in the Company.

FOREIGN MEMBERS

                  A foreign person considering acquiring an Interest in the Company should consult his or its own tax advisers as to the Federal, state and local tax consequences of an investment in the Company, as well as with respect to the treatment of income or gain received from the Company under the laws of his or its country of citizenship, residence or incorporation. The previous general discussion of the taxation of Members in the Company may not be applicable to foreign investors. The Federal income tax treatment of a foreign investor in the Company will depend on whether that investor is found, for Federal income tax purposes, to be engaged in a trade or business in the United States as a result of its investment in the Company. Generally, a Member would be deemed to be engaged in a trade or business in the United States, and would be required to file a U.S. tax return (and possibly one or more state or local returns) if the Company is so engaged.

                   As long as the Company's principal activity is investing and/or trading in stocks, securities and commodities for its own account and it is not a dealer in such items, a "safe harbor" would apply that would exempt foreign persons owning interests in the Company from being treated as engaged in a United States trade or business as a result of the Company's stocks, securities and commodities trading activity, even if such activity otherwise constitutes a U.S. trade or business, provided that such foreign persons are not dealers in stocks, securities or commodities. Accordingly, such foreign persons owning interests in the Company should be eligible for the safe harbor and would be exempt from Federal net taxation on the Company's activities that fall within the safe harbor (other than for gains on certain securities reflecting interests in United States real property). However, withholding taxes, if any, would be imposed on a foreign Member's share of the Company's U.S. source gross income from dividends and certain interest income arising from safe harbor activities, and certain other income, unless an exception were applicable to reduce or eliminate such withholding.

                   To the extent the Company engages in a United States trade or business, income and gain effectively connected with the conduct of that trade or business allocated to a foreign Member would subject such person to Federal income tax on that income on a net basis at the same rates that are generally applicable to that particular type of investor which is a U.S. person. The Company is required to withhold U.S. income tax with respect to each foreign Member's share of the Company's effectively connected income. The amount withheld is reportable as a tax credit on the U.S. income tax return that such foreign Member is required to file. Moreover, effectively connected earnings from the Company which are allocated to a foreign corporate Member and are not reinvested in a United States trade or business may be subject to a "branch profits tax."

                   If a foreign individual owns a Company interest at the time of his death, the foreign individual's interest in the Company or its assets may be subject to U.S. estate taxation unless provided otherwise by applicable treaty.

                   The identity of a foreign Member may be disclosed on the Company's U.S. tax return. In addition, foreign Members may have to supply certain beneficial ownership statements to the Company (which would be available to the Service) in order to obtain reductions in U.S. withholding tax on interest and to obtain benefits under U.S. income tax treaties, to the extent applicable.

                   Foreign corporate Members should be aware that, unless the Company's activities in New York are limited solely to those within the safe harbor, they may be subject to New York State corporation franchise tax and New York City general corporation tax as a result of their investment in the Company if the Company does not qualify as a "portfolio investment partnership" both for New York State and New York City purposes. (SEE "State and Local Taxation.")

                              ERISA CONSIDERATIONS

                  Persons who are fiduciaries with respect to an employee benefit plan, IRA, Keogh plan or other arrangement subject to the Employee Retirement Income Security

Act of 1974, as amended ("ERISA") or the Code (an "ERISA Plan") should consider, among other things, the matters described below before determining whether to invest in the Company.



                  ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transaction and other standards. In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (SEE "Tax Aspects - Unrelated Business Taxable Income" and "- Certain Issues Pertaining to Specific Exempt Organizations"), and the projected return of the total portfolio relative to the ERISA Plan's funding objectives. Before investing the assets of an ERISA Plan in the Company, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations. For example, a fiduciary should consider whether an investment in the Company may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified. If a fiduciary with respect to any such ERISA Plan breaches his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary may be held personally liable for losses incurred by the ERISA Plan as a result of such breach.

                  Because the Company is registered as an investment company under the 1940 Act, the underlying assets of the Company should not be considered to be "plan assets" of the ERISA Plans investing in the Company for purposes of ERISA's fiduciary responsibility and prohibited transaction rules. Thus, neither the Investment Adviser nor any of the Managers will be fiduciaries within the meaning of ERISA.

                  The Board of Managers requires an ERISA Plan proposing to invest in the Company to represent that it, and any fiduciaries responsible for the Plan's investments, are aware of and understand the Company's investment objective, policies and strategies, that the decision to invest plan assets in the Company was made with appropriate consideration of relevant investment factors with regard to the ERISA Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA.

                  Certain prospective Plan investors may currently maintain relationships with the Investment Adviser or the Managers, or with other entities which are affiliated with the Investment Adviser or the Managers. Each of such persons may be deemed to be a party in interest to and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA prohibits ERISA Plan assets to be used for the benefit of a party in interest and also prohibits an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration. ERISA Plan investors should consult with counsel to determine if participation in the Company is a transaction which is prohibited by ERISA or the Code. Fiduciaries of ERISA or Benefit Plan investors will be required to represent that the decision to invest in the Company was made by them as fiduciaries that are independent of such affiliated persons, that are duly authorized to make such investment decision and that have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Company.

                  The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained in this Confidential Memorandum, is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult with their legal advisors regarding the consequences under ERISA of the acquisition and ownership of Interests.

                      ADDITIONAL INFORMATION AND SUMMARY OF
                       LIMITED LIABILITY COMPANY AGREEMENT

                  THE FOLLOWING IS A SUMMARY DESCRIPTION OF ADDITIONAL ITEMS AND OF SELECT PROVISIONS OF THE COMPANY AGREEMENT THAT MAY NOT BE DESCRIBED ELSEWHERE IN THIS CONFIDENTIAL MEMORANDUM. THE DESCRIPTION OF THESE ITEMS AND PROVISIONS IS NOT DEFINITIVE AND REFERENCE SHOULD BE MADE TO THE COMPLETE TEXT OF THE COMPANY AGREEMENT.

MEMBER INTERESTS

                  Persons who purchase Interests in the offering being made hereby will be Members. An affiliate of the Investment Adviser will also be the Special Member of the Company. In that regard, the Company has established a Special Member Account for the purpose of permitting the Special Member to receive the Incentive Allocation. The Special Member will also invest in the Company through a separate Capital Account.


LIABILITY OF MEMBERS

                  Under Delaware law and the Company Agreement, each Member will be liable for the debts and obligations of the Company only to the extent of any contributions to the capital of the Company (plus any accretions in value thereto prior to withdrawal) and a Member, in the sole discretion of the Board of Managers, may be obligated to return to the Company amounts distributed to the Member in accordance with the Company Agreement in certain circumstances where after giving effect to the distribution, certain liabilities of the Company exceed the fair market value of the Company's assets.

DUTY OF CARE OF BOARD OF MANAGERS

                  The Company Agreement provides that a Manager shall not be liable to the Company or any of the Members for any loss or damage occasioned by any act or omission in the performance of the Manager's services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Manager's office. The Company Agreement also contains provisions for the indemnification, to the extent permitted by law, of a Manager by the Company (but not by the Members individually) against any liability and expense to which the Manager may be liable which arise in connection with the performance of the Manager's activities on behalf of the Company. Managers shall not be personally liable to any Member for the repayment of any positive balance in the Member's capital account or for contributions by the Member to the capital of the Company or by reason of any change in the Federal or state income tax laws applicable to the Company or its investors. The rights of indemnification and exculpation provided under the Company Agreement shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith), to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of the Company Agreement to the fullest extent permitted by law.

AMENDMENT OF THE COMPANY AGREEMENT

                  The Company Agreement may generally be amended, in whole or in part, with the approval of the Board of Managers (including a majority of Independent Managers if required by the 1940 Act), and without the approval of the Members unless the approval of Members is required by the 1940 Act. However, certain amendments to the Company Agreement involving capital accounts and allocations thereto may not be made without the written consent of any Member adversely affected thereby or unless each Member has received written notice of the amendment and any Member objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company.

POWER OF ATTORNEY

                  By subscribing for an Interest in the Company, each Member will appoint each of the Managers his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the Company Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company.

                  The power-of-attorney granted as part of each Member's subscription agreement is a special power-of-attorney and is coupled with an interest in favor of the Board of Managers and as such shall be irrevocable and will continue in full force and effect notwithstanding the subsequent death or incapacity of any Member granting the power-of-attorney, and shall survive the delivery of a transfer by a Member of all or any portion of an Interest, except that where the transferee thereof has been approved by the

Board of Managers for admission to the Company as a substitute Member, or upon the withdrawal of a Member from the Company pursuant to a periodic tender or otherwise this power-of-attorney given by the transferor shall terminate.

TERM, DISSOLUTION AND LIQUIDATION

                  The  Company shall be dissolved:

                  o upon the  affirmative  vote to dissolve  the Company by: (1)
                    the Board of Managers or (2) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;

                  o upon the expiration of any two-year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company if that Interest has not been repurchased by the Company;


                  o upon the failure of Members to elect successor Managers at a meeting called by Lazard Alternatives when no Manager remains to continue the business of the Company; or


                  o as required by operation of law.

                  Upon the occurrence of any event of dissolution, the Board of Managers or LF&Co., acting as liquidator under appointment by the Board of Managers (or another liquidator, if the Board of Managers does not appoint LF&Co. to act as liquidator or is unable to perform this function) are charged with winding up the affairs of the Company and liquidating its assets. Net profit or net loss during the period including the period of liquidation will be allocated as described in the section titled "Capital Accounts and Allocations - Allocation of Net Profits and Net Loss."


                  Upon the liquidation of the Company, its assets would be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Members) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Members, and (3) finally to the Members proportionately in accordance with the balances in their respective capital accounts. Assets may be distributed in-kind on a PRO RATA basis if the Board of Managers or liquidator determines that the distribution of assets in-kind would be in the interests of the Members in facilitating an orderly liquidation.

REPORTS TO MEMBERS

                  The Company will furnish to Members as soon as practicable after the end of each taxable year the information that is necessary for them to complete Federal and state income tax or information returns, along with any other tax information required by law. However, a Portfolio Manager's delay in providing this information to the Company could delay the Company's preparation of tax information for investors, which might require Members to seek extensions of the deadline to file their tax returns, or could delay the preparation of the Company's annual report. The Company will send Members an unaudited semi-annual and an audited annual report within 60 days after the close of the fiscal period for which the report is being made. Members will also be sent quarterly reports regarding the Company's operations during each quarter.

FISCAL YEAR

                  For accounting purposes, the Company's fiscal year is the 12-month period ending on December 31st. The first fiscal year of the Company will commence on the date of the initial closing and will end on December 31, 2001. The 12-month period ending December 31 of each year will be the taxable year of the Company.

ACCOUNTANTS AND LEGAL COUNSEL

                  The Board of Managers has selected Deloitte & Touche as the independent public accountants of the Company. Deloitte & Touche's principal business address is located at Two World Financial Center, New York, New York 10281-1414.


                   Schulte Roth & Zabel LLP, New York, New York, serves as legal counsel to the Company. The firm also serves as legal counsel to LF&Co. Lazard
Global  Opportunities,   Ltd.;  Lazard  European  Opportunities,   Ltd.;  Lazard
Technology Opportunities, Ltd.; Lazard Global Opportunities, L.P.; Lazard European Opportunities, L.P.; Lazard Technology, L.P.; and Lazard Diversified Strategies Fund, PLC.; and Lazard Emerging Managers Fund, PLC., with respect to certain other matters. Stroock & Stroock & Lavan LLP, New York, New York, acts as legal counsel to the Board of Managers.

CUSTODIAN; ADMINISTRATOR

                  PFPC Trust Company ("PFPC Trust") serves as the primary custodian of the assets of the Company (the "Custodian") and may maintain custody of these assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Board of Managers in accordance with the requirements of Section 17(f) of the 1940 Act and related rules. Assets of the Company are not held by Lazard Alternatives or commingled with the assets of other accounts, other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of the Custodian. PFPC Trust's principal business address is Airport Business Center, International Court 2, 200 Stevens Drive, Lester, Pennsylvania 19113.

                  PFPC Inc. provides administration, accounting and investor services to the Company, which are in addition to the services provided by Lazard Alternatives to the Company, as described above. In consideration for these services, the Company will pay the Administrator a fee plus reimbursement of certain out-of-pocket expenses. PFPC Inc.'s principal business address is 400 Bellevue Parkway, Wilmington, Delaware 19809.

INQUIRIES

                  Inquiries  concerning  the  Company and  Interests  (including
information  concerning   subscription  and  withdrawal  procedures)  should  be
directed to:

                           Lazard  Alternatives,  LLC
                           30  Rockefeller  Plaza
                           New York, New York 10112-6300
                           Telephone: 212-632-1584

                           For additional information contact:
                           Daniel Federmann

                           Vice President and Treasurer
                           Lazard Alternatives, LLC
                           Telephone:  212-632-1592

                                    * * * * *
                  ALL POTENTIAL INVESTORS IN THE COMPANY ARE ENCOURAGED TO CONSULT APPROPRIATE LEGAL AND TAX COUNSEL.

                                   APPENDIX A

                      LIMITED LIABILITY COMPANY AGREEMENT

                      ------------------------------------



                               LAZARD ALTERNATIVE
                             STRATEGIES FUND, L.L.C.


                     (A Delaware Limited Liability Company)

                      ------------------------------------

                       LIMITED LIABILITY COMPANY AGREEMENT


                           Dated as of August 1, 2001


                      ------------------------------------

                              30 Rockefeller Plaza
                          New York, New York 10112-6300
                                 (212) 632-1584

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Article I DEFINITIONS.........................................................1


Article II ORGANIZATION; ADMISSION OF MEMBERS.................................7
     2.1          Formation of Limited Liability Company......................7
     2.2          Name........................................................7
     2.3          Principal and Registered Office.............................8
     2.4          Duration....................................................8
     2.5          Objective and Business of the Company.......................8
     2.6          Board of Managers...........................................8
     2.7          Members.....................................................9
     2.8          Special Member..............................................9
     2.9          Organizational Member.......................................9
     2.10         Both Managers and Members..................................10
     2.11         Limited Liability..........................................10

Article III MANAGEMENT.......................................................10
     3.1          Management and Control.....................................10
     3.2          Actions by the Board of Managers...........................11
     3.3          Meetings of Members........................................11
     3.4          Custody of Assets of the Company...........................12
     3.5          Other Activities of Members and Managers...................12
     3.6          Duty of Care...............................................12
     3.7          Indemnification............................................13
     3.8          Fees, Expenses and Reimbursement...........................15

Article IV TERMINATION OF STATUS OF SPECIAL MEMBER AND
                  MANAGERS, TRANSFERS AND REPURCHASES........................15
     4.1          Termination of Status of the Special Member................15
     4.2          Termination of Status of a Manager.........................16
     4.3          Removal of the Managers....................................16
     4.4          Transfer of Interests of Members...........................16
     4.5          Transfer of Interests of Special Member....................17
     4.6          Repurchase of Interests....................................17

Article V CAPITAL 20
     5.1          Contributions to Capital...................................20
     5.2          Rights of Members to Capital...............................20
     5.3          Capital Accounts...........................................21
     5.4          Allocation of Net Profits and Net Losses...................21
     5.5          Allocation of Insurance Premiums and Proceeds..............21
     5.6          Allocation of Certain Expenditures.........................22
     5.7          Reserves...................................................22
     5.8          Incentive Allocation.......................................23

     5.9          Allocation of Organizational Expenses......................23
     5.10         Tax Allocations............................................24
     5.11         Distributions..............................................25
     5.12         Withholding................................................25

Article VI DISSOLUTION AND LIQUIDATION.......................................26
     6.1          Dissolution................................................26
     6.2          Liquidation of Assets......................................26

Article VII ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS.....................27
     7.1          Accounting and Reports.....................................27
     7.2          Determinations by the Board of Managers....................28
     7.3          Valuation of Assets........................................28

Article VIII MISCELLANEOUS PROVISIONS........................................29
     8.1          Amendment of Limited Liability Company Agreement...........29
     8.2          Special Power of Attorney..................................30
     8.3          Notices....................................................31
     8.4          Agreement Binding Upon Successors and Assigns..............31
     8.5          Applicability of 1940 Act and Form N2......................1
     8.6          Choice of Law..............................................31
     8.7          Not for Benefit of Creditors...............................32
     8.8          Consents...................................................32
     8.9          Merger and Consolidation...................................32
     8.10         Pronouns...................................................32
     8.11         Confidentiality............................................32
     8.12         Severability...............................................33
     8.13         Filing of Returns..........................................33
     8.14         Tax Matters Partner........................................33
     8.15         Section 754 Election.......................................34

                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.
                       LIMITED LIABILITY COMPANY AGREEMENT

          THIS LIMITED LIABILITY COMPANY AGREEMENT of Lazard Alternative Strategies Fund, L.L.C. (the "Company") is dated as of August 1, 2001 by and among Michael S. Rome, Lawrence Kudlow, and Leon M. Pollack as the Managers; Lazard Alternative Strategies Holdings, L.L.C., as the Special Member and as the Organizational Member; and those persons hereinafter admitted as Members.


          WHEREAS, the Company has heretofore been formed as a limited liability company under the Delaware Limited Liability Company Act pursuant to an initial Certificate of Formation (the "Certificate") dated and filed with the Secretary of State of Delaware on May 31, 2001;

          NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

                                    ARTICLE I

                                   DEFINITIONS

          For purposes of this Agreement:


ADMINISTRATIVE SERVICES         Such administrative services as the
                                Administrator shall provide to the Company pursuant to a separate written agreement with the Company as contemplated by Section 3.8(a) hereof.

ADMINISTRATOR                   The person who provides Administrative Services
                                to the Company pursuant to an administrative services agreement.

ADVISERS ACT                    The Investment Advisers Act of 1940, as amended,
                                and the rules, regulations and orders
                                thereunder, as amended from time to time, or any successor law.

AFFILIATE                       An affiliated person of a person as such term is
                                defined in the 1940 Act.

AGREEMENT                       This Limited Liability Company Agreement, as
                                amended from time to time.


ALLOCATION PERIOD               The period commencing as of the date of the
                                initial closing of the Company, and thereafter each period commencing as of the day following the last day of the preceding Allocation Period, and ending at the close of business or the first to occur of the following:


                                (1)  the last day of a Fiscal Year;

                                (2)  the last day of a Taxable Year;

                                (3)  the day preceding the date on which a
                                contribution to the capital of the Company is made;


                                (4) the day on which the Company repurchases any Interest, or portion of an Interest, of a Member; and

                                (5) the day on which any amount is credited to, or debited from, the Capital Account of a Member, other than an amount to be credited to, or debited from, the Capital Account of all Members in accordance with their respective Investment Percentages.


BOARD OF MANAGERS               The Board of Managers established pursuant to
                                Section 2.6.

CAPITAL ACCOUNT                 With respect to each Member, the capital account
                                established and maintained on behalf of each Member pursuant to Section 5.3.

CAPITAL PERCENTAGE              A percentage established for each Member on the
                                Company's books as of each Expense Allocation
                                Date. The Capital Percentage of a Member on an
                                Expense Allocation Date shall be determined by dividing the amount of capital contributed to the Company by the Member pursuant to Section
                                5.1 hereof by the sum of the capital contributed to the Company by each Member pursuant to
                                Section 5.1 hereof on or prior to such Expense
                                Allocation Date. The sum of the Capital
                                Percentages of all Members on each Expense
                                Allocation Date shall equal 100%.

CERTIFICATE                     The Certificate of Formation of the Company and
                                any amendments thereto as filed with the office of the Secretary of State of Delaware.

CLOSING DATE                    The first date on or as of which a Member other
                                than the Organizational Member is admitted to the Company.

CODE The United States Internal Revenue Code of 1986, as amended, and as hereafter amended from time to time, or any successor law.

COMPANY The limited liability company governed hereby, as such limited liability company may from time to time be constituted.

DELAWARE ACT                    The Delaware Limited Liability Company Act as in
                                effect on the date hereof and as amended from time to time, or any successor law.

EXPENSE ALLOCATION DATE         The Closing Date, and thereafter each day on or
                                before August 1, 2006, as of which a
                                contribution to the capital of the Company is made pursuant to Section 5.1 hereof.

FISCAL YEAR                     The period commencing on the Closing Date and
                                ending on December 31, 2001, and thereafter each period commencing on January 1 of each year and ending on December 31 of each year (or on the date of a final distribution pursuant to Section
                                6.2 hereof), unless the Board of Managers shall elect another fiscal year for the Company.

FORM N-2 The Company's Registration Statement on Form N-2 filed with the Securities and Exchange Commission, as amended from time to time.


HURDLE RATE                     The average of the month-end LIBOR Rates
                                reported during the Company's Fiscal Year by the British Bankers Association and, with respect to the Company's first year of operation, the average of the month-end LIBOR rates for the period beginning as of the day the Company commenced operations and ending on the Company's
                                Fiscal Year end (or such lesser period
                                corresponding to such Member's investment).

INCENTIVE ALLOCATION            Generally, at the end of each Fiscal Year, an
                                amount equal to 10% of the Net Profits, if any, that have been credited to the Capital Account of each Member during the period will be debited from such Member's Capital Account and credited to the Special Member Account; PROVIDED,
                                HOWEVER, that such Incentive Allocation shall only be payable if the percentage increase in the Member's capital account balance during such fiscal year, or such lesser period corresponding to such Member's investment (adjusted for any contributions or withdrawals during the fiscal year) attributable to the net profits credited to the Member's capital account during such period (before reduction for the Incentive
                                Allocation) exceeds the "Hurdle Rate."

                                Notwithstanding the foregoing, in determining the Incentive Allocation for a current Fiscal Year, Net Losses allocated to a Member for the immediately prior Fiscal Year are taken into account. For any Loss Member, no Incentive Allocation will be made for the then current Fiscal Year until the Net Profits equal the Net Losses (as adjusted for withdrawals) allocated to the Loss Member in the immediately prior Fiscal Year. An Incentive Allocation will be made from the Capital Account of a Loss Member solely with respect to the amount of the Net Profits allocated in the current Fiscal Year that exceeds the amount of the Net Losses (as adjusted for withdrawals) allocated in the immediately prior Fiscal Year.


INDEPENDENT MANAGERS            Those Managers who are not "interested persons"
                                of the Company as such term is defined in the 1940 Act.

INSURANCE                       One or more "key individual" insurance policies
                                on the life of any principal of a member of the Investment Manager, the benefits of which are payable to the Company.

INTEREST The entire ownership interest in the Company at any particular time of a Member or the Special Member, or other person to whom an Interest of a Member or portion thereof has been transferred pursuant to Section 4.4 hereof, including the rights and obligations of such Member or other person under this Agreement and the Delaware Act.


INVESTMENT ADVISER              Lazard Alternatives, LLC, a limited liability
                                company organized under Delaware law, or any person who may hereinafter serve as the investment adviser to the Company pursuant to an investment advisory agreement.

INVESTMENT ADVISORY AGREEMENT   A separate written agreement entered into by the
                                Company pursuant to which Lazard Alternatives provides investment advisory services to the Company.

INVESTMENT PERCENTAGE           A percentage established for each Member on the
                                Company's books as of the first day of each Allocation

                                Period. The Investment Percentage of a Member for an Allocation Period shall be determined by dividing the balance of the Member's Capital Account as of the commencement of such period by the sum of the Capital Accounts of all of the Members as of the commencement of such period. For purposes of the preceding sentence, the Special Member Account shall not be treated as a Member Capital Account. The sum of the Investment Percentages of all Members for each Allocation Period shall equal 100%.

LAZARD ALTERNATIVES             Lazard Alternatives, LLC, a limited liability
                                company organized under Delaware law.


LIBOR RATES                     The non-reserve adjusted London Interbank
                                Offered Rates for U.S. Dollar deposits having a 3-month term. LIBOR rates are not compounded from year to year.

LOSS MEMBER                     A Member who had Net Losses allocated to his
                                Capital Account in the Fiscal Year immediately preceding the current Fiscal Year.


MANAGEMENT AGREEMENT            A separate written agreement entered into by the
                                Company pursuant to which Lazard Alternatives provides management and administrative services to the Company.


MANAGER An individual designated as a manager of the Company pursuant to the provisions of Section
                                2.6 of the Agreement and who serves on the Board of Managers of the Company.

MEMBER Any person who shall have been admitted to the Company as a member (including any Manager in such person's capacity as a member of the Company but excluding any Manager in such person's capacity as a Manager of the Company) until the Company repurchases the entire Interest of such person as a member pursuant to
                                Section 4.6 hereof or a substituted member or members are admitted with respect to any such person's entire Interest as a member pursuant to
                                Section 4.4 hereof; such term includes the Special Member.

NET ASSETS                      The total value of all assets of the Company,
                                less an amount equal to all accrued debts, liabilities and obligations of the Company, calculated before giving effect to any repurchases of Interests.

NET PROFITS OR NET LOSSES       The amount by which the Net Assets as of the
                                close of business on the last day of an
                                Allocation Period exceed (in the case of Net
                                Profits) or are less than (in the case of Net
                                Losses) the Net Assets as of the commencement of the same Allocation Period (or, with respect to the initial Allocation Period of the Company, at the close of business on the Closing Date), such amount to be adjusted to exclude:

                                         (1) the   amount   of   any   Insurance
                                             premiums    or   proceeds   to   be
                                             allocated    among   the    Capital
                                             Accounts of the Members pursuant to
                                             Section 5.5 hereof;

                                         (2) any items to be allocated among the
                                             Capital  Accounts of the Members on
                                             a basis  that is not in  accordance
                                             with  the   respective   Investment
                                             Percentages  of all  Members  as of
                                             the commencement of such Allocation
                                             Period pursuant to Sections 5.6 and
                                             5.7 hereof; and

                                         (3) Organizational  Expenses  allocated
                                             among the  Capital  Accounts of the
                                             Members  pursuant  to  Section  5.9
                                             hereof.

1940 ACT The Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1934 ACT The Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

ORGANIZATIONAL EXPENSES         The expenses incurred by the Company in
                                connection with its formation, its initial registration as an investment company under the 1940 Act, and the initial offering of Interests.


ORGANIZATIONAL MEMBER           Lazard Alternative Strategies Holdings, L.L.C.


PFPC INC.                       PFPC Inc., or any successor thereto.

PORTFOLIO ACCOUNT               An account established by the Company with a
                                Portfolio Manager to manage a portion of the Company's assets.

PORTFOLIO FUNDS                 Unregistered general or limited partnerships or
                                other
                                pooled investment vehicles and registered investment companies that are advised by a Portfolio Manager.

PORTFOLIO MANAGERS              Portfolio managers among which the Company
                                deploys some or all of its assets.

SECURITIES                      Securities (including, without limitation,
                                equities, debt obligations, options, and other
                                "securities" as that term is defined in Section
                                2(a)(36) of the 1940Act) and any contracts for forward or future delivery of any security, debt obligation or currency, or commodity, all types of derivative instruments and any contracts based on any index or group of securities, debt obligations or currencies, or commodities, and any options thereon, as well as investments in registered investment companies and private investment funds.


SPECIAL MEMBER                  Lazard Alternative Strategies Holdings, L.L.C.


SPECIAL MEMBER ACCOUNT          A Capital Account established and maintained on
                                behalf of the Special Member pursuant to Section
                                5.3 hereof for the purpose of receiving the Incentive Allocation.

TRANSFER The assignment, transfer, sale, encumbrance, pledge or other disposition of all or any portion of an Interest, including any right to receive any allocations and distributions attributable to an Interest.


                                   ARTICLE II

                       ORGANIZATION; ADMISSION OF MEMBERS

              2.1    Formation of Limited Liability Company.

              The Board of Managers shall execute and file in accordance with the Delaware Act any amendment to the Certificate and shall execute and file with applicable governmental authorities any other instruments, documents and certificates that, in the opinion of the Company's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company.

              2.2    Name.


              The name of the Company shall be "Lazard Alternative Strategies Fund, L.L.C." or such other name as the Board of Managers may hereafter adopt upon (i) causing an appropriate amendment to the Certificate to be filed in accordance with the Delaware Act and (ii) sending notice thereof to each Member.

              2.3    Principal and Registered Office.

              The Company shall have its principal office at 30 Rockefeller Plaza, New York, New York 10112-6300, or at such other place designated from time to time by the Board of Managers.

              The Company shall have its registered office in Delaware at 615 South DuPont Highway, Dover, Delaware 19901, and shall have National Corporate Research, Ltd., as its registered agent for service of process in Delaware, unless a different registered office or agent is designated from time to time by the Board of Managers.

              2.4    Duration.

              The term of the Company commenced on the filing of the Certificate with the Secretary of State of Delaware and shall continue until the Company is dissolved pursuant to Section 6.1 hereof.

              2.5    Objective and Business of the Company.

              (a) The objective and business of the Company is to purchase, sell (including short sales), invest and trade in Securities, on margin or otherwise, and to engage in any financial or derivative transactions relating thereto or otherwise. The Company may execute, deliver and perform all contracts, agreements, subscription documents and other undertakings and engage in all activities and transactions as may in the opinion of the Board of Managers be necessary or advisable to carry out its objective or business.

              (b) The Company shall operate as a closed-end, non-diversified, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

              2.6    Board of Managers.

              (a) Prior to the Closing Date, the Organizational Member may designate such persons who shall agree to be bound by all of the terms of this Agreement to serve as the initial Managers on the Board of Managers, subject to the election of such persons prior to the Closing Date by the Organizational Member. By signing this Agreement or the signature page of the Company's subscription agreement, a Member admitted on the Closing Date shall be deemed to have voted for the election of each of the initial Managers to the Board of Managers. After the Closing Date, the Board of Managers may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of, and vacancies in, the position of Manager and the provisions of
Section 3.3 hereof with respect to the election of Managers to the Board of Managers by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Manager. The names and mailing addresses of the Managers shall be set forth in the books and records of the Company. The number of Managers shall be fixed from time to time by the Board of Managers.

              (b) Each Manager shall serve on the Board of Managers for the duration of the term of the Company, unless his or her status as a Manager shall be sooner terminated pursuant to Section 4.2 hereof. In the event of any vacancy in the position of Manager, the remaining Managers may appoint an individual to serve in such capacity, so long as immediately after such appointment at least two-thirds (2/3) of the Managers then serving would have been elected by the Members. The Board of Managers may call a meeting of Members to fill any vacancy in the position of Manager, and shall do so within 60 days after any date on which Managers who were elected by the Members cease to constitute a majority of the Managers then serving on the Board of Managers.


              (c) In the event that no Manager remains to continue the business of the Company, Lazard Alternatives shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Manager ceased to act in that capacity, for the purpose of determining whether to continue the business of the Company and, if the business shall be continued, of electing the required number of Managers to the Board of Managers. If the Members shall determine at such meeting not to continue the business of the Company or if the required number of Managers is not elected within 60 days after the date on which the last Manager ceased to act in that capacity, then the Company shall be dissolved pursuant to Section 6.1 hereof and the assets of the Company shall be liquidated and distributed pursuant to Section 6.2 hereof.


              2.7    Members.

              The Board of Managers expects to accept initial and additional subscriptions for Interests as of the first business day of each month. All subscriptions are subject to the receipt of cleared funds on or before the acceptance date in the full amount of the subscription, plus the applicable sales charge, if any. Subject to the foregoing, Members may be admitted to the Company subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or of the Company's subscription agreement pursuant to which such Member agrees to be bound by all the terms and provisions hereof. The Board of Managers may in its sole discretion reject any subscription for Interests. The Board of Managers may, in its sole discretion, suspend subscriptions for Interests at any time. The admission of any person as a Member shall be effective upon the revision of the books and records of the Company to reflect the name and the contribution to the capital of the Company of such additional Member.

              2.8    Special Member.


              Upon signing this Agreement, Lazard Alternative Strategies Holdings, L.L.C., shall be admitted to the Company as the Special Member. The Interest of the Special Member to the extent of its Special Member Account shall be non-voting.


              2.9    Organizational Member.

              Upon the admission of any Member, the Organizational Member shall withdraw from the Company as the Organizational Member and shall be entitled to the return of his or her Capital Contribution, if any, without interest or deduction.

              2.10   Both Managers and Members.

              A Member may at the same time be a Manager and a Member, or a Special Member and Member, in which event such Member's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof or as provided in the Delaware Act.

              2.11   Limited Liability.

              Except as provided under applicable law, a Member (including the Special Member) shall not be liable for the Company's debts, obligations and liabilities in any amount in excess of the Capital Account balance of such Member, plus such Member's share of undistributed profits and assets. Except as provided under applicable law, a Manager shall not be liable for the Company's debts, obligations and liabilities.


                                  ARTICLE III

                                   MANAGEMENT

              3.1    Management and Control.


              (a) Management and control of the business of the Company shall be vested in the Board of Managers, which shall have the right, power and authority, on behalf of the Company and in its name, to exercise all rights, powers and authority of Managers under the Delaware Act and to do all things necessary and proper to carry out the objective and business of the Company and their duties hereunder. No Manager shall have the authority individually to act on behalf of or to bind the Company except within the scope of such Manager's authority as delegated by the Board of Managers. The parties hereto intend that, except to the extent otherwise expressly provided herein, (i) each Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a Delaware corporation and
(ii) each Independent Manager shall be vested with the same powers, authority and responsibilities on behalf of the Company as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" (as such term is defined in the 1940 Act) of such company. During any period in which the Company shall have no Managers, Lazard Alternatives shall continue to provide management and administrative services to the Company pursuant to the Management Agreement. During such time period, the Administrator shall continue to provide the Administrative Services to the Company.


              (b) Members shall have no right to participate in and shall take no part in the management or control of the Company's business and shall have no right, power or authority to act for or bind the Company. Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

              (c) The Board of Managers may delegate to any other person any rights, power and authority vested by this Agreement in the Board of Managers to the extent permissible under applicable law.

              3.2    Actions by the Board of Managers.

              (a) Unless provided otherwise in this Agreement, the Board of Managers shall act only: (i) by the affirmative vote of a majority of the Managers (including the vote of a majority of the Independent Managers if required by the 1940 Act) present at a meeting duly called at which a quorum of the Managers shall be present (in person or, if in person attendance is not required by the 1940 Act, by telephone) or (ii) by unanimous written consent of all of the Managers without a meeting, if permissible under the 1940 Act.

              (b) The Board of Managers may designate from time to time a Principal Manager who shall preside at all meetings. Meetings of the Board of Managers may be called by the Principal Manager or by any two Managers, and may be held on such date and at such time and place as the Board of Managers shall determine. Each Manager shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting. Notice need not be given to any Manager who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting. Managers may attend and participate in any meeting by telephone except where in person attendance at a meeting is required by the 1940 Act. A majority of the Managers shall constitute a quorum at any meeting.

              (c) The Board of Managers may designate from time to time agents and employees of the Company who shall have the same powers and duties on behalf of the Company (including the power to bind the Company) as are customarily vested in officers of a Delaware corporation, and designate them as officers of the Company.

              3.3    Meetings of Members.

              (a) Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present. Meetings of the Members may be called by the Board of Managers or by Members holding a majority of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board of Managers shall determine. The Board of Managers shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto. Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting, except as otherwise required by applicable law. Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting. The presence in person or by proxy of Members holding a majority of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting. In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members. Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Managers and
(ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

              (b) Each Member shall be entitled to cast at any meeting of Members a number of votes equivalent to such Member's Investment Percentage as of the record date for such meeting. The Board of Managers shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes that each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

              (c) A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Company before or at the time of the meeting. A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Company at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person. Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

              3.4    Custody of Assets of the Company.

              The physical possession of all funds, Securities or other properties of the Company shall at all times, be held, controlled and administered by one or more custodians retained by the Company in accordance with the requirements of the 1940 Act and the rules thereunder.

              3.5    Other Activities of Members and Managers.

              (a) The Managers shall not be required to devote their full time to the affairs of the Company, but shall devote such time as may reasonably be required to perform their obligations under this Agreement.

              (b) Any Member or Manager, and any Affiliate of any Member or Manager, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements. No Member or Manager shall have any rights in or to such activities of any other Member or Manager, or any profits derived therefrom.

              3.6    Duty of Care.

              (a) A Manager shall not be liable to the Company or to any of its Members for any loss or damage occasioned by any act or omission in the performance of his or her services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such Manager constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Manager's office.

              (b) Members not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for an Interest shall be liable to the Company, any Member or third parties only as provided under the Delaware Act.

              3.7    Indemnification.

              (a) To the fullest extent permitted by law, the Company shall, subject to Section 3.7(b) hereof, indemnify each Manager (including for this purpose his or her respective executors, heirs, assigns, successors or other legal representatives), against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Manager of the Company or the past or present performance of services to the Company by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of a Manager for any liability (including liability under Federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

              (b) Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Company in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Company amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under
Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Company shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill such undertaking, or (iii) a majority of the Managers (excluding any Manager who is either seeking advancement of expenses hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

              (c) As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if
(i) approved as in the best interests of the Company by a majority of the Managers (excluding any Manager who is either seeking indemnification hereunder or is or has been a party to any other action, suit, investigation or proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Company and that such indemnitee is not liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Board of Managers secures a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnification would not protect such indemnitee against any liability to the Company or its Members to which such indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

              (d) Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Company or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office. In (i) any suit brought by a Manager (or other person entitled to indemnification hereunder) to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and (ii) in any suit in the name of the Company to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Company shall be entitled to recover such expenses upon a final adjudication that, the Manager or other person claiming a right to indemnification under this
Section 3.7 has not met the applicable standard of conduct set forth in this
Section 3.7. In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this
Section 3.7, the burden of proving that the Manager or other person claiming a right to indemnification is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Company (or any Member acting derivatively or otherwise on behalf of the Company or its Members).

              (e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which such indemnitee may otherwise be entitled except out of the assets of the Company, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

              (f) The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 3.7 shall affect the power of the Company to purchase and maintain liability insurance on behalf of any Manager or other person.

              3.8    Fees, Expenses and Reimbursement.

              (a) So long as the Administrator provides Administrative Services to the Company, it shall be entitled to receive fees for such services as may be agreed to by the Administrator and the Company pursuant to a separate written agreement.


              (b) So long as Lazard Alternatives provides management and administrative services to the Company pursuant to the Management Agreement, it shall be entitled to receive fees for such services as may be agreed to by Lazard Alternatives and the Company pursuant to the Management Agreement.


              (c) The Board of Managers may cause the Company to compensate each Manager for his or her services as such. In addition, the Managers shall be reimbursed by the Company for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.


              (d) The Company shall bear all expenses incurred in its business and operations, other than those specifically required to be borne by Lazard Alternatives pursuant to the Management Agreement and the Investment Advisory Agreement or by the Administrator pursuant to the agreement referred to in Section 3.8(a) hereof. Expenses to be borne by the Company include, but are not limited to, taxes, organizational (including costs and expenses related to registration of the Company), offering and investment-related expenses (E.G., fees and expenses charged by the Portfolio Managers and Portfolio Funds, placement fees, interest on indebtedness, custodial fees, bank service fees, other expenses related to the purchase, sale or transmittal of Company investments, fees for data and software providers, research expenses, professional fees (including, without limitation, expenses of consultants and experts) relating to investments), custodial expenses, administrative expenses, legal expenses, internal and external accounting, audit and tax preparation expenses, corporate licensing, Board of Managers' fees and expenses, including travel, insurance and other expenses associated with the operation of the Company.





              Lazard Alternatives shall be entitled to reimbursement from the Company for any of the above expenses that it pays on behalf of the Company.

              (e) Subject to procuring any required regulatory approvals, from time to time the Company may, alone or in conjunction with other accounts for which Lazard Alternatives, or any of its affiliates, acts as general partner or investment adviser, purchase insurance in such amounts, from such insurers and on such terms as the Board of Managers shall determine.



                                   ARTICLE IV

              TERMINATION OF STATUS OF SPECIAL MEMBER AND MANAGERS,
                            TRANSFERS AND REPURCHASES

              4.1    Termination of Status of the Special Member.


              The status of the Special Member shall terminate if the Investment Advisory Agreement with the Investment Adviser terminates and the Company does not enter into a new

Investment Advisory Agreement with the Investment Adviser, effective as of the date of such termination.

              4.2    Termination of Status of a Manager.

              The status of a Manager shall terminate if the Manager (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Manager (upon not less than 90 days' prior written notice to the other Managers); (iv) shall be removed pursuant to Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his or her duties hereunder; (vi) shall be declared bankrupt by a court with appropriate jurisdiction, file a petition commencing a voluntary case under any bankruptcy law or make an assignment for the benefit of creditors; (vii) shall have a receiver appointed to administer the property or affairs of such Manager; or
(viii) shall otherwise cease to be a Manager of the Company under the Delaware Act.

              4.3    Removal of the Managers.

              Any Manager may be removed either by (a) the vote or written consent of at least two-thirds (2/3) of the Managers not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds (2/3) of the total number of votes eligible to be cast by all Members.

              4.4    Transfer of Interests of Members.


              (a) An Interest of a Member may be transferred only (i) by operation of law pursuant to the death, divorce, bankruptcy, insolvency, dissolution or incompetency of such Member or (ii) with the written consent of the Board of Managers (which may be withheld in its sole discretion); provided, however, that the Board of Managers may not consent to any Transfer other than a Transfer (i) in which the tax basis of the Interest in the hands of the transferee is determined, in whole or in part, by reference to its tax basis in the hands of the transferor (e.g., certain Transfers to affiliates, gifts and contributions to family partnerships), (ii) to members of the Member's immediate family (brothers, sisters, spouse, parents and children), (iii) as a distribution from a qualified retirement plan or an individual retirement account or (iv) a Transfer to which the Board of Managers may consent pursuant to the following sentence. The Board of Managers may consent to other pledges, transfers, or assignments under such other circumstances and conditions as it, in its sole discretion, deems appropriate; PROVIDED, HOWEVER, that prior to any such pledge, transfer, or assignment, the Board of Managers shall consult with counsel to the Company to ensure that such pledge, transfer, or assignment will not cause the Company to be treated as a "publicly traded partnership" taxable as a corporation. In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board of Managers which may be withheld in its sole discretion. Any pledge, transfer, or assignment not made in accordance with this Section 4.4 shall be void.

              (b) The Board of Managers may not consent to a Transfer of an Interest or a portion thereof of a Member unless: (i) the person to whom the Interest is Transferred is a person whom the Company believes is an "accredited investor," as that term is defined in Regulation D under the Securities Act of 1933, as amended, or any successor rule thereto; (ii) the person to whom the Interest is Transferred (or each of the person's beneficial owners if such a person is a "private investment company" as defined in paragraph (d)(3) of Rule 205-3 under the Advisers Act) is a person whom the Board of Managers believes meets the requirements of paragraph (d)(1) of Rule 205-3 under the Advisers Act or any successor rule thereto; and (iii) the entire Interest of the Member is Transferred to a single transferee or, after the Transfer of a portion of an Interest, the balance of the Capital Account of each of the transferee and transferor is not less than $500,000 or such lesser amount as the Board of Managers may determine in its sole discretion. Any transferee that acquires an Interest by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member or otherwise, shall be entitled to the allocations and distributions allocable to the Interest so acquired and to Transfer such Interest in accordance with the terms of this Agreement, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member. If a Member transfers an Interest with the approval of the Board of Managers, the Board of Managers shall promptly take all necessary actions so that the transferee to whom such Interest is transferred is admitted to the Company as a Member. Each Member effecting a Transfer and its transferee agree to pay all expenses, including attorneys' and accountants' fees, incurred by the Company in connection with such Transfer.


              (c) Each Member shall indemnify and hold harmless the Company, the Managers, Lazard Alternatives, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of, or arising from, (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member in connection with any such Transfer.


              4.5    Transfer of Interests of Special Member.

              The Special Member may not Transfer its interest in the Special Member Account (defined below).

              4.6    Repurchase of Interests.


              (a) Except as otherwise provided in this Agreement, no Member or other person holding an Interest or portion thereof shall have the right to withdraw or tender to the Company for repurchase that Interest or portion thereof. The Board of Managers from time to time, in its sole discretion and on such terms and conditions as it may determine, may cause the Company to repurchase Interests or portions thereof pursuant to written tenders. However, the Company shall not offer to repurchase Interests on more than two occasions during any one Fiscal Year unless it has received an opinion of counsel to the effect that such more frequent offers would not cause any adverse tax consequences to the Company or the Members. In determining whether to cause the Company to repurchase Interests or portions thereof pursuant to written tenders, the Board of Managers shall consider the recommendation of Lazard Alternatives, and shall also consider the following factors, among others:

                     (1) whether any Members have requested to tender Interests or portions thereof to the Company;

                     (2)    the liquidity of the Company's assets;

                     (3) the investment plans and working capital requirements of the Company;

                     (4) the relative economies of scale with respect to the size of the Company;

                     (5) the history of the Company in repurchasing Interests or portions thereof;

                     (6)    the economic condition of the securities markets;
                            and

                     (7) the anticipated tax consequences of any proposed repurchases of Interests or portions thereof.

              The Board of Managers shall cause the Company to repurchase Interests or portions thereof pursuant to written tenders only on terms fair to the Company and to all Members (including persons holding Interests acquired from Members), as applicable.

              (b) A Member who tenders for repurchase only a portion of the Member's Interest will be required to maintain a Capital Account balance equal to the greater of: (i) $500,000, net of the amount of the Incentive Allocation, if any, that is to be debited from the Capital Account of the Member on the date of expiration of the tender offer or would be so debited if the date of expiration were a day on which an Incentive Allocation was made (the "Tentative Incentive Allocation"); or (ii) the amount of the Tentative Incentive Allocation, if any. If a Member tenders an amount that would cause the Member's Capital Account balance to fall below the required minimum, the Company reserves the right to reduce the amount to be purchased from the Member so that the required minimum balance is maintained.

              (c) The Board of Managers may cause the Company to repurchase an Interest or portion thereof of a Member or any person acquiring an Interest or portion thereof from or through a Member in the event that the Board of Managers determines or has reason to believe that:

                     (1) such an Interest or portion thereof has been transferred in violation of Section 4.4 hereof, or such an Interest or portion thereof has vested in any person by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or incompetency of a Member;

                     (2) ownership of such an Interest by a Member or other person will cause the Company to be in violation of, or require registration of any Interest or portion thereof under, or subject the Company to additional registration or regulation under, the securities laws of the United States or any other relevant jurisdiction;


                     (3) continued ownership of such an Interest may be harmful or injurious to the business or reputation of the Company, the Managers or Lazard Alternatives, or may subject the Company or any of the Members to an undue risk of adverse tax or other fiscal consequences;

                     (4) such Member's continued participation in the Company may cause the Company to be classified as a "publicly traded partnership" within the meaning of
                            Section 7704 of the Code and the Treasury
                            Regulations thereunder;


                     (5) any of the representations and warranties made by a Member in connection with the acquisition of an Interest or portion thereof was not true when made or has ceased to be true; or

                     (6) it would be in the best interests of the Company, as determined by the Board of Managers in its sole discretion, for the Company to repurchase such an Interest or portion thereof.

              (d) Repurchases of Interests or portions thereof by the Company shall be payable promptly after the date of each such repurchase or, in the case of an offer by the Company to repurchase Interests, promptly after the expiration date of such repurchase offer in accordance with the terms of such repurchase offer. Payment of the purchase price for an Interest (or portion thereof) shall consist of: (i) cash in an aggregate amount equal to at least 90% of the estimated unaudited net asset value of the Interest (or portion thereof) repurchased by the Company determined as of the date of such repurchase (the "Initial Payment"); and (ii) a promissory note that neither bears interest nor is transferable entitling the holder thereof to a contingent payment equal to the excess, if any, of (x) the net asset value of the Interest (or portion thereof) repurchased by the Company as of the date of such repurchase, determined based on the audited financial statements of the Company for the Fiscal Year in which such repurchase was effective, over (y) the Initial Payment (the "Contingent Payment"). The Contingent Payment would be payable promptly after the completion of the audit of the financial statements of the Company. Notwithstanding anything in the foregoing to the contrary, the Board of Managers, in its discretion, may pay all or any portion of the repurchase price in marketable Securities (or any combination of marketable Securities and cash) having a value, determined as of the date of repurchase, equal to the amount to be repurchased. All repurchases of Interests shall be subject to any and all conditions as the Board of Managers may impose in its sole discretion. The amount due to any Member whose Interest or portion thereof is repurchased shall be equal to the audited value of such Member's Capital Account or portion thereof, as applicable, as of the effective date of repurchase, after giving effect to all allocations to be made to such Member's Capital Account as of such date.

                                    ARTICLE V

                                     CAPITAL

              5.1    Contributions to Capital.

              (a) The minimum initial contribution of each Member to the capital of the Company shall be such amount as the Board of Managers, in its discretion, may determine from time to time, but in no event shall be less than $500,000; subject to the discretion of the Board of Managers to accept initial and additional investments in lesser amounts. The amount of the initial contribution of each Member shall be recorded on the books and records of the Company upon acceptance as a contribution to the capital of the Company. The Managers shall not be entitled to make voluntary contributions of capital to the Company as Managers of the Company, but may make voluntary contributions to the capital of the Company as Members. The Special Member may make voluntary contributions to the capital of the Company as a Member.

              (b) The Members and the Special Member, as a Member, may make additional contributions to the capital of the Company of at least $100,000, effective as of such times as the Board of Managers, in its discretion, may permit, subject to Section 2.7 hereof, but no Member shall be obligated to make any additional contribution to the capital of the Company except to the extent provided in Section 5.7 hereof.

              (c) Except as otherwise permitted by the Board of Managers, (i) initial and any additional contributions to the capital of the Company by any Member shall be payable in cash or in such Securities that the Board of Managers, in its sole discretion, may agree to accept on behalf of the Company, and (ii) initial and any additional contributions in cash shall be payable in readily available funds at the date of the proposed acceptance of the contribution. The Company shall charge each Member making a contribution in Securities to the capital of the Company such amount as may be determined by the Board of Managers not exceeding 2% of the value of such contribution in order to reimburse the Company for any costs incurred by the Company by reason of accepting such Securities, and any such charge shall be due and payable by the contributing Member in full at the time the contribution to the capital of the Company to which such charges relate is due. The value of contributed Securities shall be determined in accordance with Section 7.3 hereof as of the date of contribution.

              (d) The minimum initial and additional contributions set forth in (a) and (b) of this Section 5.1 may be reduced by the Board of Managers, in its sole discretion, and the Board of Managers may agree to accept lesser amounts for initial and additional contributions with respect to individual investors, in its sole discretion.

              5.2    Rights of Members to Capital.

              No Member shall be entitled to interest on any contribution to the capital of the Company, nor shall any Member be entitled to the return of any capital of the Company except (i) upon the repurchase by the Company of a part or all of such Member's Interest pursuant to Section 4.6 hereof, (ii) pursuant to the provisions of Section 5.7(c) hereof or (iii) upon the liquidation of the Company's assets pursuant to Section 6.2 hereof. No Member shall be liable for the return of any such amounts. No Member shall have the right to require partition of the Company's property or to compel any sale or appraisal of the Company's assets.

              5.3    Capital Accounts.

              (a) The Company shall maintain a separate Capital Account for each Member.

              (b) Each Member's Capital Account shall have an initial balance equal to the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under
Section 752 of the Code) constituting such Member's initial contribution to the capital of the Company.

              (c) Each Member's Capital Account shall be increased by the sum of (i) the amount of cash and the value of any Securities (determined in accordance with Section 7.3 hereof) (net of any liabilities secured by such Securities that the Company is considered to assume or take subject to under
Section 752 of the Code) constituting additional contributions by such Member to the capital of the Company permitted pursuant to Section 5.1 hereof, plus (ii) all amounts credited to such Member's Capital Account pursuant to Sections 5.4 through 5.7 or 5.9 hereof.


              (d) Each Member's Capital Account shall be reduced by the sum of (i) the amount of any repurchase of the Interest, or portion thereof, of such Member or distributions to such Member pursuant to Section 4.6, 5.11 or 6.2 hereof which are not reinvested (net of any liabilities secured by any asset distributed that such Member is deemed to assume or take subject to under
Section 752 of the Code), plus (ii) any amounts debited against such Capital Account pursuant to Sections 5.4 through 5.9 hereof.


              (e) The Company shall maintain a Special Member Account for the Special Member for purposes of receiving the Incentive Allocation pursuant to
Section 5.8 hereof. The Special Member Account shall have an initial balance of zero.

              5.4    Allocation of Net Profits and Net Losses.

              As of the last day of each Allocation Period, any Net Profits or Net Losses for the Allocation Period shall be allocated among and credited to or debited against the Capital Accounts of the Members in accordance with their respective Investment Percentages for such Allocation Period.

              5.5    Allocation of Insurance Premiums and Proceeds.

              (a) Any premiums payable by the Company for Insurance purchased pursuant to Section 3.8(d) hereof shall be apportioned evenly over each Allocation Period or portion thereof falling within the period to which such premiums relate under the terms of such Insurance, and the portion of the premiums so apportioned to any Allocation Period shall be allocated among and debited against the Capital Accounts of each Member who is a member of the Company during such Allocation Period in accordance with such Member's Investment Percentage for such Allocation Period.

              (b) Proceeds, if any, to which the Company may become entitled pursuant to such Insurance shall be allocated among and credited to the Capital Accounts of each Member who is a member of the Company during the Allocation Period in which the event that gives rise to recovery of proceeds occurs in accordance with such Member's Investment Percentage for such Allocation Period.

                  5.6 Allocation of Certain Expenditures.

              Except as otherwise provided for in this Agreement and unless prohibited by the 1940 Act, any expenditures payable by the Company, to the extent determined by the Board of Managers to have been paid or withheld on behalf of, or by reason of particular circumstances applicable to, one or more but fewer than all of the Members, shall be charged to only those Members on whose behalf such payments are made or whose particular circumstances gave rise to such payments. Such charges shall be debited from the Capital Accounts of such Members as of the close of the Allocation Period during which any such items were paid or accrued by the Company.

              5.7    Reserves.


              (a) Appropriate reserves may be created, accrued and charged against Net Assets and proportionately against the Capital Accounts of the Members for contingent liabilities, if any, as of the date any such contingent liability becomes known to Lazard Alternatives or the Board of Managers, such reserves to be in the amounts that the Board of Managers, in its sole discretion, deems necessary or appropriate. The Board of Managers may increase or reduce any such reserves from time to time by such amounts as the Board of Managers, in its sole discretion, deems necessary or appropriate. The amount of any such reserve, or any increase or decrease therein, shall be proportionately charged or credited, as appropriate, to the Capital Accounts of those parties who are Members at the time when such reserve is created, increased or decreased, as the case may be; PROVIDED, HOWEVER, that if any such individual reserve item, adjusted by any increase therein, exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all such Members, the amount of such reserve, increase, or decrease shall instead be charged or credited to those parties who were Members at the time, as determined by the Board of Managers, in its sole discretion, of the act or omission giving rise to the contingent liability for which the reserve was established, increased or decreased in proportion to their Capital Accounts at that time.


              (b) If at any time an amount is paid or received by the Company (other than contributions to the capital of the Company, distributions or repurchases of Interests or portions thereof) and such amount exceeds the lesser of $500,000 or 1% of the aggregate value of the Capital Accounts of all Members at the time of payment or receipt and such amount was not accrued or reserved for but would nevertheless, in accordance with the Company's accounting practices, be treated as applicable to one or more prior Allocation Periods, then such amount shall be proportionately charged or credited, as appropriate, to those parties who were Members during such prior Allocation Period or Periods.

              (c)    If any amount is required by paragraph (a) or (b) of this
Section 5.7 to be charged or credited to a party who is no longer a Member, such amount shall be paid by or to such party, as the case may be, in cash, with interest from the date on which the Board of Managers determines that such charge or credit is required. In the case of a charge, the former Member shall be obligated to pay the amount of the charge, plus interest as provided above, to the Company on demand; PROVIDED, HOWEVER, that (i) in no event shall a former Member be obligated to make a payment exceeding the amount of such Member's Capital Account at the time to which the charge relates; and (ii) no such demand shall be made after the expiration of three years since the date on which such party ceased to be a Member. To the extent that a former Member fails to pay to the Company, in full, any amount required to be charged to such former Member pursuant to paragraph
(a) or (b), whether due to the expiration of the applicable limitation period or for any other reason whatsoever, the deficiency shall be charged proportionately to the Capital Accounts of the Members at the time of the act or omission giving rise to the charge to the extent feasible, and otherwise proportionately to the Capital Accounts of the current Members.

              5.8    Incentive Allocation.


              (a) So long as the Special Member serves as the Special Member of the Company, the Incentive Allocation shall be debited against the Capital Account of each Member as of the last day of the Fiscal Year or as of the day that the Management Agreement terminates with respect to such Member and the amount so debited shall simultaneously be credited to the Special Member Account.

              (b) In the event that the Company is terminated other than at the Company's Fiscal Year-end or if the Investment Adviser is terminated other than at the Company's Fiscal Year-end or if the effective date of a Member's redemption is other than at the Company's Fiscal Year-end, then for purposes of determining the Incentive Allocation for the Current Year, Net Profits or Net Losses, as the case may be, shall be determined for the period from the first day of such Current Year through the termination date or such Member's redemption date.


              (c) At any time following the date on which an Incentive Allocation is made, the Special Member may withdraw up to 100% of the Incentive Allocation (computed on the basis of unaudited data) that was credited to the Special Member Account. Within 30 days after the completion of the audit of the books of the Company for the year in which allocations to the Special Member Account are made, the Company shall pay to the Special Member any additional amount of Incentive Allocation determined to be owed to the Special Member based on the audit, and the Special Member shall pay to the Company any excess amount of Incentive Allocation determined to be owed to the Company.

              5.9    Allocation of Organizational Expenses.

              (a) As of the first Expense Allocation Date, Organizational Expenses shall be allocated among and debited against the Capital Accounts of the Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

              (b) As of each Expense Allocation Date following the first Expense Allocation Date, all amounts previously debited against the Capital Account of a Member pursuant to this Section 5.9 on the preceding Expense Allocation Date will be credited to the

Capital Account of such Member, and Organizational Expenses shall then be re-allocated among and debited against the Capital Accounts of all Members in accordance with their respective Capital Percentages on such Expense Allocation Date.

              5.10   Tax Allocations.

              For each Fiscal Year, items of income, deduction, gain, loss or credit shall be allocated for income tax purposes among the Members in such manner as to reflect equitably amounts credited or debited to each Member's Capital Account for the current and prior fiscal years (or relevant portions thereof). Allocations under this Section 5.10 shall be made pursuant to the principles of Sections 704(b) and 704(c) of the Code, and in conformity with Regulations Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(4)(i) and 1.704-3(e)
promulgated thereunder, as applicable, or the successor provisions to such Section and Regulations. Notwithstanding anything to the contrary in this Agreement, there shall be allocated to the Members such gains or income as shall be necessary to satisfy the "qualified income offset" requirements of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).


              If the Company realizes capital gains (including short-term capital gains) for Federal income tax purposes ("gains") for any fiscal year during or as of the end of which the Interests of one or more Positive Basis Members (as hereinafter defined) are repurchased by the Company pursuant to
Section 4.6, the Board of Managers may elect to allocate such gains as follows:
(i) to allocate such gains among such Positive Basis Members, pro rata in proportion to the respective Positive Basis (as hereinafter defined) of each such Positive Basis Member, until either the full amount of such gains shall have been so allocated or the Positive Basis of each such Positive Basis Member shall have been eliminated and (ii) to allocate any gains not so allocated to Positive Basis Members to the other Members in such manner as shall equitably reflect the amounts allocated to such Members' Capital Accounts pursuant to
Section 5.4.


              As used herein, (i) the term "Positive Basis" shall mean, with respect to any Member and as of any time of calculation, the amount by which its Interest as of such time exceeds its "adjusted tax basis," for Federal income tax purposes, in its Interest as of such time (determined without regard to any adjustments made to such "adjusted tax basis" by reason of any transfer or assignment of such Interest, including by reason of death, and without regard to such Member's share of the liabilities of the Company under Section 752 of the
Code), and (ii) the term "Positive Basis Member" shall mean any Member whose Interest is repurchased by the Company and who has Positive Basis as of the effective date of the repurchase, but such Member shall cease to be a Positive Basis Member at such time as it shall have received allocations pursuant to clause (i) of the preceding paragraph equal to its Positive Basis as of the effective date of such repurchase.

              Notwithstanding anything to the contrary in the foregoing, if the Company realizes taxable income and gains in any fiscal year with respect to which the Special Member is entitled to an Incentive Allocation under Section
5.8 hereof, the Board of Managers (at the request of the Special Member) may specially allocate such gains to the Special Member in an amount by which the Incentive Allocation exceeds the Special Member's "adjusted tax basis" (determined without regard to any allocation to be made pursuant to this paragraph) in its interest in the Company as of the time it withdraws such Incentive Allocation. The Special Member's

"adjusted tax basis", for these purposes, shall be increased by any amount of the Incentive Allocation withdrawal that it elects to contribute as a Member to the Company as of the date of the withdrawal of the Incentive Allocation.

              5.11   Distributions.

              The Board of Managers, in its sole discretion, may authorize the Company to make distributions in cash or in kind at any time to all of the Members on a pro rata basis in accordance with the Members' Investment Percentages.

              5.12   Withholding.


              (a) The Board of Managers may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) such amounts as the Company is required to withhold, pursuant to the Code or any other applicable law, on account of a Member's distributive share of the Company's items of gross income, income or gain taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

              (b) For purposes of this Agreement, any taxes so withheld by the Company with respect to a Member's distributive share of any part of the Company's gross income, income or gain shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement and reducing the Capital Account of such Member. If the amount of such taxes is greater than any such distributable amounts, then such Member and any successor to such Member's Interest shall pay to the Company as a contribution to the capital of the Company, upon demand of the Board of Managers, the amount of such excess.

              (c) The Board of Managers shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption. To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board of Managers with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents. Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Company and each of the Members from any and all damages, costs and expenses resulting from such Member's furnishing to the Board of Managers inaccurate or incomplete information or forms.

                                   ARTICLE VI

                           DISSOLUTION AND LIQUIDATION

              6.1    Dissolution.

              The Company shall be dissolved:

                     (1) upon the affirmative vote to dissolve the Company by: (i) the Board of Managers or (ii) Members holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Members;


                     (2) upon the failure of the Members to elect a successor Manager at a meeting called by Lazard Alternatives in accordance with Section 2.6(c) hereof when no Manager remains to continue the business of the Company;


                     (3) upon the expiration of any two year period that commences on the date on which any Member has submitted a written notice to the Company requesting to tender its entire Interest for repurchase by the Company, if such Interest has not been repurchased by the Company; or

                     (4)    as required by operation of law.

              Dissolution of the Company shall be effective on the later of the day on which the event giving rise to the dissolution shall occur or the conclusion of any applicable 60 day period during which the Board of Managers and Members may elect to continue the business of the Company as provided above, but the Company shall not terminate until the assets of the Company have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

              6.2    Liquidation of Assets.

              (a)    Upon the dissolution of the Company as provided in Section
6.1 hereof, the Board of Managers shall promptly appoint the Administrator as the liquidator and the Administrator shall liquidate the business and administrative affairs of the Company, except that if the Board of Managers does not appoint the Administrator as the liquidator or the Administrator is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall promptly liquidate the business and administrative affairs of the Company. Net Profits and Net Losses during the period of liquidation shall be allocated pursuant to
Section 5.4 hereof. The proceeds from liquidation (after establishment of appropriate reserves for contingencies in such amount as the Board of Managers or liquidator shall deem appropriate in its sole discretion as applicable) shall be distributed in the following manner:

                     (1) the debts of the Company, other than debts, liabilities or obligations to Members, and the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), up to and including the date that distribution of the Company's assets to the Members has been completed, shall first be paid on a PRO RATA basis;

                     (2) such debts, liabilities or obligations as are owing to the Members shall next be paid in their order of seniority and on a pro RATA BASIS;

                     (3) the Special Member shall next be paid any balance in the Special Member Account after giving effect to the Incentive Allocation, if any, to be made pursuant to Section 5.8 hereof; and

                     (4) the Members shall next be paid on a pro rata basis the positive balances of their respective Capital Accounts after giving effect to all allocations to be made to such Members' Capital Accounts for the Allocation Period ending on the date of the distributions under this Section 6.2.

              (b) Anything in this Section 6.2 to the contrary notwithstanding, upon dissolution of the Company, the Board of Managers or other liquidator may distribute ratably in kind any assets of the Company; PROVIDED, HOWEVER, that if any in-kind distribution is to be made (i) the assets distributed in kind shall be valued pursuant to Section 7.3 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above, and (ii) any profit or loss attributable to property distributed in-kind shall be included in the Net Profits or Net Losses for the Allocation Period ending on the date of such distribution.

                                   ARTICLE VII

                  ACCOUNTING, VALUATIONS AND BOOKS AND RECORDS

              7.1    Accounting and Reports.

              (a) The Company shall adopt for tax accounting purposes any accounting method that the Board of Managers shall decide in its sole discretion is in the best interests of the Company. The Company's accounts shall be maintained in U.S. currency.

              (b) After the end of each taxable year, the Company shall furnish to each Member such information regarding the operation of the Company and such Member's Interest as is necessary for Members to complete Federal, state and local income tax or information returns and any other tax information required by Federal, state or local law.

              (c) Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Company shall furnish to each Member a semi-annual report and an annual report containing the information required by such

Act. The Company shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles. The Company may furnish to each Member such other periodic reports as it deems necessary or appropriate in its discretion.

              7.2    Determinations by the Board of Managers.

              (a) All matters concerning the determination and allocation among the Members of the amounts to be determined and allocated pursuant to
Article V hereof, including any taxes thereon and accounting procedures applicable thereto, shall be determined by the Board of Managers unless specifically and expressly otherwise provided for by the provisions of this Agreement or required by law, and such determinations and allocations shall be final and binding on all the Members.

              (b) The Board of Managers may make such adjustments to the computation of Net Profits or Net Losses, and the allocation thereof to a Member's Capital Account, or any components comprising any of the foregoing as it considers appropriate to reflect fairly and accurately the financial results of the Company and the intended allocation thereof among the Members.

              7.3    Valuation of Assets.

              (a) Except as may be required by the 1940 Act, the Board of Managers shall value or have valued any Securities or other assets and liabilities of the Company as of the close of business on the last day of each Allocation Period in accordance with such valuation procedures as shall be established from time to time by the Board of Managers and which conform to the requirements of the 1940 Act. In determining the value of the assets of the Company, no value shall be placed on the goodwill or name of the Company, or the office records, files, statistical data or any similar intangible assets of the Company not normally reflected in the Company's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.


              (b) The Company will value interests in Portfolio Funds at fair value, which ordinarily will be the value determined by their Portfolio Managers in accordance with the policies established by the relevant Portfolio Fund.


              (c) The value of Securities and other assets of the Company and the net worth of the Company as a whole determined pursuant to this Section 7.3 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

              8.1    Amendment of Limited Liability Company Agreement.

              (a) Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with: (i) the approval of the Board of Managers (including the vote of a majority of the Independent Managers, if required by the 1940 Act) and (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

              (b)    Any amendment that would:

                     (1) increase the obligation of a Member to make any contribution to the capital of the Company;

                     (2) reduce the Capital Account of a Member or Special Member Account other than in accordance with Article V; or

                     (3) modify the events causing the dissolution of the Company;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board of Managers) to tender its entire Interest for repurchase by the Company.

              (c) The power of the Board of Managers to amend this Agreement at any time without the consent of the other Members as set forth in paragraph
(a) of this Section 8.1 shall specifically include the power to:

                     (1) restate this Agreement together with any amendments hereto that have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

                     (2) amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof that may be inconsistent with any other provision hereof; and


                     (3) amend this Agreement to make such changes as may be necessary or advisable to ensure that the Company will not be treated as an association or a publicly traded partnership taxable as a corporation as defined in Section 7704(b) of the Code (or any successor thereof) for Federal income tax purposes.

              (d) The Board of Managers shall cause written notice to be given of any amendment to this Agreement (other than any amendment of the type contemplated by clause (1) of Section 8.1(c) hereof) to each Member, which notice shall set forth (i) the text of the amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

              8.2    Special Power of Attorney.

              (a) Each Member hereby irrevocably makes, constitutes and appoints each Manager, acting severally, and any liquidator of the Company's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

                     (1) any amendment to this Agreement that complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

                     (2) any amendment to the Certificate required because this Agreement is amended, including, without limitation, an amendment to effectuate any change in the membership of the Company; and

                     (3) all such other instruments, documents and certificates that, in the opinion of legal counsel to the Company, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Company shall determine to do business, or any political subdivision or agency thereof, or that such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Company as a limited liability company under the Delaware Act.

              (b) Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Company without such Member's consent. If an amendment to the Certificate or this Agreement or any action by or with respect to the Company is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection that such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner that may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted. Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Company.

              (c) This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of each of the Managers and as such:

                     (1) shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Company or Board of Managers shall have had notice thereof; and

                     (2) shall survive the delivery of a Transfer by a Member of the whole or any portion of such Member's Interest, except that where the transferee thereof has been approved by the Board of Managers for admission to the Company as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board of Managers to execute, acknowledge and file any instrument necessary to effect such substitution.

              8.3    Notices.


              Notices that may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, or if to the Board of Managers or Lazard Alternatives, by hand delivery, registered or certified mail return receipt requested, commercial courier service, telex or telecopier, and shall be addressed to the respective parties hereto at their addresses as set forth in the books and records of the Company. Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, commercial courier service, telex or telecopier. A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.


              8.4    Agreement Binding Upon Successors and Assigns.

              This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof that is not made pursuant to the terms of this Agreement shall be void.

              8.5    Applicability of 1940 Act and Form N-2.

              The parties hereto acknowledge that this Agreement is not intended to, and does not, set forth the substantive provisions contained in the 1940 Act and the Form N-2 that affect numerous aspects of the conduct of the Company's business and of the rights, privileges and obligations of the Members. Each provision of this Agreement shall be subject to, and interpreted in a manner consistent with the applicable provisions of, the 1940 Act and the Form N-2.

              8.6    Choice of Law.

              Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act without regard to the conflict of law principles of such State.

              8.7    Not for Benefit of Creditors.


              The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, Managers, the Special Member and the Company. This Agreement is not intended for the benefit of non-member creditors and no rights are granted to non-Member creditors under this Agreement.


              8.8    Consents.

              Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

              8.9    Merger and Consolidation.

              (a) The Company may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities pursuant to an agreement of merger or consolidation that has been approved in the manner contemplated by Section 18-209(b) of the Delaware Act.

              (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may, to the extent permitted by Section 18-209(f) of the Delaware Act, (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Company if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

              8.10   Pronouns.

              All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

              8.11   Confidentiality.

              (a) A Member may obtain from the Company such information regarding the affairs of the Company as is just and reasonable under the Delaware Act, subject to reasonable standards (including standards governing what information and documents are to be furnished, at what time and location and at whose expense) established by the Board of Managers.

              (b) Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name and/or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board of Managers, which consent may be withheld in its sole discretion.

              (c)    Each Member recognizes that in the event that this Section
8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Company. Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Company may be entitled, such Members shall also have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith. In the event that any non-breaching Member or the Company determines that any of the other Members or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents should be enjoined from or required to take any action to prevent the disclosure of Confidential Information, each of the other non-breaching Members agrees to pursue in a court of appropriate jurisdiction such injunctive relief.

              8.12   Severability.

              If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law. If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

              8.13   Filing of Returns.

              The Board of Managers or its designated agent shall prepare and file, or cause the accountants of the Company to prepare and file, a Federal information tax return in compliance with Section 6031 of the Code and any required state and local income tax and information returns for each tax year of the Company.

              8.14   Tax Matters Partner.

              (a) A Manager who is a Member shall be designated on the Company's annual Federal income tax return, and have full powers and responsibilities, as the Tax Matters Partner of the Company for purposes of
Section 6231(a)(7) of the Code. In the event that no Manager is a Member, a Member shall be so designated. Should any Member be designated as the Tax Matters Partner for the Company pursuant to Section 6231(a)(7) of the Code, it shall, and each Member hereby does, to the fullest extent permitted by law, delegate to a Manager selected by the Board of Managers all of its rights, powers and authority to act as such Tax Matters Partner and hereby constitutes and appoints such Manager as its true and lawful attorney-in-fact, with power to act in its name and on its behalf, including the power to act through such agents or attorneys as it shall elect or appoint, to receive notices, to make, execute and deliver, swear to, acknowledge and file any and all reports, responses and notices, and to do any and all things required or advisable, in the Manager's judgment, to be done by such a Tax Matters Partner. Any Member designated as the Tax Matters Partner for the Company under Section 6231(a)(7) of the Code shall be indemnified and held harmless by the Company from any and all liabilities and obligations that arise from or by reason of such designation.


              (b) Each person (for purposes of this Section 8.14, called a "Pass-Thru Partner") that holds or controls an interest as a Member on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Partner is beneficially owned (directly or indirectly) by another person or persons, shall, within 30 days following receipt from the Tax Matters Partner of any notice, demand, request for information or similar document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interests through such Pass-Thru Partner. In the event the Company shall be the subject of an income tax audit by any Federal, state or local authority, to the extent the Company is treated as an entity for purposes of such audit, including administrative settlement and judicial review, the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. All expenses incurred in connection with any such audit, investigation, settlement or review shall be borne by the Company.


              8.15   Section 754 Election.

              In the event of a distribution of Company property to a Member or an assignment or other transfer (including by reason of death) of all or part of the interest of a Member in the Company, at the request of a Member, the Board of Managers, in its discretion, may cause the Company to elect, pursuant to
Section 754 of the Code, or the corresponding provision of subsequent law, to adjust the basis of the Company property as provided by Sections 734 and 743 of the Code.


              EACH OF THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE CONFIDENTIALITY CLAUSE SET FORTH IN
SECTION 8.11.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

MANAGERS:


-----------------------------------          -----------------------------------
Lawrence Kudlow                              Leon M. Pollack


-----------------------------------
Michael S. Rome

ORGANIZATIONAL MEMBER:


By:  Lazard Alternative Strategies Holdings, L.L.C.


By:  Lazard Freres & Co., LLC
Managing Member

By:
   --------------------------------------------------
Name:   Michael S. Rome
Title:  Managing Director




MEMBERS:

Each person who shall sign a Member Signature Page and who shall be accepted by the Board of Managers to the Company as a Member.

SPECIAL MEMBER:


LAZARD ALTERNATIVE STRATEGIES HOLDINGS, L.L.C.


By:  Lazard Freres & Co., LLC
Managing Member

By:
   --------------------------------------------------
     Name:   Michael S. Rome
     Title:  Managing Director

                           PART C - OTHER INFORMATION

     ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

          (1)  Financial Statements:

               As Registrant has no assets, financial statements are omitted.

          (2)  Exhibits:

               (a)  (1)  Certificate of Formation of Limited Liability Company.
                         Incorporated by reference to Exhibit 2(a)(1) to Lazard Diversified Strategies Fund, L.L.C.'s (the "Registrant") Form N-2 Registration Statement
                         (File No. 811-10415) (the "Registration Statement") filed with the Securities and Exchange Commission
                         (the "Commission") on June 15, 2001 (Accession Number 0000930413-01-500684).


                    (2) Limited Liability Company Agreement. See Appendix A of Registrant's Confidential Memorandum which is included in this Registration Statement.

                    (3) Certificate of Amendment of the Certificate of Formation of Limited Liability Company.*


               (b)  Not Applicable.
               (c)  Not Applicable.
               (d)  SEE Item 24(2)(a)(2).
               (e)  Not Applicable.
               (f)  Not Applicable.
               (g)  Investment Advisory Agreement.*
               (h)  Placement Agency Agreement.*
               (i)  Not Applicable.
               (j)  Custody Agreement.*
               (k)  (1) Management Agreement.
                    (2) Administration, Accounting and Investor Services
                        Agreement.*
               (l)  Not Applicable.
               (m)  Not Applicable.
               (n)  Not Applicable.
               (o)  Not Applicable.
               (p)  Not Applicable.
               (q)  Not Applicable.

               (r) Code of Ethics. Incorporated by reference to Exhibit 2(r) to the Registrant's Registration Statement filed with the Commission on June 15, 2001 (Accession Number 0000930413-01-500684).


               *    Filed herewith.


     ITEM 25.  MARKETING ARRANGEMENTS

          Not Applicable.

     ITEM 26.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

               All figures are estimates:

               Blue Sky Fees and Expenses (including fees
                 of counsel)........................................   $  10,000
               Transfer Agent fees..................................         N/A
               Accounting fees and expenses.........................      10,000
               Legal fees and expenses..............................     125,000
               Printing and engraving...............................      25,000
               Offering Expenses....................................      75,000
               Miscellaneous........................................       5,000
                                                                       ---------
                                                                       $ 250,000

     ITEM 27.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

     After completion of the private offering of interests, Registrant expects that no person will be directly or indirectly controlled by, or under common control with, the Registrant.


     ITEM 28.  NUMBER OF HOLDERS OF SECURITIES


     Title of Class                         Number of Record Holders

     Limited Liability Company Interests    1 (Registrant  anticipates that as a
                                            result   of  the   initial   private
                                            offering of interests  there will be
                                            more than 100 record holders of such
                                            interests.)

     ITEM 29.  INDEMNIFICATION



     Reference is made to Section 3.7 of Registrant's Limited Liability Company Agreement (the "Company Agreement"), which is filed herein as Exhibit (a)(2) to the Registration Statement. Registrant hereby undertakes that it will apply the indemnification provision of the Company Agreement in a manner consistent with Release 40-11330 of the Securities and Exchange Commission under the Investment Company Act of 1940, so long as the interpretation therein of Sections 17(h) and 17(i) of such Act remains in effect.


     Registrant,  in  conjunction  with  Lazard  Freres & Co.  and  Registrant's
Managers, maintains insurance on behalf of any person who is or was an Independent Manager, officer, employee, or agent of Registrant, against certain liability asserted against him or her and incurred by him or her or arising out of his or her position. However, in no event will Registrant pay that portion of the premium, if any, for insurance to indemnify any such person or any act for which Registrant itself is not permitted to indemnify.

     ITEM 30.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER


     A description of any other business, profession, vocation, or employment of a substantial nature in which the Investment Adviser, and each managing director, director and executive officer of the Investment Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, managing member, partner or trustee, is set forth in Registrant's Confidential Memorandum in the section entitled "LAZARD ALTERNATIVES AND LF&CO." Information as to the managers and officers of the Investment Manager is included in its Form ADV as filed with the Commission on May 27, 2001, and is incorporated herein by reference.


     ITEM 31.  LOCATION OF ACCOUNTS AND RECORDS

     The Administrator maintains certain required accounting related and financial books and records of Registrant at PFPC Inc., 400 Bellevue Parkway, Wilmington, Delaware 19809. The other required books and records are maintained by the Investment Adviser at 30 Rockefeller Plaza, New York, New York 10112-6300.

     ITEM 32.  MANAGEMENT SERVICES

     Not applicable.

     ITEM 33.  UNDERTAKINGS

     Not Applicable.

                                    FORM N-2


                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.


                                   SIGNATURES



     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York, on the 3rd day of August, 2001.


                            LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.


                            By: Lazard Alternative Strategies Holdings, LLC Organizational Member



                            By:      Lazard Freres & Co., LLC
                                     Managing Member

                                     /s/ Michael S. Rome
                                     -------------------------------------------
                                     Michael S. Rome
                                     Managing Director

                                    FORM N-2


                   LAZARD ALTERNATIVE STRATEGIES FUND, L.L.C.


                                  EXHIBIT INDEX





EX-99.2A(3)         Certificate of Amendment of the  Certificate of Formation of
                    Limited Liability Company.

EX-99.2G            Investment Advisory Agreement.

EX-99.2H            Placement Agency Agreement.

EX-99.2J            Custody Agreement.

EX-99.2K(1)         Management Agreement

EX-99.2K(2)         Administration, Accounting and Investor Services Agreement.